FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-286968-01

Dated July 7, 2025	BBCMS 2025-C35
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2025-5C35
$795,340,067 (Approximate Mortgage Pool Balance)

$691,826,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2025-C35

Barclays Capital Real Estate Inc.

UBS AG

German American Capital Corporation

JPMorgan Chase Bank, National Association

Starwood Mortgage Capital LLC

Societe Generale Financial Corporation

Goldman Sachs Mortgage Company

Bank of America, National Association

LMF Commercial, LLC

Mortgage Loan Sellers

Barclays	BofA Securities	Deutsche Bank Securities
Goldman Sachs & Co. LLC	J.P. Morgan	Société Générale
UBS Securities LLC
Co-Lead Managers and Joint Bookrunners

Academy Securities Co-Manager		Bancroft Capital, LLC Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated July 7, 2025	BBCMS 2025-C35

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, Deutsche Bank Securities Inc., UBS Securities LLC, Goldman Sachs & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Academy Securities, Inc. or Bancroft Capital, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-286968) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2025-C35 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Structural and Collateral Term Sheet	BBCMS 2025-C35
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s/ Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$9,224,000	30.000%	2.77	8/25 – 7/30	37.3%	17.7%
A-4	Aaa(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	37.3%	17.7%
A-5	Aaa(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	37.3%	17.7%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$11,907,000	30.000%	7.35	7/30 – 2/35	37.3%	17.7%
X-A(7)	Aaa(sf) / AAAsf / AAA(sf)	$538,087,000	N/A	N/A	N/A	N/A	N/A
A-S	Aa1(sf) / AAAsf / AAA(sf)	$82,635,000	19.250%	9.98	7/35 – 7/35	43.0%	15.4%
B	NR / AA-sf / AA(sf)	$41,317,000	13.875%	9.98	7/35 – 7/35	45.9%	14.4%
C	NR / A-sf / A-(sf)	$29,787,000	10.000%	9.98	7/35 – 7/35	48.0%	13.8%

Privately Offered Certificates(8)

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-B(9)	NR / A-sf / AAA(sf)	$153,739,000	N/A	N/A	N/A	N/A	N/A
X-D(10)	NR / BBB-sf / BBB(sf)	$24,022,000	N/A	N/A	N/A	N/A	N/A
X-E(11)(12)	NR / BB-sf / BB(sf)	$17,295,000	N/A	N/A	N/A	N/A	N/A
D	NR / BBB-sf / BBB(sf)	$24,022,000	6.875%	9.98	7/35 – 7/35	49.6%	13.3%
E(12)	NR / BB-sf / BB(sf)	$17,295,000	4.625%	9.98	7/35 – 7/35	50.8%	13.0%
J-RR(12)	NR / B-sf / B(sf)	$11,531,000	3.125%	9.98	7/35 – 7/35	51.6%	12.8%
K-RR	NR / NR / NR	$24,022,173	0.000%	9.98	7/35 – 7/35	53.3%	12.4%

Non-Offered Vertical Risk Retention Interest(8)

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial VRR Interest Balance(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)(13)	Expected Principal Window(3)(13)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class VRR(14)	NR / NR / NR	$26,643,893	N/A	9.71	8/25 – 7/35	N/A	N/A

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B, Class X-D or Class X-E Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates, are represented in the aggregate. The approximate initial credit support percentages shown in the table above take into account the Class VRR certificates. The Class VRR certificates provide credit support only to the limited extent that they are allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between the Class VRR certificates, on the one hand, and the non-VRR certificates (other than the Class X-A, Class X-B, Class X-D and Class X-E certificates), on the other hand, pro rata, in accordance with their respective percentage allocation entitlement.
(3)	Assumes 0% CPR / 0% CDR and a July 24, 2025 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated July 7, 2025 (the “Preliminary Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The exact initial certificate balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 Certificates are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BBCMS 2025-C35
Indicative Capital Structure

expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $516,956,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 - $200,000,000	N/A – 9.62	N/A / 2/35 – 4/35
Class A-5	$316,956,000– $516,956,000	9.86 – 9.77	4/35 – 7/35 / 2/35-7/35
(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate of the Certificate Balances of the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates outstanding from time to time.
(8)	The Classes of Certificates set forth under “Privately Offered Certificates” and “Non-Offered Vertical Risk Retention Interest” are not being offered by the Preliminary Prospectus or this Term Sheet. The Class R Certificates are not shown above.
(9)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Certificates outstanding from time to time.
(10)	The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time.
(11)	The Notional Amount of the Class X-E Certificates will be equal to the Certificate Balance of the Class E Certificates outstanding from time to time.
(12)	The initial Certificate Balances of the Class E and Class J-RR Certificates and the notional amount of the Class X-E Certificates are subject to change based on final pricing of all Certificates and the final determination of the Class J-RR and Class K-RR Certificates (collectively, the “HRR Certificates”) that will be retained by the Third Party Purchaser in order for the Retaining Sponsor to satisfy its risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
(13)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the Class VRR Certificates are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(14)	The Class VRR certificates will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and are expected to be acquired and retained by Barclays Capital Real Estate Inc. (or its “majority-owned affiliate”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BBCMS 2025-C35
Summary of Transaction Terms
Securities Offered:	$691,826,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., SG Americas Securities, LLC, Deutsche Bank Securities Inc., UBS Securities LLC, Goldman Sachs & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC
Co-Managers:	Academy Securities, Inc. and Bancroft Capital, LLC.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (13.8%), UBS AG New York Branch (“UBS AG”) (23.7%), German American Capital Corporation (“GACC”) (20.1%), JPMorgan Chase Bank, National Association (“JPMCB”) (12.1%), Starwood Mortgage Capital LLC (“SMC”) (8.9%), Societe Generale Financial Corporation (“SGFC”) (7.1%), Goldman Sachs Mortgage Company (“GSMC”) (6.0%), Bank of America, National Association (“BANA”) (5.4%) and LMF Commercial, LLC (“LMF”) (2.8%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	CWCapital Asset Management LLC.
Directing Certificateholder:	Blackstone Real Estate Services LLC.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	BellOak, LLC.
Asset Representations Reviewer:	BellOak, LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Risk Retention Consultation Party:	Barclays Bank PLC, a majority-owned affiliate of Barclays.
U.S. Credit Risk Retention:	For a discussion on the manner in which Barclays, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements for the Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about July 24, 2025.
Cut-off Date:	With respect to each mortgage loan, the related due date in July 2025, or in the case of any mortgage loan that has its first due date after July 2025, the date that would have been its due date in July 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in August 2025.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in August 2025.
Assumed Final Distribution Date:	The Distribution Date in July 2035 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in July 2058.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-B, Class X-D, Class X-E, Class D, Class E, Class J-RR, Class K-RR and Class R Certificates (the “Privately Offered Certificates” and together with the Publicly Offered Certificates and the Class VRR Certificates, the “Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BBCMS 2025-C35
Summary of Transaction Terms

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg, L.P., Trepp, LLC, BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, LSEG, DealX, KBRA Analytics, LLC, CRED iQ and Recursion Co.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BBCMS 2025-C35
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
UBS AG	6	7	$188,190,000	23.7%
GACC	7	14	$160,150,000	20.1%
Barclays	5	8	$110,100,000	13.8%
JPMCB	4	47	$96,600,372	12.1%
SMC	6	6	$70,800,000	8.9%
SGFC	5	12	$56,761,213	7.1%
GSMC	2	9	$47,850,000	6.0%
BANA	1	1	$42,838,481	5.4%
LMF	3	3	$22,050,000	2.8%
Total:	33	80	$795,340,067	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$795,340,067
Number of Mortgage Loans:	33
Number of Mortgaged Properties:	80
Average Cut-off Date Balance per Mortgage Loan:	$24,101,214
Weighted Average Current Mortgage Rate:	6.18403%
10 Largest Mortgage Loans as % of IPB:	68.2%
Weighted Average Remaining Term to Maturity:	118 months
Weighted Average Seasoning:	2 months

Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.87x
Weighted Average UW NOI Debt Yield(2):	12.4%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	53.3%
Weighted Average Maturity Date LTV(2)(4):	51.9%

Other Statistics
% of Mortgage Loans with Additional Debt:	9.4%
% of Mortgage Loans with Single Tenants(5):	12.6%
% of Mortgage Loans secured by Multiple Properties:	22.7%
Amortization
Weighted Average Original Amortization Term(6):	347 months
Weighted Average Remaining Amortization Term(6):	345 months
% of Mortgage Loans with Interest-Only:	79.2%
% of Mortgage Loans with Amortizing Balloon:	14.3%
% of Mortgage Loans with Interest-Only followed by Amortizing Balloon:	4.7%
% of Mortgage Loans with Interest Only followed by Amortizing Balloon, followed by Interest Only:	1.8%

Lockboxes(7)
% of Mortgage Loans with Springing Lockboxes:	60.1%
% of Mortgage Loans with Hard Lockboxes:	38.3%
% of Mortgage Loans with Soft Lockboxes:	1.6%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	62.3%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	16.2%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	57.8%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	30.1%
(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There are four loans with multiple loan sellers being contributed to the pool comprised of 11 mortgaged properties, added to the count of each applicable mortgage loan seller.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 10, 17 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. With respect to Loan No. 17, UW NCF DSCR is calculated based on the aggregate debt service during the 12-month period commencing on September 1, 2026, based on the non-standard amortization schedule set forth in the Preliminary Prospectus.
(4)	In the case of Loan Nos. 2, 6, 11, 28 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(6)	Excludes mortgage loans that are interest-only for the entire term.
(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BBCMS 2025-C35
Collateral Characteristics

Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units / Spaces	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
1	Rentar Plaza	Middle Village, NY	GACC, UBS AG	1	$79,000,000	9.9%	1,534,964	Mixed Use	2.92x	17.8%	32.3%	32.3%
2	BioMed MIT Portfolio	Cambridge, MA	JPMCB, GACC, GSMC, SGFC	8	$75,000,000	9.4%	1,314,481	Mixed Use	2.75x	16.6%	35.3%	35.3%
3	29-33 Ninth Avenue	New York, NY	UBS AG	1	$75,000,000	9.4%	87,537	Mixed Use	1.30x	9.0%	58.4%	58.4%
4	Marriott World Headquarters	Bethesda, MD	BANA, JPMCB	1	$74,691,878	9.4%	743,448	Office	1.76x	12.0%	51.7%	43.4%
5	Washington Square	Portland, OR	GACC, GSMC	1	$70,000,000	8.8%	994,568	Retail	2.07x	12.1%	51.9%	51.9%
6	Coastal Equities Portfolio	Various, Various	JPMCB	25	$45,000,000	5.7%	3,424,574	Retail	1.66x	11.8%	66.9%	66.9%
7	32 Old Slip - Leased Fee	New York, NY	Barclays	1	$36,000,000	4.5%	42,176	Other	1.10x	6.3%	74.2%	74.2%
8	Davis Ford Crossing	Manassas, VA	UBS AG	1	$33,250,000	4.2%	155,061	Retail	1.46x	10.4%	67.3%	67.3%
9	Norton Links	Norton, MA	Barclays	1	$28,750,000	3.6%	100	Multifamily	1.23x	7.7%	68.6%	68.6%
10	The Hollywood Collection	Hollywood, CA	UBS AG	1	$25,680,000	3.2%	180,797	Retail	1.48x	10.5%	71.8%	71.8%

	Top 3 Total/Weighted Average			10	$229,000,000	28.8%			2.33x	14.5%	41.8%	41.8%
	Top 5 Total/Weighted Average			12	$373,691,878	47.0%			2.17x	13.6%	45.7%	44.0%
	Top 10 Total/Weighted Average			41	$542,371,878	68.2%			1.93x	12.3%	53.1%	52.0%
	Non-Top 10 Total/Weighted Average			39	$252,968,189	31.8%			1.73x	12.7%	53.8%	51.6%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(2)	In the case of Loan Nos. 2 and 6, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BBCMS 2025-C35
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Rentar Plaza	GACC, UBS AG	$79,000,000	$160,000,000	BBCMS 2025-C35	Midland	CWCapital	Future Securitization(s)	$81,000,000
2	BioMed MIT Portfolio	JPMCB, GACC, GSMC, SGFC	$75,000,000	$847,000,000	BX 2025-LIFE	KeyBank	KeyBank	BX 2025-LIFE Future Securitization(s)	$437,000,000 $335,000,000
3	29-33 Ninth Avenue	UBS AG	$75,000,000	$135,000,000	BBCMS 2025-C35	Midland	CWCapital	BMO 2025-C11 Future Securitization(s)	$45,000,000 $15,000,000
4	Marriott World Headquarters	BANA, JPMCB	$74,691,878	$250,964,710	BBCMS 2025-C35	Midland	CWCapital	BANK 2025-BNK49 BANK 2025-BNK50 Future Securitization(s)	$75,000,000 $49,000,000 $53,000,000
5	Washington Square	GACC, GSMC	$70,000,000	$340,000,000	BMO 2025-C12	Trimont	Rialto	BMO 2025-C12 BANK 2025-BNK50 Future Securitization(s)	$64,000,000 $49,000,000 $157,000,000
6	Coastal Equities Portfolio	JPMCB	$45,000,000	$160,000,000	(1)	(1)	(1)	BANK 2025-BNK50 Future Securitization(s)	$49,000,000 $66,000,000
7	32 Old Slip – Leased Fee	Barclays	$36,000,000	$167,000,000	BMO 2025-C12	Trimont	Rialto	BMO 2025-C12 Future Securitization(s)	$64,000,000 $67,000,000
10	The Hollywood Collection	UBS AG	$25,680,000	$49,680,000	BBCMS 2025-C35	Midland	CWCapital	Future Securitization(s)	$24,000,000
17	340 Mt Kemble	SGFC	$13,950,000	$72,950,000	BMO 2025-C11	Midland	KeyBank	BMO 2025-C11	$59,000,000
33	Adini Portfolio	JPMCB	$996,975	$49,848,770	BANK 2025-BNK50	Trimont	K-Star	BANK 2025-BNK50	$49,000,000
(1)	In the case of Loan No. 6, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the BANK 2025-BNK50 pooling and servicing agreement. Upon the securitization of the related controlling pari passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future transaction, which servicing agreement will become the controlling pooling/trust and servicing agreement. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BBCMS 2025-C35
Collateral Characteristics
Additional Debt Summary
No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
2	BioMed MIT Portfolio	$75,000,000	$772,000,000	$478,000,000	$1,325,000,000	2.75x	1.66x	35.3%	55.2%	16.6%	10.6%
(1)	In the case of Loan No. 2, subordinate debt represents related Subordinate Companion Loans.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable) but exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BBCMS 2025-C35
Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(3)(4)
Mixed Use	Retail / Industrial	1	$79,000,000	9.9%	2.92x	17.8%	32.3%	32.3%
	Lab / Office	8	75,000,000	9.4	2.75x	16.6%	35.3%	35.3%
	Retail	1	75,000,000	9.4	1.30x	9.0%	58.4%	58.4%
	Office / Retail	1	18,000,000	2.3	2.25x	17.6%	30.1%	28.3%
	Subtotal:	11	$247,000,000	31.1%	2.33x	14.7%	41.0%	40.8%
Retail	Anchored	30	$139,782,781	17.6%	1.74x	12.4%	61.9%	61.9%
	Super Regional Mall	1	70,000,000	8.8	2.07x	12.1%	51.9%	51.9%
	Unanchored	1	14,000,000	1.8	1.44x	11.8%	50.2%	46.2%
	Single Tenant	1	3,757,219	0.5	1.66x	11.8%	66.9%	66.9%
	Subtotal:	33	$227,540,000	28.6%	1.82x	12.2%	58.2%	57.9%
Office	CBD	1	$74,691,878	9.4%	1.76x	12.0%	51.7%	43.4%
	Suburban	2	30,100,000	3.8	2.19x	15.6%	50.2%	46.8%
	Subtotal:	3	$104,791,878	13.2%	1.88x	13.0%	51.3%	44.4%
Multifamily	Garden	5	$41,711,213	5.2%	1.45x	11.6%	56.6%	52.0%
	Mid Rise	14	40,714,336	5.1	1.26x	8.1%	67.7%	67.5%
	Student Housing	1	12,800,000	1.6	2.17x	10.6%	48.8%	48.8%
	High Rise	1	382,639	0.0	1.69x	12.5%	36.9%	28.1%
	Subtotal:	21	$95,608,189	12.0%	1.46x	10.0%	60.2%	58.1%
Other	Leased Fee	4	$59,850,000	7.5%	1.10x	6.6%	76.5%	76.5%
	Subtotal:	4	$59,850,000	7.5%	1.10x	6.6%	76.5%	76.5%
Industrial	Flex / R&D	2	$20,000,000	2.5%	1.38x	10.7%	56.0%	56.0%
	Warehouse / Distribution	1	5,500,000	0.7	1.42x	11.3%	55.0%	55.0%
	Warehouse	1	5,050,000	0.6	1.53x	10.9%	65.6%	65.6%
	Subtotal:	4	$30,550,000	3.8%	1.41x	10.8%	57.4%	57.4%
Hospitality	Limited Service	2	$16,000,000	2.0%	1.89x	15.1%	53.2%	53.2%
	Subtotal:	2	$16,000,000	2.0%	1.89x	15.1%	53.2%	53.2%
Self Storage	Self Storage	2	$14,000,000	1.8%	1.33x	10.8%	54.4%	42.7%
	Subtotal:	2	$14,000,000	1.8%	1.33x	10.8%	54.4%	42.7%
Total / Weighted Average:		80	$795,340,067	100.0%	1.87x	12.4%	53.3%	51.9%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 10, 17 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. With respect to Loan No. 17, UW NCF DSCR is calculated based on the aggregate debt service during the 12-month period commencing on September 1, 2026, based on the non-standard amortization schedule set forth in the Preliminary Prospectus.
(4)	In the case of Loan Nos. 2, 6, 11, 28 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BBCMS 2025-C35
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
New York	19	$216,471,100	27.2%	2.00x	12.8%	50.0%	50.0%
Massachusetts	9	103,750,000	13.0%	2.33x	14.1%	44.5%	44.5%
California	6	91,830,000	11.5%	1.84x	13.4%	51.1%	48.9%
Maryland	1	74,691,878	9.4%	1.76x	12.0%	51.7%	43.4%
Oregon	1	70,000,000	8.8%	2.07x	12.1%	51.9%	51.9%
New Jersey	4	45,300,000	5.7%	1.43x	11.3%	60.5%	58.3%
Virginia	2	35,531,219	4.5%	1.47x	10.5%	67.3%	67.3%
Texas	3	26,660,000	3.4%	1.40x	10.1%	66.7%	66.7%
Wisconsin	3	24,061,213	3.0%	1.26x	10.6%	58.3%	51.2%
Georgia	3	17,228,219	2.2%	1.87x	14.9%	54.2%	54.2%
Utah	1	12,800,000	1.6%	2.17x	10.6%	48.8%	48.8%
North Carolina	5	9,787,500	1.2%	1.66x	11.8%	66.9%	66.9%
Indiana	2	9,074,750	1.1%	1.24x	8.3%	76.7%	76.7%
Illinois	1	8,650,000	1.1%	1.74x	13.1%	62.2%	62.2%
Louisiana	2	6,220,281	0.8%	1.45x	11.4%	56.4%	56.4%
IA and IL	1	5,700,000	0.7%	1.10x	7.1%	80.0%	80.0%
Pennsylvania	1	5,650,000	0.7%	1.65x	13.5%	37.2%	33.6%
Tennessee	4	5,507,438	0.7%	1.66x	11.8%	66.9%	66.9%
Nevada	1	5,000,000	0.6%	1.37x	11.1%	43.0%	33.8%
Alabama	3	4,825,406	0.6%	1.66x	11.8%	66.9%	66.9%
Ohio	2	4,438,688	0.6%	1.66x	11.8%	66.9%	66.9%
Michigan	1	3,757,219	0.5%	1.66x	11.8%	66.9%	66.9%
Delaware	1	2,926,406	0.4%	1.66x	11.8%	66.9%	66.9%
Connecticut	1	2,671,031	0.3%	1.66x	11.8%	66.9%	66.9%
Florida	2	1,745,156	0.2%	1.66x	11.8%	66.9%	66.9%
South Carolina	1	1,062,563	0.1%	1.66x	11.8%	66.9%	66.9%
Total / Weighted Average:	80	$795,340,067	100.0%	1.87x	12.4%	53.3%	51.9%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 10, 17 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. With respect to Loan No. 17, UW NCF DSCR is calculated based on the aggregate debt service during the 12-month period commencing on September 1, 2026, based on the non-standard amortization schedule set forth in the Preliminary Prospectus.
(4)	In the case of Loan Nos. 2, 6, 11, 28 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BBCMS 2025-C35
Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$996,975	-	$9,999,999	11	$72,908,189	9.2%	6.86285%	119	1.45x	11.4%	54.8%	49.8%
$10,000,000	-	$14,999,999	7	86,060,000	10.8%	6.56107%	119	1.91x	13.5%	52.9%	51.1%
$15,000,000	-	$19,999,999	3	50,150,000	6.3%	6.61011%	119	2.28x	16.5%	40.7%	40.0%
$20,000,000	-	$29,999,999	4	98,280,000	12.4%	6.56149%	119	1.29x	8.9%	69.6%	69.6%
$30,000,000	-	$39,999,999	2	69,250,000	8.7%	6.13591%	119	1.27x	8.3%	70.9%	70.9%
$40,000,000	-	$54,999,999	1	45,000,000	5.7%	6.35000%	118	1.66x	11.8%	66.9%	66.9%
$55,000,000	-	$79,000,000	5	373,691,878	47.0%	5.79725%	117	2.17x	13.6%	45.7%	44.0%
Total / Weighted Average:			33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
4.84000%	-	5.99900%	7	$348,488,853	43.8%	5.60738%	118	2.24x	13.7%	46.0%	44.2%
6.00000%	-	6.49900%	7	202,750,000	25.5%	6.33952%	118	1.46x	10.0%	62.5%	61.7%
6.50000%	-	6.99900%	11	152,540,000	19.2%	6.69021%	119	1.77x	13.1%	56.4%	55.4%
7.00000%	-	7.40000%	8	91,561,213	11.5%	7.19124%	119	1.49x	11.9%	56.0%	53.5%
Total / Weighted Average:			33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%

Original Term to Maturity or ARD in Months

				Weighted Average
Original Term to Maturity or ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
120	33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%
Total / Weighted Average:	33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%

Remaining Term to Maturity or ARD in Months

							Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
115	-	116	4	$183,641,878	23.1%	6.18574%	116	1.52x	10.8%	55.7%	51.7%
117	-	118	4	151,996,975	19.1%	5.82191%	118	1.72x	10.6%	61.5%	61.5%
119	-	120	25	459,701,213	57.8%	6.30309%	120	2.06x	13.6%	49.7%	48.8%
Total / Weighted Average:			33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 10, 17 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. With respect to Loan No. 17, UW NCF DSCR is calculated based on the aggregate debt service during the 12-month period commencing on September 1, 2026, based on the non-standard amortization schedule set forth in the Preliminary Prospectus.
(3)	In the case of Loan Nos. 2, 6, 11, 28 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BBCMS 2025-C35
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	22	$629,990,000	79.2%	6.16798%	118	1.92x	12.4%	54.1%	54.1%
272	1	13,950,000	1.8%	6.94100%	115	1.61x	14.3%	61.8%	54.5%
300	3	14,996,975	1.9%	6.36546%	120	1.36x	10.9%	53.2%	41.8%
360	7	136,403,091	17.2%	6.16082%	117	1.70x	12.5%	49.3%	42.7%
Total / Weighted Average:	33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only			22	$629,990,000	79.2%	6.16798%	118	1.92x	12.4%	54.1%	54.1%
272			1	13,950,000	1.8%	6.94100%	115	1.61x	14.3%	61.8%	54.5%
273	-	300	3	14,996,975	1.9%	6.36546%	120	1.36x	10.9%	53.2%	41.8%
301	-	356	1	74,691,878	9.4%	5.49100%	116	1.76x	12.0%	51.7%	43.4%
357	-	359	3	24,061,213	3.0%	7.24980%	119	1.26x	10.6%	58.3%	51.2%
360			3	37,650,000	4.7%	6.79369%	119	1.86x	14.8%	38.6%	35.8%
Total / Weighted Average:			33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	22	$629,990,000	79.2%	6.16798%	118	1.92x	12.4%	54.1%	54.1%
Amortizing Balloon	7	113,750,067	14.3%	5.97832%	117	1.60x	11.6%	53.3%	44.8%
Interest Only, Amortizing Balloon	3	37,650,000	4.7%	6.79369%	119	1.86x	14.8%	38.6%	35.8%
Interest Only, Amortizing Balloon, Interest Only	1	13,950,000	1.8%	6.94100%	115	1.61x	14.3%	61.8%	54.5%
Total / Weighted Average:	33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.10x	-	1.29x	6	$112,661,213	14.2%	6.25912%	119	1.17x	7.7%	70.6%	69.1%
1.30x	-	1.49x	9	198,780,000	25.0%	6.66744%	118	1.37x	10.0%	60.9%	59.8%
1.50x	-	1.79x	10	185,248,853	23.3%	6.17769%	117	1.70x	12.3%	56.9%	52.9%
1.80x	-	1.99x	1	16,000,000	2.0%	7.09500%	119	1.89x	15.1%	53.2%	53.2%
2.00x	-	2.49x	3	100,800,000	12.7%	5.66609%	118	2.11x	12.9%	47.6%	47.3%
2.50x	-	3.49x	4	181,850,000	22.9%	5.82252%	119	2.87x	17.6%	33.9%	33.9%
Total / Weighted Average:			33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 10, 17 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. With respect to Loan No. 17, UW NCF DSCR is calculated based on the aggregate debt service during the 12-month period commencing on September 1, 2026, based on the non-standard amortization schedule set forth in the Preliminary Prospectus.
(3)	In the case of Loan Nos. 2, 6, 11, 28 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BBCMS 2025-C35
Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
27.5%	-	49.9%	10	$233,296,975	29.3%	5.89383%	119	2.67x	16.7%	35.2%	34.7%
50.0%	-	54.9%	5	184,951,878	23.3%	5.85771%	117	1.86x	12.3%	51.8%	48.2%
55.0%	-	59.9%	6	124,561,213	15.7%	6.77690%	116	1.31x	9.7%	57.8%	56.5%
60.0%	-	64.9%	4	43,600,000	5.5%	6.83541%	118	1.60x	12.9%	61.8%	56.7%
65.0%	-	69.9%	5	123,400,000	15.5%	6.40501%	119	1.47x	10.2%	67.4%	67.4%
70.0%	-	80.0%	3	85,530,000	10.8%	6.16700%	119	1.21x	7.8%	75.1%	75.1%
Total / Weighted Average:			33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
27.5%	-	49.9%	13	$330,988,853	41.6%	5.86527%	119	2.38x	15.3%	40.2%	37.5%
50.0%	-	59.9%	10	234,771,213	29.5%	6.45712%	117	1.61x	11.2%	55.8%	54.6%
60.0%	-	64.9%	2	20,650,000	2.6%	6.93860%	120	1.73x	12.9%	62.2%	62.2%
65.0%	-	80.0%	8	208,930,000	26.3%	6.30757%	119	1.36x	9.2%	70.5%	70.5%
Total / Weighted Average:			33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	22	$589,381,878	74.1%	6.15561%	118	1.90x	12.6%	51.2%	49.7%
Yield Maintenance	9	124,258,189	15.6%	6.62512%	118	1.43x	10.6%	66.9%	64.6%
Defeasance or Yield Maintenance	2	81,700,000	10.3%	5.71820%	117	2.27x	13.7%	48.4%	48.4%
Total / Weighted Average:	33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	25	$644,903,091	81.1%	6.21858%	118	1.84x	12.3%	53.1%	51.4%
Recapitalization	3	82,696,975	10.4%	5.71423%	117	2.27x	13.7%	48.3%	48.2%
Acquisition	5	67,740,000	8.5%	6.42870%	119	1.67x	11.7%	62.0%	60.5%
Total / Weighted Average:	33	$795,340,067	100.0%	6.18403%	118	1.87x	12.4%	53.3%	51.9%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 10, 17 and 33, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. With respect to Loan No. 17, UW NCF DSCR is calculated based on the aggregate debt service during the 12-month period commencing on September 1, 2026, based on the non-standard amortization schedule set forth in the Preliminary Prospectus.
(3)	In the case of Loan Nos. 2, 6, 11, 28 and 33, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BBCMS 2025-C35
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	GACC, UBS AG	Rentar Plaza	Middle Village, NY	Mixed Use	$79,000,000	9.9%	WFCM 2016-NXS6, CSMC 2016-NXSR, CGCMT 2017-P7
2.01	(2)	45 - 75 Sidney	Cambridge, MA	Mixed Use	$15,947,943	2.0%	CAMB 2019-LIFE
2.02	(2)	40 Landsdowne	Cambridge, MA	Mixed Use	$13,494,453	1.7%	CAMB 2019-LIFE
2.03	(2)	35 Landsdowne	Cambridge, MA	Mixed Use	$12,565,019	1.6%	CAMB 2019-LIFE
2.04	(2)	65 Landsdowne	Cambridge, MA	Mixed Use	$8,757,283	1.1%	CAMB 2019-LIFE
2.05	(2)	88 Sidney	Cambridge, MA	Mixed Use	$7,621,981	1.0%	CAMB 2019-LIFE
2.06	(2)	64 Sidney	Cambridge, MA	Mixed Use	$6,075,906	0.8%	CAMB 2019-LIFE
2.07	(2)	38 Sidney	Cambridge, MA	Mixed Use	$5,874,453	0.7%	CAMB 2019-LIFE
2.08	(2)	26 Landsdowne	Cambridge, MA	Mixed Use	$4,662,962	0.6%	CAMB 2019-LIFE
6.01	JPMCB	The Home Depot	Detroit, MI	Retail	$3,757,219	0.5%	MSBAM 2015-C24
6.02	JPMCB	Westown Square	Cleveland, OH	Retail	$3,259,688	0.4%	MSBAM 2015-C24
6.03	JPMCB	Rodney Village Shopping Center	Dover, DE	Retail	$2,926,406	0.4%	MSBAM 2015-C24
6.04	JPMCB	Mattatuck Plaza	Waterbury, CT	Retail	$2,671,031	0.3%	MSBAM 2015-C24
6.05	JPMCB	Athens Town Center	Athens, AL	Retail	$2,651,625	0.3%	MSBAM 2015-C24
6.06	JPMCB	Northeast Plaza	Greensboro, NC	Retail	$2,461,500	0.3%	MSBAM 2015-C24
6.07	JPMCB	Hungarybrook Shopping Center	Henrico, VA	Retail	$2,281,219	0.3%	MSBAM 2015-C24
6.08	JPMCB	Plaza North Shopping Center	Terre Haute, IN	Retail	$2,274,750	0.3%	MSBAM 2015-C24
6.09	JPMCB	Henderson Marketplace	Henderson, NC	Retail	$1,954,688	0.2%	MSBAM 2015-C24
6.10	JPMCB	Ahoskie Commons	Ahoskie, NC	Retail	$1,949,625	0.2%	MSBAM 2015-C24
6.11	JPMCB	Cummings Park Plaza	Burlington, NC	Retail	$1,842,469	0.2%	MSBAM 2015-C24
6.12	JPMCB	Glenwood Shopping Plaza	Oneida, NY	Retail	$1,774,125	0.2%	MSBAM 2015-C24
6.13	JPMCB	Boulevard Plaza	Wilson, NC	Retail	$1,579,219	0.2%	MSBAM 2015-C24
6.14	JPMCB	Summer Commons	Memphis, TN	Retail	$1,559,813	0.2%	MSBAM 2015-C24
6.15	JPMCB	Centre Plaza	Clinton, TN	Retail	$1,497,375	0.2%	MSBAM 2015-C24
6.16	JPMCB	Market at Riverdale Bend	Memphis, TN	Retail	$1,254,094	0.2%	MSBAM 2015-C24
6.18	JPMCB	Anniston Plaza	Anniston, AL	Retail	$1,198,969	0.2%	MSBAM 2015-C24
6.19	JPMCB	Meeting Square	Jefferson City, TN	Retail	$1,196,156	0.2%	MSBAM 2015-C24
6.20	JPMCB	Northland Plaza	Lima, OH	Retail	$1,179,000	0.1%	MSBAM 2015-C24
6.21	JPMCB	Homosassa Square	Homosassa Springs, FL	Retail	$1,072,406	0.1%	MSBAM 2015-C24
6.22	JPMCB	Laurens Plaza	Laurens, SC	Retail	$1,062,563	0.1%	MSBAM 2015-C24
6.23	JPMCB	Pelham Plaza	Jacksonville, AL	Retail	$974,813	0.1%	MSBAM 2015-C24
6.24	JPMCB	Plank Plaza	Baton Rouge, LA	Retail	$720,281	0.1%	MSBAM 2015-C24
6.25	JPMCB	Collins Plaza	Plant City, FL	Retail	$672,750	0.1%	MSBAM 2015-C24
14	GACC	Beltramo Office	Menlo Park, CA	Office	$16,150,000	2.0%	WFCM 2015-SG1
15.01	Barclays	Holiday Inn Express Forsyth	Forsyth, GA	Hospitality	$10,750,000	1.4%	COMM 2015-CR25
16	SMC	Crown Valley Center	Mission Viejo, CA	Retail	$14,000,000	1.8%	MSC 2015-MS1
29	LMF	Lindham Court	Mechanicsburg, PA	Multifamily	$5,650,000	0.7%	MSBAM 2015-C23
30	Barclays	FedEx Ground Alexandria	Alexandria, LA	Industrial	$5,500,000	0.7%	COMM 2015-CR25
33.02	JPMCB	217 East 22nd Street	New York, NY	Multifamily	$86,792	0.0%	Benchmark 2021-B25
33.03	JPMCB	106 East 7th Street	New York, NY	Multifamily	$66,415	0.0%	Benchmark 2021-B25
33.06	JPMCB	640 East 14th Street	New York, NY	Multifamily	$58,868	0.0%	Benchmark 2021-B25
33.08	JPMCB	638 East 14th Street	New York, NY	Multifamily	$43,773	0.0%	Benchmark 2021-B25
33.09	JPMCB	426 East 77th Street	New York, NY	Multifamily	$40,000	0.0%	Benchmark 2021-B25
33.10	JPMCB	67 Saint Marks Place	New York, NY	Multifamily	$38,490	0.0%	Benchmark 2021-B25
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.
(2)	Mortgage Loan Seller is JPMCB, GACC, GSMC and SGFC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BBCMS 2025-C35
Structural Overview
■ Assets:	The Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class A-S, Class B, Class C, Class D, Class E, Class J-RR, Class K-RR, Class R and Class VRR Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Allocation between Class VRR Certificates and the Non-VRR Certificates:

Amounts available for distributions to the holders of the Certificates will be allocated between amounts available for distribution to the holders of the Class VRR Certificates, on the one hand, and to all Certificates other than the Class VRR Certificates and the Class R Certificates, referred to herein as the “Non-VRR Certificates”, on the other hand. The portion of such amount allocable to (a) the Class VRR Certificates will at all times be the product of such amount multiplied by the VRR Percentage and (b) the Non-VRR Certificates will at all times be the product of such amount multiplied by the Non-VRR Percentage.

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

The “VRR Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the Class VRR Certificates, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Principal Balance Certificates and the Certificate Balance of the Class VRR Certificates.

■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Non-VRR Certificates at the applicable pass-through rate will be distributed in the following order of priority to the extent of Available Funds (as defined in the Preliminary Prospectus): first, to the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D and Class X-E Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class J-RR and Class K-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class J-RR and Class K-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class D Certificates for the related Distribution Date.

The pass-through rate for the Class X-E Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BBCMS 2025-C35
Structural Overview

mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class E Certificates for the related Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, the Non-VRR Percentage of the payments in respect of principal of the Non-VRR Certificates will be distributed:

first, to the Class A-SB Certificates, until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-5 Certificates until the Certificate Balance of such Class is reduced to zero, and fifth, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class J-RR and Class K-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, the Non-VRR Percentage of payments in respect of principal of the Non-VRR Certificates will be distributed to the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class J-RR and Class K-RR Certificates have been reduced to zero as a result of the allocation of Non-VRR realized losses to such Classes.

The Class X-A, Class X-B, Class X-D and Class X-E Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D Certificates and the notional amount of the Class X-E Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class E Certificates.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class J-RR and Class K-RR Certificates, the product of (a) the Non-VRR Percentage of the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) the Non-VRR

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Percentage of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class D Certificates as described above, and (5) to the Class X-E Certificates, any remaining portion of such Non-VRR Percentage of such yield maintenance charge or prepayment premium not distributed as described above, and (y) to the Class VRR Certificates, the VRR Percentage of such yield maintenance charge or prepayment premium.

No yield maintenance charges or prepayment premiums will be distributed to the Class R Certificates.

■ Realized Losses:

On each Distribution Date, the Non-VRR Percentage of losses on the mortgage loans will be allocated first to the Class K-RR, Class J-RR, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class XB, Class X-D and Class X-E Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) in order of relative subordination until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. The Non-VRR Percentage of any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R and Class VRR Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows and letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the mortgage loan and all servicing advances on the related mortgage loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c) all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Non-VRR Percentage of any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class K-RR Certificates for certain purposes, including certain voting rights and the determination of the Controlling Class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class K-RR Certificates; second, to the Class J-RR Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount will be notionally allocated, pro rata, between the related mortgage loan and the related serviced Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount for that mortgage loan and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan, minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan immediately prior to the related Distribution Date. The Master Servicer will not make any principal or interest advances with respect to any companion loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts; second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan, and the holder of a subordinate Companion Loan may have the option to purchase the related whole loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, master servicer, special servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

The Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender) and taking into account the pari passu or subordinate nature of any Companion Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2025-C35 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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applicable special servicer will be required to follow procedures substantially similar to those set forth above.
■ Control Eligible Certificates:	Class J-RR and Class K-RR.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement and (ii) the certificate administrator and the other parties to the Pooling and Servicing Agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is (1) with respect to the Directing Certificateholder, a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination, (a) the Directing Certificateholder is a Borrower Party or (b) the holder of the majority of the Controlling Class is a Borrower Party or (2) with respect to the Risk Retention Consultation Party or the holder of the majority of the Class VRR Certificates is a Borrower Party. As of the Closing Date, the BioMed MIT Portfolio Mortgage Loan will be an Excluded Loan based on the fact that Blackstone Real Estate Services LLC is a Borrower Party with respect to such Mortgage Loan.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Directing Certificateholder:	Blackstone Real Estate Services LLC is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class K-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates and the Class VRR Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates and the Class VRR Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a mortgage loan. With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such mortgage loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.
■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates and the Class VRR Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the Class VRR Certificates by Certificate Balance. The holder of the majority of the Class VRR Certificates will have a continuing right to appoint, remove or replace the Risk Retention Consultation Party in its sole discretion. This right may be exercised at any time and from time to time. Barclays Bank PLC is expected to be appointed as the initial Risk Retention Consultation Party.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the holder of the majority of the Class VRR Certificates or the Risk Retention Consultation Party is a Borrower Party, such mortgage loan will be referred to as an “Excluded Loan” as to such party. Except with respect to an Excluded Loan as to such party, the Risk Retention Consultation Party will be entitled to consult with the Special Servicer, upon request of the Risk Retention Consultation Party, with respect to certain material servicing actions proposed by the Special Servicer.

■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur with respect to any mortgage loan or Serviced Whole Loan when the Certificate Balances of the Class J-RR and Class K-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is reduced to 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) that has been reduced to less than 25% of its initial Certificate Balance
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. Any Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be BellOak, LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

■                 reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

■                 reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

■                reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

■                 preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

■                to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports; and

■                 to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates whose holders voted on the matter (provided that the holders of the Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the Voting Rights on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
Structural Overview

elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.
■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Risk Retention Consultation Party, a Third Party Purchaser, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor and Asset Representations Reviewer (to the extent it also acts as the Asset Representations Reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
Structural Overview

occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the aggregate Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of the related voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event, upon (a) the written direction of holders of Principal Balance Certificates and Class VRR Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates and Class VRR Certificates requesting a vote to replace the Special Servicer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Structural and Collateral Term Sheet	BBCMS 2025-C35
Structural Overview

with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and Class VRR Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates and Class VRR Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2025-C35 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
Structural Overview

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner (in either case, other than the Class VRR Certificates) that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10-D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2025-C35

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
Structural Overview

amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% (or 0.5% with respect to the Marriott World Headquarters Mortgage Loan) of payments (other than penalty charges) of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset). The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% (or 0.5% with respect to the Marriott World Headquarters Mortgage Loan) of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                 special notices,

■                 summaries of any final asset status reports,

■                 appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■                 an “Investor Q&A Forum,”

■                 a voluntary investor registry, and

■                 SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 1 – Rentar Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 1 – Rentar Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 1 – Rentar Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GACC, UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$79,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$79,000,000	Property Type – Subtype:	Mixed Use – Retail/Industrial
% of IPB:	9.9%	Net Rentable Area (SF)(5):	1,534,964
Loan Purpose:	Refinance	Location:	Middle Village, NY
Borrower:	Vertical Industrial Park Associates, A Limited Partnership	Year Built / Renovated:	1973 / 2008, 2025
Borrower Sponsors(2):	Dennis Ratner and Felice Bassin	Occupancy:	96.6%
Interest Rate:	5.58100%	Occupancy Date:	6/1/2025
Note Date:	6/26/2025	4th Most Recent NOI (As of):	$22,111,982 (12/31/2022)
Maturity Date:	7/6/2035	3rd Most Recent NOI (As of):	$21,046,525 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$25,152,655 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$26,020,305 (TTM 3/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$45,477,495
Call Protection(3):	L(24),D(91),O(5)	UW Expenses:	$17,070,675
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$28,406,820
Additional Debt(1):	Yes	UW NCF:	$26,411,367
Additional Debt Balance(1):	$81,000,000	Appraised Value / Per SF(6):	$495,000,000 / $322
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	4/21/2025

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$104
Taxes:	$555,723	$555,723	N/A	Maturity Date Loan / SF:	$104
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	32.3%
Replacement Reserves:	$0	$19,187	N/A	Maturity Date LTV:	32.3%
TI / LC Reserve:	$494,695	$147,101	N/A	UW NCF DSCR:	2.92x
Rent Replication Reserve:	$271,823	Springing	N/A	UW NOI Debt Yield:	17.8%
DOT Lease Reserve:	$0	Springing	N/A
Lease Sweep Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$160,000,000	100.0%	Loan Payoff	$131,757,263	82.3%
			Closing Costs	3,208,444	2.0
			Upfront Reserves	1,322,241	0.8
			Return of Equity	23,712,052	14.8
Total Sources	$160,000,000	100.0%	Total Uses	$160,000,000	100.0%
(1)	The Rentar Plaza Mortgage Loan (as defined below) is part of a whole loan evidenced by 13 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $160.0 million (the “Rentar Plaza Whole Loan”). The Financial Information in the chart above reflects the Rentar Plaza Whole Loan.
(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor for the Rentar Plaza Whole Loan.
(3)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on August 6, 2025. Defeasance of the Rentar Plaza Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Rentar Plaza Whole Loan to be securitized (the “Lockout Release Date”) and (ii) June 26, 2028. The assumed lockout period of 24 payments is based on the expected BBCMS 2025-C35 securitization closing date in July 2025. The actual lockout period may be longer.
(4)	See “Escrows and Reserves” below
(5)	The Rentar Plaza Property (as defined below) consists of 1,261,265 SF of industrial space (82.2% NRA and 80.3% of underwritten base rent), 235,211 SF of retail space (15.3% NRA and 17.0% of underwritten base rent), and 38,478 SF of office space (2.5% NRA and 2.7% of underwritten base rent).
(6)	The land value was concluded at $191.6 million.

The Loan. The largest mortgage loan (the “Rentar Plaza Mortgage Loan”) is part of the Rentar Plaza Whole Loan secured by the borrower’s fee interest in a 2-story mixed use building totaling 1,534,964 SF located in the Middle Village neighborhood in Queens, New York (the “Rentar Plaza Property”). The Rentar Plaza Whole Loan consists of 13 pari passu promissory notes and accrues interest at a rate of 5.58100% per annum on an Actual/360 basis. The Rentar Plaza Whole Loan has a 10-year term and is interest only for the entire duration of the term. The Rentar Plaza Whole Loan was co-originated on June 26, 2025 by DBR Investments Co. Limited (“DBRI”) and UBS AG, New York Branch (“UBS”). The Rentar

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 1 – Rentar Plaza

Plaza Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-3-1 and Note A-4 contributed by German American Capital Corporation, and the non-controlling Note A-6 and Note A-7-2 contributed by UBS, with an aggregate original principal balance of $79,000,000. The Rentar Plaza Property was previously securitized in 2017 within CGCMT 2017-P7. The Rentar Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C35 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Rentar Plaza Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2025-C35	Yes
A-2(1)	$20,000,000	$20,000,000	DBRI	No
A-3-1	$5,000,000	$5,000,000	BBCMS 2025-C35	No
A-3-2(1)	$5,000,000	$5,000,000	DBRI	No
A-4	$10,000,000	$10,000,000	BBCMS 2025-C35	No
A-5(1)	$30,000,000	$30,000,000	UBS	No
A-6	$20,000,000	$20,000,000	BBCMS 2025-C35	No
A-7-1(1)	$6,000,000	$6,000,000	UBS	No
A-7-2	$4,000,000	$4,000,000	BBCMS 2025-C35	No
A-8(1)	$5,000,000	$5,000,000	UBS	No
A-9(1)	$5,000,000	$5,000,000	UBS	No
A-10(1)	$5,000,000	$5,000,000	UBS	No
A-11(1)	$5,000,000	$5,000,000	UBS	No
Whole Loan	$160,000,000	$160,000,000
(1)	Expected to be contributed to a future securitization.

The Property. The Rentar Plaza Property is a 2-story, 1,534,964 SF mixed-use (retail/industrial) building located at 66-26 Metropolitan Avenue in the Middle Village neighborhood of Queens, New York. The borrower sponsor developed the Rentar Plaza Property in 1973 with renovations in 2008 and 2025. The collateral consists of 1,261,265 SF of industrial space (82.2% of NRA and 80.3% of underwritten base rent), 235,211 SF of retail space (15.3% of NRA and 17.0% of underwritten base rent), and 38,478 SF of office space (2.5% of NRA and 2.7% of underwritten base rent). The collateral consists of a single building with two stories plus a cellar and three mezzanine levels. The Rentar Plaza Property is situated on a 22.06-acre site and contains 1,800 (1,000 rooftop and 800 on-site) parking spaces (approximately 1.17 spaces per 1,000 SF). The Rentar Plaza Property was built with access ramps large enough to allow tractor-trailers to access the rooftop parking lot and grade-level loading docks. The first and second floors have 23- to 25-foot ceiling heights, while the cellar level has a 30-foot ceiling height. On the lower level and the first floor, the bay size is 26 feet by 28 feet, while on the second level the bays are 26 feet by 52 feet. There are 14 electronically-operated steel overhead doors with 28 interior truck bays in the front of the building, approximately 54 loading docks at the rear of the building, and approximately 32 loading docks on the second level.

As of June 1, 2025, the Rentar Plaza Property is 96.6% leased by 10 individual tenants with a remaining weighted average lease term of 10.9 years. Approximately 57.8% of the tenants by NRA have been in occupancy at the Rentar Plaza Property for at least 20 years. The industrial component is primarily occupied by the City of New York and Amazon.com Services LLC, while the retail component is leased to Raymour & Flanigan and BJ's Wholesale Club, among others. The Rentar Plaza Property’s tenancy includes two tenants (63.4% of NRA; 59.4% base rent) that are investment grade or have an investment grade lease guarantor: The City of New York (S/M/F: AA/A2/AA); and Amazon.com Services LLC (S/M/F: AA/A1/AA-). Since 2014, the Rentar Plaza Property has maintained an average occupancy rate of 98.5%. Over the same period, the borrower sponsor has increased NOI at the Rentar Plaza Property from $12.2 million in 2014 to $26.0 million for the trailing 12 months through March 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 1 – Rentar Plaza

The Rentar Plaza Property is currently undergoing retail and common area upgrades totaling approximately $9.6 million scheduled to be completed by January 2026. Such upgrades are not required or reserved for under the Rentar Plaza Whole Loan documents. The 235,221 SF retail component has been rebranded as The Shops at Rentar Plaza. The borrower recently signed direct leases with four existing tenants totaling 164,791 SF following the expiration of a prior master lease.

Major Tenants.

City of New York (674,593 SF; 43.9% of NRA; 42.1% of underwritten base rent): (S/M/F: AA/A2/AA) There are three City of New York tenants at the Rentar Plaza Property: Department of Citywide Administrative Services (516,115 SF expiring February 9, 2041), Department of Correction (38,478 SF expiring November 11, 2033) and Department of Transportation (120,000 SF expiring September 30, 2033).

The Department of Citywide Administrative Services (“DCAS”) is responsible for recruiting, hiring and training city employees. The DCAS also manages 55 public buildings and has purchased over $1 billion in goods and services for New York City agencies.

The Department of Correction (“DOC”) is responsible for improving public safety by providing a continuity of appropriate treatment services in safe and secure facilities where the needs of the incarcerated population are addressed and where individuals under its custody are prepared for release.

The Department of Transportation (“DOT”) is responsible for coordinating and developing comprehensive transportation policy and coordinating and assisting in the development and operation of transportation facilities and services for highways, railroads, mass transit systems, ports, waterways and aviation facilities.

The DCAS has two, five-year renewal options remaining and may terminate the lease without any penalty effective February 10, 2031, with notice to the landlord no later than by February 10, 2030. The DOC may terminate the lease without penalty or liability to tenant on or after November 12, 2028, without penalty upon at least 180 days’ written notice to the landlord. The DOT may terminate the lease effective September 30, 2028, or anytime thereafter, without penalty upon at least 180 days’ advance written notice. Notice may be given no earlier than March 31, 2028. The City of New York tenants have been at the Rentar Plaza Property since 1996 for an average of approximately 23.3 years. According to the appraisal, the average rent of the three spaces of $19.51 PSF is 17.5% below the market rent of $23.64 for the same spaces. The Rentar Plaza Whole Loan is structured with a lease sweep tied to DCAS, described below.

Amazon.com Services LLC (298,650 SF; 19.5% of NRA; 17.2% of underwritten base rent): Amazon.com Services LLC is a subsidiary of Amazon.com, an American multinational technology company engaged in e-commerce, cloud computer, online advertising, digital steaming, and artificial intelligence.

Amazon.com Services LLC is currently operating on a 10-year lease that expires July 31, 2030. The tenant currently pays a base rent of $18.00 PSF, which will increase to $19.80 PSF as of August 1, 2025. The tenant has three, five-year renewal options remaining. The tenant has no termination or contraction options. The lease is guaranteed by Amazon.com, Inc. (S/M/F: AA/A1/AA-) (NASDAQ: AMZN).

Raymours Furniture Company, Inc. (174,000 SF; 11.3% of NRA; 12.2% of underwritten base rent): Founded in 1947 by brothers Bernard and Arnold Goldberg, Raymours Furniture Company, Inc. (“Raymour & Flanigan”) began as a single downtown Syracuse, N.Y. showroom and has evolved into the largest furniture and mattress retailer in the Northeast. Raymour & Flanigan uses this space as a showroom for sale of furniture to the public, as well as a warehouse for storage of products. Raymour & Flanigan uses 60,000 SF for retail and 114,000 SF for warehouse. Raymour & Flanigan is currently operating on a 10-year lease that expires March 31, 2034, since the tenant recently exercised its second renewal option in 2024. The tenant currently pays a base rent of $21.93 PSF, which will increase to $24.12 PSF as of April 1, 2029. The tenant has one, ten-year renewal option remaining. There are no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 1 – Rentar Plaza

The following table presents certain information relating to the historical and current occupancy of the Rentar Plaza Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
100.0%	100.0%	96.6%	96.6%
(1)	Based on December 31 of each respective year unless otherwise specified.
(2)	Based on the underwritten rent roll as of June 1, 2025.

The following table presents certain information relating to the largest tenants by net rentable area at the Rentar Plaza Property:

Top Tenant Summary(1)
Tenant	Property Type	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Retail Anchor Tenants
BJ’s Wholesale Club, Inc.	Retail	NR/NR/BB+	135,254	8.8%	$29.00	$3,922,366	12.6%	1/31/2045
Matrix Sports Club, LLC	Retail	NR/NR/NR	24,962	1.6%	$21.23	$529,875	1.7%	9/30/2034
Anchor Tenants Subtotal / Wtd. Avg.			160,216	10.4%	$27.79	$4,452,241	14.2%

Remaining Tenants
City of New York(3)	Various	AA/A2/AA	674,593	43.9%	$19.51	$13,160,701	42.1%	Various(3)
Amazon.com Services LLC	Industrial	AA-/A1/AA	298,650	19.5%	$18.00	$5,375,700	17.2%	7/31/2030
Raymour & Flanigan(4)	Industrial(4)	NR/NR/NR	174,000	11.3%	$21.93	$3,815,820	12.2%	3/31/2034
Abco Refrigeration Supply Corp.	Industrial	NR/NR/NR	86,500	5.6%	$22.00	$1,903,000	6.1%	12/31/2028
Bloomberg L.P.	Industrial	NR/NR/NR	66,000	4.3%	$25.00	$1,650,000	5.3%	3/31/2030
Catch Air	Retail	NR/NR/NR	17,870	1.2%	$37.00	$661,190	2.1%	7/1/2035
Unite MJ 168 Inc.	Retail	NR/NR/NR	2,700	0.2%	$50.00	$135,000	0.4%	9/30/2034
Jewelers and Opticals Ltd.	Retail	NR/NR/NR	1,875	0.1%	$50.00	$93,750	0.3%	9/30/2034
Major Tenants Subtotal / Wtd. Avg.			1,322,188	86.1%	$20.27	$26,795,161	85.8%
Occupied Collateral Total / Wtd. Avg.			1,482,404	96.6%	$21.08	$31,247,402	100.0%

Vacant Space(5)			52,560	3.4%

Collateral Total			1,534,964	100.0%

(1)	Based on the underwriting dated June 1, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	The City of New York Space is made up of three different departments. The Department of Citywide Administrative Services (516,115 SF expiring February 9, 2041) may terminate the lease without penalty effective February 10, 2031, with notice to the landlord no later than by February 10, 2030. The Department of Correction (38,478 SF expiring November 11, 2033) may terminate the lease without penalty on or after November 12, 2028, upon at least 180 days’ written notice to the landlord. The Department of Transportation (120,000 SF expiring September 30, 2033) may terminate the lease without penalty effective September 30, 2028, or anytime thereafter, upon at least 180 days advance written notice. Notice may be given no earlier than March 31, 2028.
(4)	Raymour & Flanigan uses 114,000 SF for industrial use and 60,000 SF for retail use.
(5)	The borrower has recently (May 23, 2025) executed a lease with Burlington Coat Factory of Texas Inc. to occupy 28,230 SF (1.8% NRA) of retail space. The lease agreement provides for a delivery date of May 1, 2026, a 10-year term, and rent commencing at an initial base rent of $33.00/SF (NNN). The landlord is required to provide landlord work towards the space (in an undefined dollar amount) to deliver to tenant a turnkey prototypical Burlington store pursuant to the tenant’s plans and specifications. The tenant is required to contribute $1,593,019 ($56.43 PSF) towards the landlord work. Due to certain termination rights, the tenant is being underwritten as vacant. There can be no assurance that such tenant will take occupancy or that it will not exercise its termination rights.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 1 – Rentar Plaza

The following table presents certain information relating to the lease rollover schedule at the Rentar Plaza Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	52,560	3.4%	NAP	NAP	52,560	3.4%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	52,560	3.4%	$0	0%
2026	0	0	0.0%	$0	0.0%	52,560	3.4%	$0	0%
2027	0	0	0.0%	$0	0.0%	52,560	3.4%	$0	0%
2028	1	86,500	5.6%	$1,903,000	6.1%	139,060	9.1%	$1,903,000	6.1%
2029	0	0	0.0%	$0	0.0%	139,060	9.1%	$1,903,000	6.1%
2030	2	364,650	23.8%	$7,025,700	22.5%	503,710	32.8%	$8,928,700	28.6%
2031	0	0	0.0%	$0	0.0%	503,710	32.8%	$8,928,700	28.6%
2032	0	0	0.0%	$0	0.0%	503,710	32.8%	$8,928,700	28.6%
2033	2	158,478	10.3%	$3,354,516	10.7%	662,188	43.1%	$12,283,216	39.3%
2034	4	203,537	13.3%	$4,574,445	14.6%	865,725	56.4%	$16,857,661	53.9%
2035	1	17,870	1.2%	$661,190	2.1%	883,595	57.6%	$17,518,851	56.1%
2036 & Thereafter	2	651,369	42.4%	$13,728,551	43.9%	1,534,964	100.0%	$31,247,402	100.0%
Total	12	1,534,964	100.0%	$31,247,402	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. According to the Phase I environmental site assessment dated April 29, 2025, there were no recognized environmental conditions at the Rentar Plaza Property.

The following table presents certain information relating to the historical and underwritten cash flows of the Rentar Plaza Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	2024	Underwritten	Per SF	%(2)
Base Rent	$25,200,534	$25,660,966	$28,847,172	$29,531,800	$31,247,402	$20.36	90.3%
Contractual Rent Steps(3)	-	-	-	-	1,530,712	1.00	4.4%
Gross-Up Vacant Rent	-	-	-	-	1,835,330	1.20	5.3%
Gross Potential Income	$25,200,534	$25,660,966	$28,847,172	$29,531,800	$34,613,444	$22.55	100.0%
Total Recoveries	12,825,747	10,521,350	12,850,234	13,351,482	13,218,357	8.61	29.1%
Vacancy & Bad Debt	-	-	-	-	(2,393,552)	(1.56)	-5.3%
Other Income	70,606	93,610	64,869	64,478	39,246	0.03	0.1%
Effective Gross Income	$38,096,887	$36,275,927	$41,762,274	$42,947,760	$45,477,495	$29.63	100.0%
Real Estate Taxes	6,241,859	6,204,738	6,255,149	6,417,637	6,666,042	4.34	14.7%
Insurance	1,113,509	1,126,716	1,449,337	1,449,337	1,646,920	1.07	3.6%
Management Fee	1,155,463	1,119,332	1,295,623	1,300,623	1,000,000	0.65	2.2%
Other Expenses	7,474,075	6,778,615	7,609,511	7,759,858	7,757,713	5.05	17.1%
Total Expenses	$15,984,906	$15,229,402	$16,609,619	$16,927,455	$17,070,675	$11.12	37.5%
Net Operating Income	$22,111,982	$21,046,525	$25,152,655	$26,020,305	$28,406,820	$18.51	62.5%
Capital Expenditures	-	-	-	-	230,245	0.15	0.5%
TI/LC	-	-	-	-	1,765,209	1.15	3.9%
Net Cash Flow	$22,111,982	$21,046,525	$25,152,655	$26,020,305	$26,411,367	$17.21	58.1%
(1)	Based on the underwritten rent roll dated June 1, 2025.
(2)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Contractual Rent Steps were taken through May 1, 2026.

The Market. The Rentar Plaza Property is located along Metropolitan Avenue between 65th Lane and 69th Street in the Middle Village neighborhood of Queens, NY. Metropolitan Avenue is a major corridor in the area, providing access to other boroughs of New York City and nearby cities like Yonkers, as well as connections to major roads and other cities in the region such as White Plains and Stamford. This corridor is a well-trafficked, east-west artery serving both commercial and residential users within Central Queens. The surrounding area features dense residential neighborhoods, strong industrial uses, and proximity to major distribution routes. These bus routes connect Middle Village to various neighborhoods in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 1 – Rentar Plaza

Queens and Brooklyn, as well as connections to subway stations and major transit hubs, facilitating travel to destinations throughout New York City. The Rentar Plaza Property is accessible via several public transportation options, including MTA subway and bus lines, offering connectivity to Midtown Manhattan and greater NYC. JFK and LaGuardia Airports are within a 30-minute drive.

According to a third party market report, the Rentar Plaza Property is located in the Central Queens industrial submarket. The Central Queens industrial submarket is characterized by tight vacancy, limited supply, and continued demand from last-mile logistics users. As of June 2025, the Central Queens submarket has a total inventory of approximately 24.1 million SF, vacancy rate of 4.1%, and asking rents of $28.07 PSF. Over the past year, the submarket’s general industrial vacancy rate has decreased by 0.5%.

According to a third party market report, the Rentar Plaza Property is also located in the Central Queens retail submarket. As of June 2025, the Central Queens retail submarket has a total inventory of approximately 18.2 million SF, vacancy rate of 4.5%, and asking rents of $48.01 PSF. Over the past year, the retail submarket’s vacancy rate has decreased by 0.6%, a result of approximately 110,000 SF of net absorption. Central Queens’s vacancy rate of 4.5% compares to the submarket’s five-year average of approximately 3.6% and the 10-year average of approximately 3.2%.

The appraisal concluded to industrial market rents ranging from $22.00 PSF to $25.00 PSF and retail market rents in the range of $33.00 to $50.00 per square foot for the ground floor cellar level retail space and $30.00 to $35.00 per square foot for the mezzanine cellar level retail space, with a weighted average overall market rent of $24.77 PSF for the Rentar Plaza Property. The average in-place rent for the occupied space at the Rentar Plaza Property is $21.08 PSF, which is 14.9% below the appraisal’s concluded market rent, allowing for further rent growth at the Rentar Plaza Property.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Rentar Plaza Property was 91,699, 1,086,976 and 2,832,255 respectively. Additionally, for the same period, the average household income within the same radii was $98,416, $90,433 and $101,183, respectively.

The following table presents certain information relating to competitive retail properties for the Rentar Plaza Property:

Competitive Retail Summary(1)
Property / Location	Year Built / Renovated or Expanded	Gross Leasable Area (GLA)	Occupancy	Distance to Subject	Asking Rent/SF	Anchor Tenants
Rentar Plaza, Queens, NY	1973 / 2008, 2025	235,221(2)	77.7%(2)	NAP	$21.23 - $50.00(2)	Raymour & Flanigan, BJ’s Wholesale Club
Shops at Atlas Park Glendale, Queens, NY	2006 / NAP	528,580	95%	2 miles	$55.00 - $70.00	Regal Cinemas, Laser Bounce, Ashley HomeStore, New York Sports Clubs, TJ Maxx
Queens Center Elmhurst, Queens, NY	1972 / 2004	987,416	100%	3.1 miles	N/A – N/A	Macy’s, JCPenney
Queens Place Elmhurst, Queens, NY	1983 / 2001	455,000	100%	3.3 miles	N/A – N/A	Best Buy, Lidl, Target
Rego Park Center Rego Park, Queens, NY	1996 / NAP	605,393	99%	3.5 miles	$40.00 - $120.00	Costco, At Home, Burlington
Shops at Skyview Center Flushing, Queens, NY	2010 / NAP	775,366	91%	2.8 miles	$44.00 - $65.00	Target, BJ’s Wholesale Club, Marshall’s
(1)	Based on the appraisal.
(2)	Based on the retail space in the underwritten rent roll dated June 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 1 – Rentar Plaza

The following table presents certain information relating to competitive industrial properties for the Rentar Plaza Property:

Competitive Industrial Summary(1)
Property / Location	Year Built / Renovated or Expanded	Gross Leasable Area (GLA)	Ceiling Heights	Dock High Doors	Asking Rent/SF	Tenant Name
Rentar Plaza, Middle Village, NY	1973 / 2008, 2025	120,000(2)	23-25’	14	$20.90(2)	City of New York(2)
165-25 147th Avenue Jamaica, Queens, NY	1952 / NAP	151,068	16’	7	$27.09	MTA Bus Company
109-05 178th Street Jamaica, Queens, NY	1900 / NAP	51,324	24’	2	$20.04	KSI Auto Parts
29-76 Northern Boulevard Long Island City, Queens, NY	1945 / 1995	214,000	13’	0	$24.46	Fortune Society
49-15 Maspeth Avenue Maspeth, Queens, NY	1966 / NAP	35,658	25’	16	$20.70	FW Webb
56-71 55th Avenue Maspeth, Queens, NY	1961 / NAP	165,931	20’	1	$20.25	Premier Foods
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll dated June 1, 2025. Reflects the City of New York lease occupied by the Department of Transportation.

The Borrower. The borrower for the Rentar Plaza Whole Loan is Vertical Industrial Park Associates, a New York limited partnership and single purpose entity with at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rentar Plaza Whole Loan.

The Borrower Sponsors. The borrower sponsors are Dennis Ratner and Felice Bassin. Mr. Ratner is President of Rentar Development Corp. (“Rentar”). Rentar is a fully integrated management and development company, having developed all its commercial properties from the ground up and managed them from the inception. The current portfolio consists of approximately 1,600,000 square feet of industrial and retail space. Additionally, Rentar has developed over one million square feet of condominiums, single family homes and an additional 1,000,000 square feet of retail and industrial space which has been sold. There is no non-recourse carveout guarantor or separate environmental indemnitor for the Rentar Plaza Whole Loan.

Property Management. The Rentar Plaza Property is managed by Rentar Development Corp., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $555,723 for real estate taxes (ii) $494,695 for identified tenant improvements, allowances and leasing commissions due in connection with the Catch Air lease, and (iii) $271,823 into a rent replications reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially approximately $555,723).

Insurance Escrows – The borrower is required, except if the Rentar Plaza Property is insured under an acceptable blanket policy and no event of default for which lender has commenced or an enforcement action is continuing, to escrow 1/12th of the annual estimated insurance payments on a monthly basis. An acceptable blanket policy was in place at origination.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $19,187 into a reserve for replacements.

Rollover Reserves – On a monthly basis, the borrower is required to deposit approximately $147,101 for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 1 – Rentar Plaza

Lease Sweep Reserve – During the continuance of a Lease Sweep Period (as defined below) related to the DCAS lease and/or the Amazon lease, the borrower will be required to deposit monthly an amount equal to 1/6th of the annual base rent due with respect to the lease in question over the then next succeeding six months.

A “Lease Sweep Period” will commence upon the occurrence of any of the following: (a) with respect to each applicable lease, the earlier to occur of: (1) 12 months prior to the expiration (as the same may have been extended) of such lease; and (2) the date required under such lease for the tenant thereunder to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), unless such notice period has been extended during the active negotiations with the tenant under such lease; (b) the receipt of written notice from any such tenant under an applicable lease exercising its right to terminate its lease prior to its then current expiration date; (c) the date that any such lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt of written notice from any such tenant under such applicable lease of its intent to surrender, cancel or terminate such lease (or any material portion thereof) prior to its then current expiration date; (d) upon a monetary or material non-monetary default under such lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (e) the occurrence of a bankruptcy or insolvency proceeding of the applicable tenant or its parent company guaranteeing the lease, and will terminate upon the cure of the applicable trigger event in accordance with the loan documents or the deposit of 12 months of base rent for the lease in question into the Lease Sweep Reserve.

Lockbox / Cash Management. The Rentar Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. Prior to a Trigger Period (as defined below) all sums deposited into the lockbox will be transferred into the borrower’s operating account, on a daily basis. Following a Trigger Period, any transfers to the borrower's operating account will cease and such sums on deposit in the lockbox are required to be transferred on a daily basis to an account controlled by the lender, to be applied to payment of all monthly amounts due under the Rentar Plaza Whole Loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses with any excess funds required to be deposited into an excess cash flow reserve account to be held as additional collateral for the Rentar Plaza Whole Loan until the Trigger Period is cured, at which time all funds in such account will be disbursed to the borrower, unless such Trigger Period is continuing solely due to a DOT Lease Trigger Period (as defined below), in which case such excess funds are required to be deposited into a DOT Lease reserve until $900,000.00 has been deposited therein.

A “Trigger Period” commences upon (i) the occurrence of an event of default under the Rentar Plaza Whole Loan documents, (ii) the debt service coverage ratio being less than 1.30x as of any calculation date, (iii) if the property manager is an affiliate of the borrower sponsor and is adjudicated bankrupt or insolvent, (iv) if a receiver, liquidator or trustee is appointed for borrower or guarantor or if borrower or guarantor is adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in by, borrower or guarantor, or if any proceeding for the dissolution or liquidation of borrower or guarantor is instituted, or if borrower is substantively consolidated with any other person, or if borrower or guarantor makes an assignment for the benefit of creditors or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due or (v) upon the occurrence of a DOT Lease Trigger Period. A Trigger Period will end with respect to (a) clause (i), if the cure of the event of default has been accepted by the lender, (b) clause (ii), if the debt service coverage ratio is greater than or equal to 1.35x for two consecutive calendar quarters or, alternatively, the borrower may deposit cash or a letter of credit in an amount that, if applied to reduce the then outstanding principal balance of the Rentar Plaza Whole Loan, would cause the debt service coverage ratio to be greater than or equal to 1.35x, (c) clause (iii), if the property manager is replaced with a non-affiliated manager approved by the lender, (d) clause (iv), if such Trigger Period is solely as a result of the filing of an involuntary petition, case or proceeding against borrower with respect to which none of borrower, guarantor or any affiliate of borrower or guarantor solicited or actively facilitated the solicitation of petitioning creditors or consented to or otherwise joined in such involuntary petition, case or proceeding, upon the same being discharged or dismissed within 30 days of such filing or (e) clause (v), the DOT Lease Trigger Period has ended pursuant to the terms thereof.

A “DOT Lease Trigger Period” commences on the date that is ten business days following the receipt of notice from the tenant under the Department of Transportation lease (“DOT Lease”) that it is requiring certain alterations pursuant to the DOT Lease and ending on the date that $900,000.00 is on deposit in the DOT Lease account. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 1 – Rentar Plaza

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 2 – BioMed MIT Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 2 – BioMed MIT Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 2 – BioMed MIT Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB, GACC, GSMC, SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$75,000,000	Title:	Sub-Leasehold
Cut-off Date Principal Balance(1):	$75,000,000	Property Type – Subtype:	Mixed Use – Lab / Office
% of IPB:	9.4%	Net Rentable Area (SF):	1,314,481
Loan Purpose:	Refinance	Location:	Cambridge, MA
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor(3):	BioMed Realty, L.P.	Occupancy:	95.9%
Interest Rate(4):	5.89283%	Occupancy Date:	4/1/2025
Note Date:	6/5/2025	4th Most Recent NOI (As of):	$115,820,729 (12/31/2022)
Maturity Date:	6/9/2035	3rd Most Recent NOI (As of):	$123,595,795 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$130,062,720 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$130,971,938 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	96.6%
Amortization Type:	Interest Only	UW Revenues:	$182,951,992
Call Protection(5):	L(25), D(88), O(7)	UW Expenses:	$42,158,762
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$140,793,230
Additional Debt(1):	Yes	UW NCF:	$139,281,577
Additional Debt Balance(1):	$772,000,000 / $478,000,000	Appraised Value(7) / Per SF(8):	$2,400,000,000 / $1,357
Additional Debt Type(1):	Pari Passu / Subordinate Debt	Appraisal Date:	3/5/2025

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF(8):	$479	$749
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(8):	$479	$749
Rollover Reserve:	$0	Springing	$1,314,481	Cut-off Date LTV(7):	35.3%	55.2%
Ground Rent Reserve:	$0	Springing	N/A	Maturity Date LTV(7):	35.3%	55.2%
Unfunded Obligations:	$1,869,382	N/A	N/A	UW NCF DSCR:	2.75x	1.66x
Takeda Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	16.6%	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$847,000,000	52.0%	Loan Payoff(9)	$1,307,413,701	80.2%
Subordinate Loan(1)	478,000,000	29.3	Ground Lease Prepayment & Extension(10)	305,800,000	18.8
Borrower Sponsor Equity	305,238,760	18.7	Closing Costs	15,155,677	0.9
			Upfront Reserves	1,869,382	0.1
Total Sources	$1,630,238,760	100.0%	Total Uses	$1,630,238,760	100.0%
(1)	The BioMed MIT Portfolio mortgage loan (the “BioMed MIT Portfolio Mortgage Loan”) is part of the BioMed MIT Portfolio Whole Loan (as defined below), which is evidenced by 19 senior pari passu promissory notes and 15 junior promissory notes (divided into five B notes, five C notes and five D notes) with an aggregate principal balance as of the Cut-off Date of $1,325,000,000.
(2)	The borrowers of the BioMed MIT Portfolio Whole Loan are BRE-BMR 26 Landsdowne LLC; BRE-BMR 35 Landsdowne LLC; BRE-BMR 38 Sidney LLC; BRE-BMR 40 Landsdowne LLC; BRE-BMR Pilgrim & Sidney LLC; BRE-BMR 64 Sidney LLC; BRE-BMR 65 & 80 Landsdowne LLC and BRE-BMR 88 Sidney LLC.
(3)	The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the single purpose entity borrowers and not the guarantor have provided an environmental indemnity to the lender.
(4)	Interest Rate represents the interest rate of the BioMed MIT Portfolio Senior Notes (as defined below). The interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(5)	Defeasance of the BioMed MIT Portfolio Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the origination date. The assumed defeasance lockout period is based on the anticipated closing date of the BBCMS 2025-C35 securitization in July 2025. The actual defeasance lockout period may be longer.
(6)	See “Escrows and Reserves” below.
(7)	Appraised Value represents the “As-Portfolio” value of the BioMed MIT Portfolio (as defined below), which includes a 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Senior Notes and the BioMed MIT Portfolio Whole Loan result in a Cut-off Date LTV and Maturity Date LTV of 36.3% and 56.9%, respectively.
(8)	Based on 1,769,239 square feet, which is inclusive of 454,758 square feet of parking space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 2 – BioMed MIT Portfolio

(9)	The borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, inclusive of a $1.17 billion existing mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. Loan Payoff shown in the table above is inclusive of accrued interest which was paid off in connection with the origination of the BioMed MIT Portfolio Whole Loan.
(10)	Ground Lease Prepayment & Extension was paid in 2024 and represents the costs associated with the borrower sponsor prepaying ground lease rents and extending the nine respective ground leases. See “Ground Lease” herein for additional information.

The Loan. The BioMed MIT Portfolio Whole Loan is secured by the borrowers’ sub-leasehold interest in eight Class A, mixed use lab/office properties totaling 1,314,481 square feet and two related parking structures located in Cambridge, Massachusetts (the “BioMed MIT Portfolio”). The BioMed MIT Portfolio Whole Loan is evidenced by (i) 19 pari passu A notes, with an aggregate Cut-off Date balance of $847.0 million (collectively, the “BioMed MIT Portfolio Senior Notes”), (ii) five pari passu B notes, with an aggregate Cut-off Date balance of $191.4 million (collectively, the “BioMed MIT Portfolio B Notes”), (iii) five pari passu C notes, with an aggregate Cut-off Date balance of $192.3 million (collectively, the “BioMed MIT Portfolio C Notes”) and (iv) five pari passu D notes, with an aggregate Cut-off Date balance of $94.3 million (collectively, the “BioMed MIT Portfolio D Notes” and, together with the BioMed MIT Portfolio Senior Notes, the BioMed MIT Portfolio B Notes and the BioMed MIT Portfolio C Notes, the “BioMed MIT Portfolio Whole Loan”). The BioMed MIT Portfolio Mortgage Loan is comprised of a portion of the BioMed MIT Portfolio Senior Notes (Notes A1-C1-A, A3-C1-A, A4-C1-A and A5-C1-A) with an aggregate Cut-off Date balance of $75.0 million, which will be contributed to the BBCMS 2025-C35 trust.

The BioMed MIT Portfolio Whole Loan has a 10-year term and is interest-only for the full term with a maturity date of June 9, 2035. The BioMed MIT Portfolio Senior Notes accrue interest at a fixed rate of 5.89283% per annum, and the BioMed MIT Portfolio Whole Loan accrues at a fixed rate of 6.25927852830189% per annum.

The relationship between the holders of the BioMed MIT Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan” in the Preliminary Prospectus. The BioMed MIT Portfolio Whole Loan will be serviced under the trust and servicing agreement for the BX 2025-LIFE securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 2 – BioMed MIT Portfolio

The table below identifies the promissory notes that comprise the BioMed MIT Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A1-S	$87,400,000	$87,400,000	BX 2025-LIFE	Yes
A2-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A3-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A4-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A5-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A1-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A1-C1-B	$22,250,000	$22,250,000	JPMCB(1)	No
A1-C2	$41,000,000	$41,000,000	JPMCB(1)	No
A2-C1	$41,000,000	$41,000,000	CREFI(1)	No
A2-C2	$41,000,000	$41,000,000	CREFI(1)	No
A3-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A3-C1-B	$22,250,000	$22,250,000	Deutsche Bank AG, New York Branch(1)	No
A3-C2	$41,000,000	$41,000,000	Deutsche Bank AG, New York Branch(1)	No
A4-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A4-C1-B	$22,250,000	$22,250,000	GSMC(1)	No
A4-C2	$41,000,000	$41,000,000	GSMC(1)	No
A5-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A5-C1-B	$22,250,000	$22,250,000	SGFC(1)	No
A5-C2	$41,000,000	$41,000,000	SGFC(1)	No
B-1	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-2	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-3	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-4	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-5	$38,280,000	$38,280,000	BX 2025-LIFE	No
C-1	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-2	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-3	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-4	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-5	$38,460,000	$38,460,000	BX 2025-LIFE	No
D-1	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-2	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-3	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-4	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-5	$18,860,000	$18,860,000	BX 2025-LIFE	No
Whole Loan	$1,325,000,000	$1,325,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Properties. The BioMed MIT Portfolio is comprised of the sub-leasehold interests in eight Class A, mixed use lab/office properties and two related parking structures, located in Cambridge, Massachusetts totaling 1,314,481 square feet. The BioMed MIT Portfolio is located within University Park at MIT, a 30-acre master planned development completed in partnership with Massachusetts Institute of Technology (“MIT”) and is located directly adjacent to the MIT campus within the Cambridge Market. The University Park at MIT development features four landscaped parks providing abundant green space while being in an urban setting. University Park at MIT integrates scientific research facilities with more than 670 residential units, a hotel and conference center and retail amenities. The residential units, hotel and conference center and retail amenities are not collateral for the BioMed MIT Portfolio Whole Loan. As of April 1, 2025, the BioMed MIT Portfolio was approximately 95.9% leased by 12 individual tenants with a weighted average tenant tenure of approximately 18.7 years (based on solely the first unit occupied by each respective tenant and does not consider renewals and/or expansion space). With the exception of the 38 Sidney property, each BioMed MIT Portfolio property is at least 99.6% leased. The BioMed MIT Portfolio is leased to a strong tenant roster with approximately 47.9% of NRA and 48.8% of UW Base Rent attributable to investment grade rated tenants. The largest tenants by UW Base Rent include Takeda Pharmaceuticals

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 2 – BioMed MIT Portfolio

(along with its Millennium Pharmaceuticals subsidiary, which is now branded as Takeda Oncology) (“Takeda”) (37.7% of NRA; 37.1% of UW Base Rent; M/F/S&P: Baa1/NR/BBB+), Agios Pharmaceuticals (15.3% of NRA; 15.7% of UW Base Rent), and Blueprint Medicines (13.6% of NRA; 14.4% of UW Base Rent). The BioMed MIT Portfolio properties serve as the headquarter location for five of the tenants (Agios Pharmaceuticals, Blueprint Medicines, Vericel Corporation, Fulcrum Therapeutics and Siena Construction), collectively representing 35.9% of NRA and 37.7% of UW Base Rent. Over the past 20 years, the BioMed MIT Portfolio has maintained an average occupancy of approximately 98%.

Parking at the BioMed MIT Portfolio includes two parking structures, which consist of 1,702 total parking stalls (582 parking stalls at 30 Pilgrim, which is located adjacent to the 45-75 Sidney property, and 1,120 parking stalls at 80 Landsdowne, which is located adjacent to the 65 Landsdowne property). Both parking structures are included in the collateral for the BioMed MIT Portfolio Whole Loan. As of the TTM February 2025 period, the split of contractual to transient revenue across both structures was approximately 80% and 20%, respectively. The parking structures at the BioMed MIT Portfolio represent approximately 9.0% of total revenues at the BioMed MIT Portfolio as of TTM February 2025. ABM Parking manages the two parking structures.

In 2024, the borrower sponsor paid $305.80 million to extend all nine Ground Leases (as defined below) out until April 2099. Prior to the equity contribution, the borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, comprised of a $1.17 billion mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. The borrower sponsor has a total cost basis of approximately $2.69 billion and approximately $1.37 billion of remaining equity.

Portfolio Summary
Property Name	Location	SF / Parking Stalls	Occupancy(1)	Allocated Cut-off Date Loan Amount (“ALA”)(2)	% of ALA	Appraised Value	UW NCF
45 - 75 Sidney	Cambridge, MA	277,174 / 582	100.0%	$281,747,000	21.3%	$501,300,000	$30,954,999
40 Landsdowne	Cambridge, MA	214,638 / NAP	100.0%	$238,402,000	18.0%	$378,100,000	$21,799,950
35 Landsdowne	Cambridge, MA	202,423 / NAP	100.0%	$221,982,000	16.8%	$356,900,000	$20,576,945
65 Landsdowne	Cambridge, MA	122,410 / 1,120	100.0%	$154,712,000	11.7%	$358,400,000	$23,066,881
88 Sidney	Cambridge, MA	146,034 / NAP	100.0%	$134,655,000	10.2%	$224,900,000	$14,617,830
64 Sidney	Cambridge, MA	126,371 / NAP	99.6%	$107,341,000	8.1%	$183,700,000	$12,980,953
38 Sidney	Cambridge, MA	122,554 / NAP	56.4%	$103,782,000	7.8%	$170,600,000	$5,828,593
26 Landsdowne	Cambridge, MA	102,877 / NAP	100.0%	$82,379,000	6.2%	$156,400,000	$9,455,426
Total / Wtd. Avg.		1,314,481 / 1,702	95.9%	$1,325,000,000	100.0%	$2,400,000,000(3)	$139,281,577
(1)	As of April 1, 2025.
(2)	Based on the BioMed MIT Portfolio Whole Loan.
(3)	Total / Wtd. Avg. Appraised Value represents the BioMed MIT Portfolio value, which includes a 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Whole Loan results in a 56.9% LTV.

Major Tenants.

Takeda (495,716 square feet, 37.7% of NRA; 37.1% of underwritten base rent; M/F/S&P: Baa1/NR/BBB+). Founded in 1993, Millennium Pharmaceuticals was originally a genomics company applying recombinant technology to the discovery and development of new therapies in a broad spectrum of diseases. In May 2008, Millennium Pharmaceuticals was acquired and absorbed by Takeda (NYSE: TAK). The company’s five core therapeutic areas are oncology, gastroenterology, neuroscience, rare diseases, and plasma-derived therapies, which collectively account for more than 80% of revenue. Its geographic footprint is diversified, with 50% derived from the US, 20% from Japan and 20% from Europe and Canada. As of December 31, 2024, Takeda held over 12,000 active patents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 2 – BioMed MIT Portfolio

Agios Pharmaceuticals (“Agios”) (201,593 square feet, 15.3% of NRA; 15.7% of underwritten base rent). Agios Pharmaceuticals is a biopharmaceutical company with a focus on developing treatments geared towards cancer and rare genetic disorders of metabolism. The company’s primary focus is to develop potentially transformative small-molecule medicines. The clinical development plan for Agios’ product candidates includes a precision approach with initial study designs that allow for genetically or biomarker-defined patient populations. The company seeks the potential for proof of concept early in clinical development, along with any potential for accelerated approval. Founded in 2008, Agios employs nearly 400 people.

Blueprint Medicines (178,330 square feet, 13.6% of NRA; 14.4% of underwritten base rent). Blueprint Medicines is a global biopharmaceutical company dedicated to inventing life-changing medicines in two core areas: allergy / inflammation and oncology / hematology. Blueprint Medicines and its approximately 655 employees aim to improve and extend patients’ lives by targeting the root causes of diseases through a combination of biological expertise, drug design capabilities and clinical development and commercial infrastructure.

Environmental. According to the Phase I environmental assessments all dated April 2, 2025, there is no evidence of any recognized environmental conditions at the BioMed MIT Portfolio. However, controlled recognized environmental conditions were identified at the 45-75 Sidney property and 88 Sidney property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the BioMed MIT Portfolio:

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	98.3%	99.0%	95.1%	95.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – BioMed MIT Portfolio

The following table presents certain information relating to the largest tenants by net rentable area of the BioMed MIT Portfolio:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Takeda	Baa1 / BBB+ / NR	495,716	37.7%	$96.28	$47,726,248	37.1%	Various(3)
Agios Pharmaceuticals(4)(5)(6)	NR / NR / NR	201,593	15.3%	$100.36	$20,232,748	15.7%	2/29/2028
Blueprint Medicines(7)	NR / NR / NR	178,330	13.6%	$103.79	$18,508,766	14.4%	11/30/2029
Brigham & Women's Hospital	Aa3 / AA- / NR	122,410	9.3%	$112.55	$13,777,246	10.7%	8/31/2026
BioNTech	NR / NR / NR	59,303	4.5%	$127.43	$7,556,973	5.9%	Various(8)
Vericel Corporation	NR / NR / NR	57,159	4.3%	$114.80	$6,561,853	5.1%	2/29/2032
Beam Therapeutics(9)	NR / NR / NR	38,203	2.9%	$95.93	$3,664,814	2.9%	Various(10)
Repertoire Immune Medicine(11)(12)	NR / NR / NR	35,943	2.7%	$97.16	$3,492,222	2.7%	9/30/2028
Fulcrum Therapeutics	NR / NR / NR	28,731	2.2%	$93.47	$2,685,487	2.1%	6/30/2028
Voyager Therapeutics(13)	NR / NR / NR	26,148	2.0%	$102.08	$2,669,188	2.1%	11/30/2026
Total Top Tenant		1,243,536	94.6%	$102.03	$126,875,543	98.7%
Other Tenants		17,044	1.3%	$98.88	$1,685,291	1.3%
Occupied Collateral Total / Wtd. Avg.		1,260,580	95.9%	$101.99	$128,560,835	100.0%
Vacant Space		53,901	4.1%
Collateral Total		1,314,481	100.0%

(1)  Based on the underwritten rent roll dated April 1, 2025, inclusive of rent steps through March 2026.

(2)  In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)  Takeda occupies (i) 214,638 square feet of space at the 40 Landsdowne property with a lease expiration date in June 2030 and two 10-year renewal options, (ii) 202,423 square feet of space at the 35 Landsdowne property with a lease expiration date in June 2030 and two 10-year renewal options and (iii) 78,655 square feet of space at the 45 - 75 Sidney property with a lease expiration date in January 2032 and two five-year renewal options.

(4)  Agios Pharmaceuticals is subleasing 7,407 square feet of space to Watershed Informatics in suite 100 at the 64 Sidney property at a sublease rate of $50.00 per square foot. UW Base Rent Per SF represents the prime lease rent.

(5)  Agios Pharmaceuticals is currently dark in 12,995 square feet of space at the 38 Sidney property and 35,157 square feet of space at the 64 Sidney property.

(6)  Agios Pharmaceuticals occupies (i) 146,034 square feet of space at the 88 Sidney property, (ii) 42,564 square feet of space at the 64 Sidney property and (iii) 12,995 square feet of space at the 38 Sidney property. Each respective lease expires in February 2028.

(7)  Blueprint Medicines occupies (i) 139,216 square feet of space at the 45 – 75 Sidney property and (ii) 39,114 square feet of space at the 38 Sidney property. Each respective lease expires in November 2029.

(8)  BioNTech is subject to (i) 47,493 square feet of space expiring in January 2032 and (ii) 11,810 square feet of space expiring in March 2026.

(9)  Beam Therapeutics is subleasing 6,000 square feet of space to Xsphera Biosciences in suite 100 at a sublease rate of $80.00 per square foot. UW Base Rent Per SF represents the prime lease rent.

(10)  Beam Therapeutics is subject to (i) 16,518 square feet of space expiring in September 2028 and (ii) 21,685 square feet of space expiring in September 2029.

(11)  Repertoire Immune Medicine is subleasing 14,437 square feet of space to Montai Health in suite 400. UW Base Rent Per SF represents the prime lease rent.

(12)  Repertoire Immune Medicine is currently dark in 21,506 square feet of space.

(13)  Voyager Therapeutics is subleasing 26,148 square feet of space to Skylark Bio in suite 500 at a sublease rate of $84.00 per square foot. UW Base Rent Per SF represents the prime lease rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
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The following table presents certain information relating to the tenant lease expirations at the BioMed MIT Portfolio:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	53,901	4.1%	$0	0.0%	53,901	4.1%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	53,901	4.1%	$0	0.0%
2026	3	171,422	13.0%	$19,019,777	14.8%	225,323	17.1%	$19,019,777	14.8%
2027	0	0	0.0%	$0	0.0%	225,323	17.1%	$19,019,777	14.8%
2028	4	282,785	21.5%	$27,995,029	21.8%	508,108	38.7%	$47,014,805	36.6%
2029	3	206,005	15.7%	$21,030,171	16.4%	714,113	54.3%	$68,044,976	52.9%
2030	2	417,061	31.7%	$41,097,191	32.0%	1,131,174	86.1%	$109,142,167	84.9%
2031	0	0	0.0%	$0	0.0%	1,131,174	86.1%	$109,142,167	84.9%
2032	3	183,307	13.9%	$19,418,667	15.1%	1,314,481	100.0%	$128,560,835	100.0%
2033	0	0	0.0%	$0	0.0%	1,314,481	100.0%	$128,560,835	100.0%
2034	0	0	0.0%	$0	0.0%	1,314,481	100.0%	$128,560,835	100.0%
2035 & Beyond	0	0	0.0%	$0	0.0%	1,314,481	100.0%	$128,560,835	100.0%
Total	15	1,314,481	100.0%	$128,560,835	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Certain tenants are subject to more than one lease, and certain tenants are either dark or subleasing their space. The information regarding the leases is based on the prime leases. See “Top Tenant Summary” above for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the operating history and underwritten cash flows of the BioMed MIT Portfolio:

Operating History and Underwritten Cash Flow(1)
	2022	2023	2024	TTM February 2025	UW	UW Per SF
Base Rental Revenue	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$124,884,823	$95.01
Rent Steps	0	0	0	0	3,676,012	2.80
Credit Tenant Rent Steps	0	0	0	0	3,050,199	2.32
Vacant Income	0	0	0	0	5,884,110	4.48
Potential Gross Revenue	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$137,495,143	$104.60
Expense Reimbursement	32,545,853	35,355,800	37,198,115	37,340,208	35,472,053	26.99
Less Vacancy & Credit Loss	0	0	0	0	(5,884,110)	(4.48)
Parking Income	12,298,665	14,549,243	16,372,784	15,868,905	15,868,905	12.07
Other Income	0	0	8,273	8,273	0	0.00
Effective Gross Income	$161,316,394	$173,447,650	$176,733,917	$175,871,308	$182,951,992	$139.18
Real Estate Taxes	16,587,593	17,643,136	19,021,431	19,263,100	19,742,278	15.02
Insurance	268,675	292,707	410,003	434,254	483,503	0.37
Ground Lease(2)(3)	10,622,391	12,015,486	6,248,644	4,096,463	3,528,710	2.68
Repairs & Maintenance	6,391,858	7,550,251	7,435,051	7,795,754	7,795,754	5.93
Management Fee	3,556,254	3,871,438	3,737,688	3,701,282	1,000,000	0.76
Payroll	677,854	690,339	838,522	860,001	860,001	0.65
General and Administrative	1,770,155	1,205,638	1,308,553	1,311,718	1,311,718	1.00
Other Expenses	5,620,883	6,582,859	7,671,304	7,436,798	7,436,798	5.66
Total Expenses	$45,495,665	$49,851,854	$46,671,196	$44,899,369	$42,158,762	$32.07
Net Operating Income	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$140,793,230	$107.11
Replacement Reserves	0	0	0	0	197,172	0.15
TI/LC	0	0	0	0	1,314,481	1.00
Net Cash Flow	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$139,281,577	$105.96
(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	The borrower sponsor prepaid the Ground Lease Expense for the next eight years starting in July 2024 through June 30, 2032, as well as the Ground Lease Extension Term. 2024 Ground Lease Expense represents a partial-year payment due to the prepayment.
(3)	UW Ground Lease represents the 10-year average of the borrower sponsor's projections during the term of the BioMed MIT Portfolio Whole Loan, inclusive of pre-payments. All ground rent payments through June 2032 have been pre-paid (except in certain circumstances as described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus). UW Ground Lease also includes the annual payment for each of the Prime Leases as described under “Prime Lease” herein.

The Market. The BioMed MIT Portfolio is located in Greater Boston, Massachusetts, directly adjacent to the campus of MIT. As of the fourth quarter of 2024, Boston remains a center of the life science sector across the globe, with occupancy rates above 75% and average triple net lease asking rents of approximately $89.07 per square foot. Boston is home to 24 hospitals and research institutions. Venture capital funding in Boston reached approximately $2.1 billion as of year-end 2024 in line with 2023’s investment totals. In 2024, approximately 7.6 million square feet of research and development space was delivered in Boston with approximately 3.8 million square feet of leases signed in the Boston metropolitan area throughout 2024 and 544,000 square feet signed in the fourth quarter of 2024. The East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 square feet.

The BioMed MIT Portfolio is further located within the Mid-Cambridge submarket, directly adjacent to the East Cambridge submarket. At the core of Boston’s life science industry is East Cambridge/Kendall Square. As of year-end 2024, vacancy rates in the East Cambridge submarket reached 10.7% and average triple net lease asking rents exceeded $107 per square foot. The East Cambridge submarket is comprised of approximately 16.8 million square feet and features Boston’s highest asking rents. Approximately 3.8 million square feet of leases were signed in the Boston MSA throughout 2024, with 544,000 square feet signed in the fourth quarter. The East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 square feet. The East Cambridge submarket’s proximity to the knowledge capital associated with both Harvard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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and MIT bolsters prospects for both the near-and long-term tenancy. The BioMed MIT Portfolio properties in the East Cambridge submarket benefit from a location in one of the most desirable life science clusters in the world.

The following table presents certain information relating to comparable lab rentals for the BioMed MIT Portfolio:

Comparable Lab Rentals(1)
Property Name	Submarket	Year Built / Renovated	Tenant Name	Lease Date	NRA	Lease Term (Yrs)	Rent PSF
BioMed MIT Portfolio	Mid Cambridge	1989 / 2019(2)	Various	Various	1,207,359(3)(4)	Various	$103.13(3)(4)
100-700 Technology Square(5)	East Cambridge	1964 / 2001	Intellia Therapeutics	Jul-25	147,000	13	$108.00
100-700 Technology Square	East Cambridge	1964 / 2001	Ainra Corporation	May-26	18,998	4	$105.00
100-700 Technology Square	East Cambridge	1964 / 2001	Flare Therapeutics	Oct-24	21,621	3	$108.00
1 Kendall Square	East Cambridge	1893 / 2018	Convergence	Oct-24	12,165	3	$105.00
1 Kendall Square(5)	East Cambridge	1893 / 2018	InduPro Labs	Oct-24	10,838	3	$108.50
1 Kendall Square(5)	East Cambridge	1893 / 2018	Nava Therapeutics	Sep-24	13,906	3	$105.00
441 Morgan Avenue(5)	East Cambridge	2024 / NAP	Astellas Pharma	Jul-24	63,000	11	$106.00
(1)	Source: Appraisal.
(2)	Represents the earliest year built and latest year renovated throughout the BioMed MIT Portfolio.
(3)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(4)	Represents occupied life sciences square feet and rents within the BioMed MIT Portfolio only.
(5)	Denotes a first-generation lease.

The Borrowers. The borrowers are BRE-BMR 26 Landsdowne LLC, BRE-BMR 35 Landsdowne LLC, BRE-BMR 38 Sidney LLC, BRE-BMR 40 Landsdowne LLC, BRE-BMR Pilgrim & Sidney LLC, BRE-BMR 64 Sidney LLC, BRE-BMR 65 & 80 Landsdowne LLC, and BRE-BMR 88 Sidney LLC, each of which is a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), and each of which owns a sub-leasehold interest in the applicable BioMed MIT Portfolio property. The Borrowers are recycled bankruptcy remote single purpose entities. The Borrowers are required to have at least two independent directors consistent with rating agency requirements, whose responsibilities will be limited solely to voting on certain matters relating to bankruptcy and insolvency issues. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the BioMed MIT Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor is BioMed Realty, L.P. (“BioMed”), a portfolio company of Blackstone. BioMed is a leading provider of real estate solutions to the life science and technology industries. BioMed owns and operates life science real estate comprising 15.9 million square feet concentrated in leading innovation markets throughout the United States and United Kingdom, including Boston/Cambridge, San Francisco, San Diego, Seattle, Boulder, and Cambridge, U.K. BioMed is one of the largest laboratory/office owners in Boston/Cambridge with its portfolio totaling over 5.6 million square feet. BioMed maintains a fully integrated operating platform across leasing, development, investments, operations, and facilities management.

The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the Borrowers and not the guarantor have provided an environmental indemnity to the lender.

Blackstone is a leading investment firm with approximately $1.1 trillion in total assets under management across investment vehicles focused on private equity, real estate, public debt and equity, infrastructure, life science, growth equity, opportunistic, non-investment grade credit, real assets, and secondary funds, all on a global basis. Blackstone’s Real Estate group began investing in real estate in 1991 and has approximately $315 billion of investor capital under management.

Property Management. Each of the BioMed MIT Portfolio properties is managed by BioMed Realty LLC, a Delaware limited liability company, an affiliate of the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Escrows and Reserves. At origination of the BioMed MIT Portfolio Whole Loan, the Borrowers deposited approximately $1,869,382 into an outstanding landlord obligations reserve.

Tax Reserve – During the continuance of a Cash Sweep Period (as defined below), the Borrowers are required to make ongoing monthly deposits into the tax reserve equal to 1/12 of annual real estate taxes (exclusive of taxes required to be paid by tenants under leases) based on the lender’s estimate.

Insurance Reserve – During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the insurance reserves equal to 1/12 of annual insurance premiums, except if the BioMed MIT Portfolio properties are covered under a blanket policy reasonably acceptable to lender and no event of default is continuing.

Rollover Reserves - During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the rollover reserves equal to 1/12 of the aggregate square footage of the BioMed MIT Portfolio properties multiplied by $1.00, capped at 12 times such amount.

Ground Rent Reserve - During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the ground rent reserves equal to 1/12 of the ground rent due during the next ensuing 12 months in order to accumulate sufficient funds to pay all ground rent at least 30 days prior to the due dates under the Ground Leases.

Takeda Reserve - During the continuance of a Takeda Sweep Event (as defined below), the Borrowers are required to reserve all excess cash remaining after funding all applicable required reserve payments (such funds, the “Takeda Reserve Funds”), which may be disbursed for various leasing costs and upon satisfaction of the related conditions set forth in the BioMed MIT Portfolio Whole Loan documents. In addition, the Borrowers have the option to request the disbursement of any portion of the Takeda Reserve Funds for any purpose (such amount, the “Takeda Disbursement Amount”) provided that the Borrowers deliver a guaranty executed by the non-recourse carveout guarantor or a replacement thereof in accordance with the BioMed MIT Portfolio Whole Loan documents in an amount equal to the Takeda Disbursement Amount.

Lockbox / Cash Management. The BioMed MIT Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers are required to deposit, or cause to be deposited, all revenues derived from the BioMed MIT Portfolio properties into restricted accounts (each, a “Lockbox Account”) in the name of certain of the Borrowers for the benefit of the lender to the extent set forth in the BioMed MIT Portfolio Whole Loan documents. During a Cash Sweep Period, funds on deposit in the Lockbox Accounts are required to be transferred to a single segregated account held in trust and for the benefit of the lender. If a Cash Sweep Period does not exist, the Borrowers have access to the Lockbox Account and may direct funds to be transferred to an account designated by the Borrowers which is not pledged as security for the BioMed MIT Portfolio Whole Loan or the Mezzanine Loan (as defined below).

A “Cash Sweep Period” commences upon the earliest of the occurrence of any of the following: (i) a BioMed MIT Portfolio Whole Loan event of default; (ii) bankruptcy or insolvency events with respect to the Borrowers; (iii) the debt service coverage ratio for the BioMed MIT Portfolio Whole Loan falling below 1.30x for two consecutive calendar quarters immediately preceding the applicable debt service coverage ratio determination date set forth in the BioMed MIT Portfolio Whole Loan documents (a “DSCR Trigger Event”); (iv) the date which is 18 months prior to the expiration date of the Takeda 2030 Lease (as defined below) at the BioMed MIT Portfolio (the “Takeda Extension Date”), unless Takeda has provided written notice of renewal or extension of the applicable Takeda 2030 Lease in accordance with the terms of the Takeda 2030 Lease and the BioMed MIT Portfolio Whole Loan documents (a “Takeda Sweep Event”); or (v) a Mezzanine Loan default. A Cash Sweep Period will expire upon the first date on which: (a) with regard to clause (i) above, the BioMed MIT Portfolio Whole Loan event of default is no longer continuing; (b) with regard to clause (ii) above, solely with respect to an involuntary bankruptcy action that was not consented to by a Borrower or its general partner or managing member, as applicable, such bankruptcy action is discharged, stayed or dismissed within 90 days of the filing of such bankruptcy action; (c) with regard to clause (iii) above, (1) the debt service coverage ratio is equal to or greater than 1.30x on the first day of each of two consecutive calendar quarters, (2) immediately either (x) at any time from and after December 9, 2034 (the “Permitted Par Prepayment Date”), upon the Borrowers’ and/or Mezzanine Borrower’s (as defined below) prepayment of the BioMed MIT Portfolio Whole Loan and/or the Mezzanine Loan, as applicable, on a pro rata basis or (y) at any time after the Permitted Defeasance Date (defined below) and prior to the Permitted Par Prepayment Date, partial defeasance of the BioMed MIT Portfolio Whole Loan, in each case, in an amount such that the debt service coverage ratio is equal to 1.30x without any obligation to wait two consecutive quarters, (3) the Borrower and the Mezzanine Borrowers collectively deliver to the lender

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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cash or a letter of credit in an amount equal to the amount by which net operating income would need to increase in order to achieve a debt service coverage ratio equal to 1.30x (as applicable, “DSCR Cure Collateral” or the “Mezzanine DSCR Cure Collateral”), which such DSCR Cure Collateral and the Mezzanine DSCR Cure Collateral will be held by the respective lenders in escrow as additional collateral for the BioMed MIT Portfolio Whole Loan, and is required to be returned to the Borrower or the Mezzanine Borrower, as applicable, upon the earlier of (x) the occurrence of a DSCR Trigger Event cure pursuant to clause (1) or (2) above or (4) below (provided that no other Cash Sweep Period is then in effect), and (y) the repayment of the BioMed MIT Portfolio Whole Loan or the Mezzanine Loan, as applicable, in full or (4) the guarantor delivers to the lender a guaranty in an amount equal to the mortgage lender’s allocation of the trigger prepayment amount; (d) with regard to clause (iv) above, either (1) the debt service coverage ratio is equal to or greater than 1.30x on the first day of any calendar quarter beginning and ending after the current expiration date of the Takeda 2030 Lease at the BioMed MIT Portfolio properties or (2) Takeda renews or extends the applicable Takeda 2030 Lease or enters into a new lease for substantially the same space as the space for which it previously failed to provide an extension notice by the Takeda Extension Date, and (e) with regard to clause (v) above, the Mezzanine Loan default is no longer continuing. For the avoidance of doubt, the DSCR Cure Collateral cannot be applied by the lender to satisfy any portion of the BioMed MIT Portfolio Whole Loan other than during the continuance of a Priority Payment Cessation Event (as defined below). In the event the DSCR Trigger Event cure is achieved by delivery of the DSCR Cure Collateral to lender and delivery of the Mezzanine DSCR Cure Collateral to Mezzanine Lender, the applicable DSCR Trigger Event period will cease upon delivery of such DSCR Cure Collateral to mortgage lender and such Mezzanine DSCR Cure Collateral to mezzanine lender without any obligation to wait two consecutive calendar quarters.

“Priority Payment Cessation Event” means (a) the acceleration of the BioMed MIT Portfolio Whole Loan during the continuance of an event of default, (b) the initiation of (x) judicial or nonjudicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the BioMed MIT Portfolio Whole Loan documents or the other related loan documents relating to all or a material portion of the applicable individual BioMed MIT Portfolio property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the BioMed MIT Portfolio Whole Loan documents or the other related loan documents.

“Takeda 2030 Lease” means, individually and/or collectively, as the context may require, (i) that certain lease with Takeda, as tenant, and BRE-BMR 35 Landsdowne LLC, as landlord, as amended, modified or assigned, and (ii) that certain lease with Takeda, as landlord, and BRE-BMR 40 Landsdowne LLC, as tenant, as amended, modified or assigned.

Subordinate and Mezzanine Debt. The subordinate debt is evidenced by the BioMed MIT Portfolio B Notes, the BioMed MIT Portfolio C Notes and the BioMed MIT Portfolio D Notes, totaling $478,000,000.

Subordinate Note Summary(1)
	Subordinate-Note Original Principal Balance(2)	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
BioMed MIT Portfolio Subordinate Companion Loan	$478,000,000	(2)	120	0	120	1.66x	10.6%	55.2%
(1)	The interest rate for the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(2)	The subordinate notes are comprised of (i) five pari passu B notes, which accrue interest at a rate of 6.34313% and have an aggregate Cut-off Date balance of $191.4 million, (ii) five pari passu C notes which accrue interest at a rate of 6.96993% and have an aggregate Cut-off Date balance of $192.3 million and (iii) five pari passu D notes which accrue interest at a rate of 7.93133% and have an aggregate Cut-off Date balance of $94.3 million.

Permitted Future Mezzanine Debt. The Borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower (the “Mezzanine Borrower”) to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”), subject to satisfaction of certain conditions precedent set forth in the BioMed MIT Portfolio Whole Loan documents, including that no BioMed MIT Portfolio Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than 65% and (y) a DSCR not less than the Origination Date DSCR (as defined below).

Partial Release. The Borrowers may, at any time after the date that is the earlier of the closing date of the last securitization trust to hold a note comprising the BioMed MIT Portfolio Whole Loan and June 5, 2028 (the “Permitted Defeasance Date”), obtain the release of an individual BioMed MIT Portfolio property (each, a “Release Property”) from the lien of the BioMed MIT Portfolio Whole Loan, subject to the satisfaction of certain conditions, including, but not limited to, (i) (x) if prior to the Permitted Par Prepayment Date, partial defeasance of the BioMed MIT Portfolio Whole Loan in an amount equal to the applicable Release Amount (as defined below) or (y) if on or after the Permitted Par Prepayment Date, payment of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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applicable Release Amount; (ii) after giving effect to such release, the debt service coverage ratio of the BioMed MIT Portfolio properties as of the determination date immediately preceding such release (the “Release DSCR”) is greater than or equal to the Origination Date DSCR (the “Release DSCR Test”), provided that the Release DSCR Test may be satisfied by (x) partially defeasing a portion of the BioMed MIT Portfolio Whole Loan in accordance with the BioMed MIT Portfolio Whole Loan documents or (y) depositing cash to be held in a reserve account as cash collateral for the BioMed MIT Portfolio Whole Loan, in accordance with the BioMed MIT Portfolio Whole Loan documents, provided, further, that, in the event the foregoing Release DSCR Test is not satisfied and the release of the BioMed MIT Portfolio property is in connection with an arms-length transaction to a third-party which is not controlled by the borrower sponsor and/or by a Blackstone Fund Entity (as defined below) that controls, or is, the borrower sponsor, the Borrower may release such Release Property upon a partial defeasance of the BioMed MIT Portfolio Whole Loan in an amount (the “Low DSCR Release Amount” equal to the lesser of (I) the mortgage lender’s allocation of 100% of the net sales proceeds derived from the sale of the Release Property and (II) the greater of (x) the applicable Release Amount for the Release Property and (y) an amount necessary to, after giving effect to such release, satisfy the Release DSCR Test (the lesser of (I) and (II), the “Alternate Release Price”); (iii) if any Mezzanine Loan is outstanding, concurrently with the partial defeasance of the Release Amount (or, if applicable the Alternate Release Price), the Mezzanine Borrower will partially defease the Mezzanine Loan equal to the applicable release amount under the Mezzanine Loan (or, if applicable, the Alternate Release Price (as defined in the Mezzanine Loan agreement)) applicable to such individual BioMed MIT Portfolio property, together with any related interest, fees, prepayment premiums or other amounts payable as set forth in the Mezzanine Loan agreement; (iv) the absence of a BioMed MIT Portfolio Whole Loan event of default on the date that the related individual BioMed MIT Portfolio property is released from the lien of the BioMed MIT Portfolio Whole Loan (except as expressly permitted in the BioMed MIT Portfolio Whole Loan documents); and (v) compliance with REMIC related provisions.

“Blackstone Fund Entity” means, individually or collectively, as the context requires, any entity comprising, (i) BRE Edison, L.P., a Delaware limited partnership, BioMed LSRE LR (Lux) Holdings L.P., a Delaware limited partnership, BioMed LSRE LR Holdings L.P., a Delaware limited partnership, BioMed LSRE LR – G Holdings L.P., a Delaware limited partnership, BioMed LSRE Upper REIT L.L.C., a Delaware limited liability company, BioMed LSRE Upper REIT 2 L.L.C., a Delaware limited liability company, and any parallel vehicles or alternative investment vehicles comprising the fund holding the assets and properties of the business otherwise known as BioMed Realty and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities, (ii) Blackstone Real Estate Income Trust, Inc. or any successor thereto, (iii) BREIT Operating Partnership L.P. or any successor thereto, (iv) Blackstone Property Partners Lower Fund 1 L.P. and Blackstone Property Partners Lower Fund 2 L.P. or any successor thereto, and any parallel vehicles or alternative investment vehicles comprising the real estate investment fund commonly known as Blackstone Property Partners and any co-investment or managed vehicles controlled thereby or under common control with any of the foregoing entities, (v) any entity comprising any real estate investment fund commonly known as a Blackstone Real Estate Partners fund (including, without limitation, Blackstone Real Estate Partners VIII, Blackstone Real Estate Partners IX and Blackstone Real Estate Partners X), and any parallel vehicles or alternative investment vehicles comprising such fund and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities, or (vi) any entity comprising any other real estate investment fund sponsored by Blackstone Inc. (or any successor thereto) and any parallel vehicles or alternative investment vehicles comprising such fund and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities.

“DSCR Deficiency” means the amount by which the then outstanding BioMed MIT Portfolio Whole Loan amount and the then outstanding Mezzanine Loan amount (as defined below), in the aggregate, need to be reduced in order for the Release DSCR to equal or be greater than 1.63x (the “Origination Date DSCR”).

“Release Amount” means, for a BioMed MIT Portfolio property, the lesser of: (a) the outstanding BioMed MIT Portfolio Whole Loan amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan amount for such individual BioMed MIT Portfolio property multiplied by (1) 105% until such time that the outstanding BioMed MIT Portfolio Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

Ground Lease. Each BioMed MIT Portfolio property is subject to a prime ground lease (or in the case of the 65 Landsdowne property, two prime ground leases) (collectively, the “Prime Leases”) with MIT, as ground lessor (the “Prime Lessor”), and a wholly-owned subsidiary of MIT, as ground lessee (the “Prime Lessee”), and a sub-ground lease (or in the case of 65 Landsdowne property, one sub-ground lease for each of the two applicable Prime Leases) (collectively, the “Ground Leases”) with the Prime Lessee as ground lessor (the “Ground Lessor”) and the applicable Borrower, as ground lessee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(the “Ground Lessee”). Each mortgage is secured by the applicable Borrower’s sub-leasehold interest in the applicable Ground Lease and does not encumber the Prime Leases or the fee estate of the Prime Lessor.

Each of the Ground Leases is structured with base rent and percentage rent components, with percentage rent driven by revenue at the BioMed MIT Portfolio properties (the “Percentage Rent”). Each Borrower has fully pre-paid the base rent and the Percentage Rent (subject to certain exceptions described in the immediately following two sentences) for the period beginning on July 1, 2024 and ending on June 30, 2032 (the “Eight Year Period”) and for the extension term beginning on the date set forth in the applicable Ground Lease and expiring on April 30, 2099 (the “Extension Term”). In the event the applicable Borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to any tenant during the Eight Year Period that, in the aggregate, are in excess of the total amount of rent that the tenant would have otherwise paid during the remaining portion of the Eight Year Period, the applicable Borrower must pay percentage rent equal to 15% of such excess during the year such payment was received from the tenant. In addition, if a tenant is relocated to another premises outside of the BioMed MIT Portfolio properties that is owned by the applicable Borrower or an affiliate and located within 70 miles of the applicable BioMed MIT Portfolio property and the applicable Borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to the termination of the tenant’s lease during the Eight Year Period, the applicable Borrower must pay percentage rent equal to 15% on a percentage of the gross revenues received by the Borrower, which percentage is calculated by dividing (i) the net present value as of the date of lease termination using a discount rate of 8% of rent payments due under the applicable lease following the Eight Year Period until the end of the applicable lease term and (B) the net present value using a discount rate of 8% of all rent payments due under the applicable lease for the remainder of the lease term as of the date of lease termination. Each Borrower is required to resume regular payments of base rent and percentage rent upon the expiration of the Eight Year Period and continuing until the commencement of the Extension Term.

In addition to base rent, each Ground Lessee is required to pay percentage rent at an annual rate equal to 15% of annual gross revenues from the subject BioMed MIT Portfolio property in excess of the applicable Percentage Rent Threshold (as defined below). Under certain Ground Leases, gross revenues excludes, among other items, deemed tenant improvement reimbursements equal to the tenant improvement allowance amortized over the tenant’s lease term at the Prime Rate + 1.50%.

The “Percentage Rent Threshold” is equal to the amount of annualized gross revenues attributable to 90% of the gross rentable area of the subject premises on the date that Ground Lessee first receives rents from occupants attributable to 90% or more of the gross rentable area.

The Percentage Rent Threshold may be increased or decreased in connection with a refinancing as provided in the Ground Leases based on increases or decreases in the debt service based on the type of refinancing due under any loan(s) secured by the applicable BioMed MIT Portfolio property.

With respect to each BioMed MIT Portfolio property, the related Ground Lessor is also entitled to 15% of (a) the share of any financing which is reasonably allocable to such Ground Lessee’s interest in the related Ground Lease or (b) the gross proceeds received by the applicable Ground Lessee from any refinancing of the improvements or Ground Lessee’s interest under the Ground Lease, less only (i) the greater of (x) amounts outstanding on any first mortgage note or financing allocated to such Ground Lessee’s interest in the Ground Lease, as applicable, or (y) any purchase price paid by the Ground Lessee to a previous ground tenant to acquire the improvements or such Ground Lessee’s interest in a transaction which occurs within 10 days prior to such refinancing; and (ii) certain other deductions, including, but not limited to, direct costs of refinancing, reasonable costs of refurbishing, renovating or capital improvements to the portion of the BioMed MIT Portfolio property being refinanced and reasonable amounts established as capital reserve funds.

With respect to each BioMed MIT Portfolio property, the related Ground Lessor is also entitled to 15% of the gross proceeds received by Ground Lessee from any sale or resale of the improvements or such Ground Lessee’s interest under the Ground Lease, either directly or indirectly, by sale of the stock, shares or other beneficial interest in such Ground Lessee, or otherwise, less only (i) the greater of (x) amounts outstanding on any first mortgage note (or unpaid on any first mortgage note of any Approved First Mortgagee that directly or through a controlled entity is the selling Borrower); or (y) the purchase price paid by the Ground Lessee to a previous ground lessee (if any) to acquire such improvements or such Borrower’s interest; and (ii) certain other deductions, including, but not limited to, direct costs of refinancing, reasonable costs of refurbishing, renovating or capital improvements to the portion of the BioMed MIT Portfolio property being refinanced and reasonable amounts established as capital reserve funds.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Ground Leases provide certain rights restrictions by the Ground Lessors with regard to any future mortgage financing, mezzanine financing and/or transfer of the BioMed MIT Portfolio properties. The Ground Leases also provide certain mortgagee protections for mortgage lender, provided that such lenders qualify as “Approved First Mortgagees” as defined in the applicable Ground Lease. Pursuant to the estoppels delivered to mortgage lender in connection with the BioMed MIT Portfolio Whole Loan, each Ground Lessor acknowledged each mortgage lender as an “Approved First Mortgagee”. Future mortgage and mezzanine lenders will be subject to each Ground Lessor’s consent in accordance with the Ground Lease and associated estoppels.

An “Approved First Mortgagee” will include, among other things, (i) any bank, trust company or national banking association, (ii) any insurance company, (iii) any pension or retirement trust or fund for which any bank, trust company, national banking association or registered investment adviser is acting as trustee or agent, or if self-managed, having gross assets of at least $50 million, (iv) any investment company as defined in the Investment Company Act of 1940, (v) any government or public employees’ pension or retirement system, (vi) any REIT, (vii) certain charitable foundations and (viii) any federal or Massachusetts state government agency, in each case (other than clause (viii)), subject to certain other conditions set forth in the Ground Leases.

Transfers are prohibited without each Ground Lessor’s consent, unless such transferee meets certain criteria set forth in the Ground Leases, including that such transferee is required to (i) have a reputation of high quality and to operate the improvements in a first-class manner, and (ii) have, in the reasonable opinion of such Ground Lessor, the qualifications, experience and financial responsibility required to fulfill the obligations contained in the subject Ground Leases for the continued first class management and operation of the BioMed MIT Portfolio properties, or otherwise would be required to hire a manager that would meet such experience test.

Each Ground Lease provides each Ground Lessor with (i) a right of first refusal to finance the applicable BioMed MIT Portfolio property, which the Ground Lessor waived in connection with the making of the BioMed MIT Whole Loan and (ii) a right of first refusal with respect to any sale of the leasehold interest in the applicable BioMed MIT Portfolio property, other than in connection with a mortgage foreclosure in which case Ground Lessor has no right of first refusal . Each of the above-described rights of first refusal under the Ground Lease were assigned by Ground Lessor to Prime Lessor.

In the event that a Ground Lease is terminated for any reason, including rejection of such Ground Lease in any bankruptcy or insolvency proceeding, at the request of the mortgage lenders delivered in writing to the related Ground Lessor within 15 days after receipt of notice of such termination, such Ground Lessor will, upon compliance with the requirements set forth in the related Ground Lease, enter into a new lease directly with the mortgage lenders for the remainder of the term and having the same priority as the related Ground Lease.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Prime Lease.

The Prime Lessee is required to pay to the Prime Lessor base rent in an amount equal to $10.00 per year. Additionally, Prime Lessee is required to pay to the Prime Lessor, as additional rent, any payment the Prime Lessee receives from the applicable Borrower in connection with the profit-sharing provisions related to future sales and refinancings as set forth in the Ground Lease. Each Prime Lease commences on the origination date and expires on April 30, 2099.

Each Prime Lessor entered into a Fee Owner Recognition Agreement with the mortgage lender and each Ground Lessor entered into a Sublandlord Mortgagee Recognition Agreement with the mortgage lender at origination.

The Prime Leases include customary leasehold financing provisions and mortgagee protections in favor of a lender making a loan secured by the Prime Lessee’s leasehold interest in the Prime Lease (and most of which do not inure to the lenders of the Ground Leases), provided that any mortgage or other encumbrance secured by Prime Lessee’s interest in the Prime Lease will be subject and subordinate to the Ground Lease, the applicable Borrower’s interest in the Ground Lease and any mortgage secured by Borrower’s interest in the Ground Lease, including the mortgages.

Any mortgage or other encumbrance secured by the Prime Lessor’s fee interest will be subject and subordinate to the Prime Lease, the Ground Lease, any mortgage or mezzanine loan secured by Prime Lessee’s leasehold interest in the Prime Lease, and any mortgage or mezzanine loan secured by Borrower’s sub-leasehold interest in the Ground Lease, including the mortgages.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Prime Lessee is a wholly owned and controlled subsidiary of the Prime Lessor. The Prime Lessor must refrain from taking any action directly or indirectly, that would (i) result in the Prime Lessor no longer holding fee simple title to any BioMed MIT Portfolio property or any portion thereof (including refraining from any sale, assignment or other transfer of the Prime Lessor’s fee interest in any BioMed MIT Portfolio property to any other person or entity), (ii) result in the Prime Lessee no longer being a wholly owned and controlled subsidiary of the Prime Lessor (other than in connection with a foreclosure under a mortgage loan secured by the Prime Lessee’s leasehold interest in the Prime Lease), or (iii) impose mortgages, deed restrictions or other encumbrances on Prime Lessor’s fee simple title that would materially interfere with (a) the Prime Lessee’s ability to exercise its rights and fulfill its obligations under the Prime Lease, or (b) the Prime Lessor’s ability to lease the BioMed MIT Portfolio property, provided that any such mortgage, deed restriction or other encumbrance upon the Prime Lessor’s fee simple title to the BioMed MIT Portfolio property is required to, in any case, be subordinated to the encumbrance of the Prime Lease and the Ground Lease. Notwithstanding the foregoing to the contrary and without limiting Prime Lessor’s covenants in this paragraph, if for any reason Prime Lessor is no longer the fee simple owner of any BioMed MIT Portfolio property or any portion thereof, then, the Prime Lease will be deemed terminated and the Ground Lease is required to automatically become a Direct Lease with the then fee simple owner.

In the event that the Prime Lease is terminated for any reason (including in the event of a rejection in bankruptcy, insolvency or similar proceeding involving Prime Lessee) prior to the expiration date of the Prime Lease, including an event where the Ground Lease would be deemed terminated solely as a result of termination of the Prime Lease, the Ground Lease (excluding any amendments thereto that have not been consented to by Prime Lessor in writing) will automatically continue in full force and effect for the balance of the term of the Ground Lease and be deemed for all purposes to be a direct lease between Prime Lessor and the applicable Borrower, upon the terms and conditions of, and having the same priority as, the Ground Lease (the “Direct Lease”), provided that the Borrowers are not in default of the Ground Lease beyond all applicable notice and cure periods of the Borrowers and the mortgage lender or any mezzanine lender such that the Prime Lessee had the right to terminate the Ground Lease at the time of termination of the Prime Lease. Where the Ground Lease becomes a Direct Lease, the Borrowers are required to attorn to Prime Lessor in accordance with the terms of a subordination, non-disturbance and attornment agreement, as landlord under the Ground Lease; provided the Ground Lease will not be deemed to have been terminated. In the event Prime Lessor and Borrower are deemed to have entered into a Direct Lease, Prime Lessor acknowledges and agrees that the mortgage lender will have all of the rights of an Approved First Mortgagee under the Direct Lease. In addition, if the mortgage lender (or its nominee or any other party which Approved First Mortgagee may designate in accordance with the terms of the Ground Lease) forecloses on the related security instrument or otherwise exercises remedies so that it succeeds to the interest of the Borrowers under the Ground Lease, the Prime Lessor agrees that the Direct Lease provisions are applicable to the mortgage lender (or its nominee or any other party which Approved First Mortgagee may designate in accordance with the terms of the Ground Lease), as the successor to the Borrowers.

The Prime Lease may not be amended, changed, or modified except by an instrument in writing signed by the Prime Lessor and Prime Lessee and consented to in writing by Prime Lessee’s mortgagee (if applicable), Borrower and the mortgage lender. For the avoidance of doubt, subject to the right to obtain a Direct Lease as described above, Prime Lessor retains all rights to terminate the Prime Lease following a default beyond any applicable notice and cure period in accordance with the terms of the Prime Lease. In the event of a monetary default under the Prime Lease that does not exceed $10,000 or concurrent monetary defaults that do not exceed $50,000 in the aggregate, if those monetary defaults are not caused by a default of the applicable Borrower under the Ground Lease, Prime Lessor must simultaneously deliver a copy of any written notice of default to the applicable Borrower, mortgage lender and any mezzanine lender, and the applicable mortgage lender, and any mezzanine lender will have the right, but not the obligation, to cure such monetary default within five (5) business days following receipt of such notice. For all other events of default under the Prime Lease that are not a monetary default and are not caused by a default of the applicable Borrower under the Ground Lease, the applicable Borrower, mortgage lender and any mezzanine will have no right to cure directly with Prime Lessor; provided however, Prime Lessor must simultaneously deliver a copy of any written notice of default received by or sent to Prime Lessor to the applicable Borrower, the mortgage lender, and any mezzanine lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – 29-33 Ninth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – 29-33 Ninth Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – 29-33 Ninth Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type - Subtype:	Mixed Use – Retail
% of IPB:	9.4%	Net Rentable Area (SF):	87,537
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	33 Ninth Commercial Owner LLC and 33 Ninth Retail Owner LLC	Year Built / Renovated:	1903 / 2003
Borrower Sponsor:	Joseph Cayre	Occupancy:	100.0%
Interest Rate:	6.44000%	Occupancy Date:	11/30/2024
Note Date:	2/4/2025	4th Most Recent NOI (As of):	$9,471,222 (12/31/2021)
Maturity Date:	2/6/2035	3rd Most Recent NOI (As of):	$10,481,090 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$10,645,576 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of)(3):	$8,138,512 (TTM 11/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$14,653,657
Call Protection(2):	L(29),D(86),O(5)	UW Expenses:	$2,513,592
Lockbox / Cash Management:	Springing	UW NOI(3):	$12,140,065
Additional Debt(1):	Yes	UW NCF:	$11,443,857
Additional Debt Balance(1):	$60,000,000	Appraised Value / Per SF:	$231,000,000 / $2,639
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/5/2024

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,542
Taxes:	$212,776	$81,837	N/A	Maturity Date Loan / SF:	$1,542
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.4%
Replacement Reserve:	$0	$1,459	N/A	Maturity Date LTV:	58.4%
TI / LC Reserve:	$0	$14,590	N/A	UW NCF DSCR:	1.30x
Immediate Repairs:	$29,900	$0	N/A	UW NOI Debt Yield:	9.0%
Other Reserves(5):	$2,185,089	Springing	(5)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$135,000,000	95.0%	Loan Payoff	$102,289,129	72.0%
Borrower Sponsor Equity	7,129,601	5.0	Other Debt	29,707,719	20.9
			Closing Costs(6)	7,704,988	5.4
			Upfront Reserves	2,427,765	1.7
Total Sources	$142,129,601	100.0%	Total Uses	$142,129,601	100.0%
(1)	The 29-33 Ninth Avenue Mortgage Loan (as defined below) is part of a whole loan evidenced by nine pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $135.0 million (the “29-33 Ninth Avenue Whole Loan”). The Financial Information in the chart above reflects the 29-33 Ninth Avenue Whole Loan.
(2)	Defeasance of the 29-33 Ninth Avenue Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 29 payments is based on the anticipated closing date of the BBCMS 2025-C35 securitization trust in July 2025. The actual defeasance lockout period may be longer.
(3)	The increase from Most Recent NOI to UW NOI is primarily driven by (i) European Crystal (Baccarat) occupying 3,995 square feet of space in November 2024 accounting for approximately $2.4 million of underwritten base rent and (ii) rent steps through February 2026 totaling approximately $338,550.
(4)	See “Escrows and Reserves” below for further discussion of reserve information.
(5)	Other Reserves consist of (i) an upfront reserve of $1,446,338 for outstanding tenant allowances, tenant improvements and leasing commissions related to the Baccarat lease, (ii) an upfront reserve of approximately $738,751 for rent concession funds related to the leases with Baccarat ($590,000) and Chez Margaux (approximately $148,751), (iii) monthly Condominium Charges (as defined below) and (iv) a springing monthly Material Tenant (as defined below) reserve subject to a cap as further detailed in the “Lockbox / Cash Management” section.
(6)	Closing Costs include an interest rate buydown of approximately $3,411,907.

The Loan. The 29-33 Ninth Avenue mortgage loan (the “29-33 Ninth Avenue Mortgage Loan”) is secured by the borrowers’ fee simple interest in an 87,537 square foot mixed use Commercial Condominium Unit (as defined below) and Retail Condominium Unit (as defined below) located in New York, New York (the “29-33 Ninth Avenue Property”). The 29-33 Ninth Avenue Whole Loan consists of nine pari passu notes and accrues interest at a rate of 6.44000% per annum. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 3 – 29-33 Ninth Avenue

29-33 Ninth Avenue Whole Loan has a 10-year term, is interest only for the entire term and accrues interest on an Actual/360 basis. The 29-33 Ninth Avenue Whole Loan was originated on February 4, 2025 by UBS AG. The 29-33 Ninth Avenue Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Notes A-3, A-5 and A-8, with an aggregate principal balance as of the Cut-off Date of $75,000,000. The relationship between the holders of the 29-33 Ninth Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 29-33 Ninth Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C35 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 29-33 Ninth Avenue Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2025-C35	Yes
A-2	$30,000,000	$30,000,000	BMO 2025-C11	No
A-3	$20,000,000	$20,000,000	BBCMS 2025-C35	No
A-4	$10,000,000	$10,000,000	BMO 2025-C11	No
A-5	$10,000,000	$10,000,000	BBCMS 2025-C35	No
A-6(1)	$10,000,000	$10,000,000	UBS AG	No
A-7	$5,000,000	$5,000,000	BMO 2025-C11	No
A-8	$5,000,000	$5,000,000	BBCMS 2025-C35	No
A-9(1)	$5,000,000	$5,000,000	UBS AG	No
Whole Loan	$135,000,000	$135,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The 29-33 Ninth Avenue Property is an 87,537 square foot multi-level building comprised of 57,309 square feet of commercial space (the “Commercial Condominium Unit”) and 30,228 square feet of retail space (the “Retail Condominium Unit”) within a six-story loft building located along Ninth Avenue in the Meatpacking District of New York, New York. The 29-33 Ninth Avenue Property has approximately 200 feet of frontage along West 13th Street and Ninth Avenue. The building was originally developed in 1903 as a warehouse.

The 29-33 Ninth Avenue Property is anchored by Soho House New York LLC (“Soho House New York”), a subsidiary of the Soho House & Co Inc. (NYSE: SHCO), a private members’ club comprised of a 44-room hotel, Cowshed Spa, a luxury spa, as well as extensive facilities including a restaurant, bar, private dining room and a 44-seat cinema. It also offers a private rooftop featuring a heated pool, bar, dining area and lounge area. Soho House New York occupies 12,675 square feet of retail space on the second floor as well as 57,309 square feet of commercial space on the ground floor, 3rd floor, 4th floor, 5th floor, 6th floor, cellar and roof (totaling 69,984 square feet), which make up 79.9% of NRA and 50.9% of the underwritten base rent.

Additionally, the 29-33 Ninth Avenue Property features spaces leased by luxury brands such as Tourneau, LLC (“Rolex”), European Crystal (“Baccarat”) and HC Leaseco LLC (“Chez Margaux”). The 29-33 Ninth Avenue Property was bifurcated in 2013 into a two-unit condominium structure consisting of the Commercial Condominium Unit and the Retail Condominium Unit, which are both collateral for the 29-33 Ninth Avenue Whole Loan. The Commercial Condominium Unit consists of portions of the cellar, the ground floor, the entire rentable portions of floors three through six and a large portion of the main roof. The Retail Condominium Unit is located on the remaining large portions of the cellar, ground floor and second floor. Approximately $7.7 million in capital has been invested in the Retail Condominium Unit since acquisition to update tenant spaces via tenant improvement allowances. The 29-33 Ninth Avenue Property is owned by an affiliate of Midtown Equities (as defined below).

Major Tenants.

Soho House New York (69,984 square feet; 79.9% of NRA; 50.9% of underwritten base rent). Soho House New York opened in 2003 and is a subsidiary of Soho House & Co Inc. Soho House & Co Inc. was founded in London, in 1995, as a private members’ club for those in film, media and creative industries and has since expanded to include hotel operations, restaurants and spas with locations across Europe and the United States. As of the third quarter of 2024, Soho House

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 3 – 29-33 Ninth Avenue

Group had approximately 267,494 members with a waiting list of more than 111,000 individuals. Soho House Group has a global collection of 45 Soho Houses, 8 Soho Works, Scorpios Beach Club in Mykonos and Bodrum, Soho Home (interiors and lifestyle retail brand) and digital channels. The Soho House New York annual membership fees range from $1,550 to $3,150. Soho House New York has occupied the 29-33 Ninth Avenue Property since 2002 and most recently extended its lease in 2020 for an additional four-year term through January 31, 2034. The lease is structured with one, five-year renewal option and no termination options. The Soho House New York lease encompassing its occupancy in the Retail Condominium Unit began in late 2016 and expires co-terminously with the lease for the Commercial Condominium Unit. The lease is structured with one, five-year renewal option and no termination options.

Chez Margaux (9,617 square feet; 11.0% of NRA; 13.2% of underwritten base rent). Chez Margaux is a private member’s club located at the 29-33 Ninth Avenue Property. In partnership with chef Jean-Georges, Margaux offers a unique blend of sumptuous spaces: the main dining room, highlighting modern French cuisine; a Japanese-inspired lounge for more casual dining; and a caviar-and-cocktails bar that transforms into an intimate nightclub, Gaux Gaux. Chez Margaux occupies 9,617 square feet of space under a lease that commenced February 1, 2023, with a lease expiration date of February 28, 2035. Chez Margaux pays a base rental rate of $185.61 per square foot with annual 2.0% rent increases each February. Chez Margaux has two, five-year renewal options and no termination options.

Baccarat (3,995 square feet; 4.6% of NRA; 17.4% of underwritten base rent). Baccarat is a French luxury house founded in 1764, and manufacturer of fine crystal located in Baccarat, Meurthe-et-Moselle, France. Baccarat recently signed its lease in November 2024 for 3,995 square feet of retail space through May 2035. Baccarat pays a base rental rate of $590.74 per square foot with annual 3.0% rent increases each June. Baccarat has no renewal options and no termination options.

The following table presents certain information relating to the historical and current occupancy of the 29-33 Ninth Avenue Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
86.7%	88.9%	94.5%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of November 30, 2024.

The following table presents certain information relating to the tenants at the 29-33 Ninth Avenue Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Soho House New York	NR/NR/NR	69,984	79.9%	$98.70	$6,907,097	50.9%	1/31/2034
Chez Margaux	NR/NR/NR	9,617	11.0%	$185.61	$1,785,011	13.2%	2/28/2035
Baccarat	NR/NR/NR	3,995	4.6%	$590.74	$2,360,000	17.4%	5/31/2035
Rolex	NR/NR/NR	3,941	4.5%	$636.26	$2,507,501	18.5%	8/31/2030
Occupied Collateral Total / Wtd. Avg.		87,537	100.0%	$154.90	$13,559,609	100.0%

Vacant Space		0	0.0%

Collateral Total		87,537	100.0%

(1)	Based on the underwritten rent roll dated November 30, 2024.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $338,550 of contractual rent steps through February 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 3 – 29-33 Ninth Avenue

The following table presents certain information relating to the lease rollover schedule at the 29-33 Ninth Avenue Property:

Lease Rollover Schedule(1)
	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	1	3,941	4.5%	$2,507,501	18.5%	3,941	4.5%	$2,507,501	18.5%
2031	0	0	0.0%	$0	0.0%	3,941	4.5%	$2,507,501	18.5%
2032	0	0	0.0%	$0	0.0%	3,941	4.5%	$2,507,501	18.5%
2033	0	0	0.0%	$0	0.0%	3,941	4.5%	$2,507,501	18.5%
2034	2	69,984	79.9%	$6,907,097	50.9%	73,925	84.5%	$9,414,598	69.4%
2035	2	13,612	15.5%	$4,145,011	30.6%	87,537	100.0%	$13,559,609	100.0%
2036 & Beyond	0	0	0.0%	$0	0.0%	87,537	100.0%	$13,559,609	100.0%
Total	5	87,537	100.0%	$13,559,609	100.0%
(1)	Based on the underwritten rent roll dated November 30, 2024.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of approximately $338,550 of contractual rent steps through February 2026.

The following table presents certain information relating to the operating history and underwritten cash flows at the 29-33 Ninth Avenue Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$10,141,918	$11,119,928	$11,264,673	$8,740,936	$13,559,609	$154.90	87.9%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$10,141,918	$11,119,928	$11,264,673	$8,740,936	$13,559,609	$154.90	87.9%
Total Reimbursements	1,411,270	1,394,508	1,422,274	1,593,942	1,865,292	21.31	12.1
Other Income	0	0	15,113	0	0	0.00	0.0
Net Rental Income	$11,553,188	$12,514,437	$12,702,059	$10,334,878	$15,424,902	$176.21	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(771,245)	(8.81)	(5.0)
Effective Gross Income	$11,553,188	$12,514,437	$12,702,059	$10,334,878	$14,653,657	$167.40	95.0%

Total Expenses	2,081,965	2,033,346	2,056,483	2,196,366	2,513,592	28.71	17.2

Net Operating Income(4)	$9,471,222	$10,481,090	$10,645,576	$8,138,512	$12,140,065	$138.68	82.8%

Total TI/LC, Capex/RR	0	0	0	0	696,208	7.95	4.8

Net Cash Flow	$9,471,222	$10,481,090	$10,645,576	$8,138,512	$11,443,857	$130.73	78.1%
(1)	TTM represents the trailing 12-month period ending November 30, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated November 30, 2024 with rent steps totaling $338,550 through February 2026.
(4)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily driven by (i) European Crystal (Baccarat) occupying 3,995 square feet of space in November 2024 accounting for approximately $2.4 million of underwritten base rent and (ii) rent steps through February 2026 totaling approximately $338,550

Environmental. According to the Phase I environmental assessment dated December 11, 2024, there was no evidence of any recognized environmental conditions at the 29-33 Ninth Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 3 – 29-33 Ninth Avenue

Appraisal. According to the appraisal, the 29-33 Ninth Avenue Property had an “as-is” appraised value of $231,000,000 as of December 5, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Direct Capitalization Approach	$231,000,000	5.00%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

The Market. The 29-33 Ninth Avenue Property is located on the northwest corner of West 13th Street and Ninth Avenue in the Meatpacking District of New York, New York. The Meatpacking District is located in Lower Manhattan and is characterized by high-end boutique shops, retailers, restaurants, nightclubs and residences. The immediate surrounding area includes Loro Piana, Gucci, Hermes, Sephora, Apple and Google. Nearby developments include Chelsea Market, the High Line Park, Google’s New York headquarters and the Whitney Museum. According to a third-party market research report, the New York State Comptroller found that 62.2 million people visited New York City in 2023, and more than 64 million people were on pace to visit in 2024. Visitation figures are forecasted to continue rising, surpassing pre-pandemic records in 2025, with 68 million visitors expected.

According to a third-party market research report, the 29-33 Ninth Avenue Property is located in the New York retail market within the Chelsea retail submarket. As of November 2024, the Chelsea retail submarket contained 5,010,704 square feet of retail inventory space with an average rent of $118.40 PSF and a vacancy rate of 5.0%. As of year-end 2023, the Chelsea retail submarket contained 5,008,499 square feet of retail inventory space with an average rent of $119.89 and a vacancy rate of 5.4%.

According to a third-party market research report, the estimated 2024 population within a one-, three- and five-mile radius of the 29-33 Ninth Avenue Property was 137,469, 1,132,283 and 2,432,215, respectively, and the estimated 2024 average household income within the same radii was $197,847, $179,391 and $164,201, respectively.

The following table presents certain information with respect to comparable retail leases to the 29-33 Ninth Avenue Property as identified in the appraisal:

Comparable Retail Leases(1)
Property Name/Location	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
29-33 Ninth Avenue New York, NY	Baccarat(2)	Nov-2024 / 10.5(2)	3,995(2)	$590.74(2)	Modified Gross(2)
875 Washington Street New York, NY	Cadar	Jul-2024 / NAV	2,000	$400.00	Modified Gross
371-373 Bleeker Street New York, NY	Redvanly	Jun-2024 / NAV	900	$425.00	Modified Gross
70 Gansevoort Street New York, NY	Retail	Aug-2023 / 15.0	11,149	$260.11	Modified Gross
875 Washington Street New York, NY	Breitlin	Mar-2022 / NAV	3,807	$550.00	Modified Gross
400 West 14th Street New York, NY	Gucci	Mar-2022 / NAV	9,500	$631.57	Modified Gross
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 30, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 3 – 29-33 Ninth Avenue

The Borrowers. The borrowers are 33 Ninth Commercial Owner LLC and 33 Ninth Retail Owner LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 29-33 Ninth Avenue Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for 29-33 Ninth Avenue Whole Loan is Joseph Cayre, the founder and chairman of Midtown Equities LLC (“Midtown Equities”). Headquartered in New York, Midtown Equities is a privately held real estate investment and development company with a portfolio of over 100 properties that encompass over 14.0 million square feet in the retail, office, residential, industrial and hospitality sectors. Midtown Equities maintains holdings in urban markets such as New York, Washington, D.C., Miami, Chicago and Los Angeles, as well as abroad.

Property Management. The 29-33 Ninth Avenue Property is self-managed.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $212,776 for real estate taxes, (ii) $1,446,338 for outstanding tenant allowances, tenant improvements and leasing commissions related to the Baccarat lease, (iii) $29,900 for immediate repairs and (iv) approximately $738,751 for rent concession funds related to the leases with Baccarat ($590,000) and Chez Margaux (approximately $148,751).

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $81,837.

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated insurance premiums; provided, such monthly deposits will be waived so long as the borrowers maintain a blanket insurance policy acceptable to the lender. In addition, such monthly deposits will be waived if the policies the borrowers are required to maintain are maintained by the condominium association and (a) the borrowers continue to own all of the units of the condominium, (b) the condominium association is required to maintain the policies required under the 29-33 Ninth Avenue Whole Loan documents pursuant to the terms and provisions of the condominium documents and the condominium association actually maintains the same, (c) the condominium documents remain in full force and effect and (d) the borrowers deliver to the lender evidence that the policies are maintained by the condominium association.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $1,459 for replacement reserves.

TI / LC Reserve – On a monthly basis, the borrowers are required to deposit approximately $14,590 for tenant allowances, tenant improvements and leasing commissions.

Condominium Funds – On a monthly basis, the borrowers are required to deposit 1/12th of all common charges, assessments for common charges and expenses, special or general, and other items for the payment of which the borrowers are responsible for pursuant to the condominium documents against the 29-33 Ninth Avenue Property as the same will become due and payable (the “Condominium Charges”), as the lender reasonably estimates will be payable during the next 12 months in order to accumulate sufficient funds to pay all such Condominium Charges at least 30 days prior to their respective due dates.

Lockbox / Cash Management. The 29-33 Ninth Avenue Whole Loan is structured with a springing lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). During the continuance of a Cash Management Trigger Event, rents received from the 29-33 Ninth Avenue Property are required to be deposited directly into the lockbox account or, if received by the borrowers or the property manager, as applicable, deposited within two business days of receipt. All funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the 29-33 Ninth Avenue Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the 29-33 Ninth Avenue Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) (subject to a cap of $90.00 per square foot with respect to the triggers set forth in clauses (vii), (xiii) and (ix) of the definition of “Material Tenant Trigger Event” and only to the extent that no other Material Tenant Trigger Event exists) (but not during a Cash Management Trigger Event which is not also a Material Tenant Trigger Event) has occurred and is continuing, to a Material Tenant rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) (but not during a Cash Management Trigger Event which is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 3 – 29-33 Ninth Avenue

not also a Cash Sweep Trigger Event) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the 29-33 Ninth Avenue Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor, the borrower sponsor or an affiliated property manager, (iii) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.20x, (iv) the indictment for fraud or misappropriation of funds by any of the borrowers, the guarantor, the borrower sponsor or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to the 29-33 Ninth Avenue Property), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the filing being discharged or dismissed within 45 days, and the lender’s determination that such filing does not materially and adversely affect the borrowers’, the guarantor’s, the borrower sponsor’s or affiliated property manager’s obligations, or with respect to the property manager, the replacement of such property manager, (c) clause (iii) above, the trailing 12-month DSCR being at least 1.20x for two consecutive calendar quarters, (d) clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the affiliated property manager with a third-party property manager that constitutes a qualified property manager under the 29-33 Ninth Avenue Whole Loan documents or (e) clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the 29-33 Ninth Avenue Whole Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantor, the borrower sponsor or an affiliated property manager or (iii) the trailing 12-month period DSCR falling below 1.20x, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, as to an involuntary filing, the filing being discharged or dismissed within 45 days, and the lender’s determination that such filing does not materially and adversely affect the borrowers’, the guarantor’s, the borrower sponsor’s or the affiliated property manager’s obligations, or with respect to the property manager, the replacement of such property manager or (c) clause (iii) above, the trailing 12-month DSCR is at least 1.20x for two consecutive calendar quarters.

A “Material Tenant” means (i) Soho House New York or (ii) any tenant at the 29-33 Ninth Avenue Property that, individually or together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the 29-33 Ninth Avenue Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the 29-33 Ninth Avenue Property.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the then applicable expiration date under its Material Tenant lease, a Material Tenant does not extend such Material Tenant lease, (iii) on or prior to the date by which a Material Tenant is required under its Material Tenant lease to notify the borrowers of its election to extend such Material Tenant lease, the Material Tenant does not give such notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated with respect to at least 25% or more of the applicable Material Tenant space, (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course of at least 25% or more of its Material Tenant space, (viii) a Material Tenant announcing or disclosing publicly its intention to relocate from or vacate at least 25% or more of its Material Tenant space or (ix) if at least 25% or more of a Material Tenant space is marketed in writing for sublease by or on behalf of a Material Tenant or subleased, and expiring upon, with respect to (a) clauses (i), (ii), (iii), (vi), (vii), (viii) and (ix) above, the date that (1) the applicable Material Tenant lease is extended with respect to all or at least 75% of its Material Tenant space pursuant to a qualified lease or (2) all or at least 75% of all of the applicable Material Tenant space is leased under one or more qualified leases provided that, in each case, the occupancy conditions have been satisfied as reasonably determined by the lender, (b) clause (i) above, the unconditional revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its Material Tenant lease, (c) clause (iv) above, a cure of the applicable event of default, (d) clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) clause (vii)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – 29-33 Ninth Avenue

above, the applicable Material Tenant re-commences its operations and the conduct of business in the ordinary course at its Material Tenant space or at least 75% of its applicable portion thereof, as the case may be, such that it is no longer dark, and has not vacated or ceased to conduct business in the ordinary course at the applicable property or a portion thereof, (f) clause (viii) above, the unconditional retraction by the applicable Material Tenant of all announcements or disclosures of its intention to relocate from or vacate all or at least 75% of its Material Tenant space or (g) clause (ix) above, the unconditional cessation of all marketing efforts by or on behalf of the applicable Material Tenant with respect to at least 75% of its Material Tenant space.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Marriott World Headquarters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Marriott World Headquarters

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Marriott World Headquarters
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA, JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$74,691,878	Property Type – Subtype:	Office – CBD
% of IPB:	9.4%	Net Rentable Area (SF):	743,448
Loan Purpose:	Refinance	Location:	Bethesda, MD
Borrower:	7750 Wisconsin Avenue Owner LLC	Year Built / Renovated:	2022 / NAP
Borrower Sponsor:	7750 Wisconsin Avenue LLC	Occupancy:	100.0%
Interest Rate:	5.4910%	Occupancy Date:	7/1/2025
Note Date:	2/27/2025	4th Most Recent NOI (As of):	$16,420,045 (12/31/2022)
Maturity Date:	3/1/2035	3rd Most Recent NOI (As of):	$28,362,110 (12/31/2023)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$28,730,817 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$28,792,599 (TTM 2/28/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	96.7%
Amortization Type:	Amortizing Balloon	UW Revenues:	$31,171,210
Call Protection(2):	L(28),D(85),O(7)	UW Expenses:	$935,979
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$30,235,231
Additional Debt(1):	Yes	UW NCF:	$30,160,887
Additional Debt Balance(1):	$176,272,832	Appraised Value / Per SF:	$485,000,000 / $652
Additional Debt Type:	Pari Passu	Appraisal Date:	1/14/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$338
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$283
Insurance:	$0	Springing	N/A	Cut-Off Date LTV:	51.7%
Replacement Reserves:	$0	Springing	$297,379	Maturity Date LTV:	43.4%
TI/LC:	$0	Springing	$2,973,792	UW NCF DSCR:	1.76x
				UW NOI Debt Yield:	12.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$252,000,000	99.3%	Loan Payoff	$252,777,661	99.6%
Borrower Equity	$1,737,330	0.7	Closing Costs	$959,668	0.4
Total Sources	$253,737,330	100.0%	Total Uses	$253,737,330	100.0%
(1)	The Marriott World Headquarters Mortgage Loan (as defined below) is part of the Marriott World Headquarters Whole Loan (as defined below), which is evidenced by sixteen pari passu promissory notes with an aggregate principal balance of $252,000,000. The Cut-off Date Loan / SF, Maturity Date Loan / SF, UW NOI Debt Yield, UW NCF DSCR, Cut-off Date LTV and Maturity Date LTV numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Marriott World Headquarters Whole Loan.
(2)	The lockout period will be at least 28 months beginning with and including the first payment date on April 1, 2025. Defeasance is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) February 27, 2028. The assumed lockout period is based on the expected BBCMS 2025-C35 closing date in July 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” section below for further discussion.

The Loan. The Marriott World Headquarters mortgage loan (the “Marriott World Headquarters Mortgage Loan”) is part of a whole loan (the “Marriott World Headquarters Whole Loan”) that is evidenced by sixteen pari passu promissory notes in the aggregate original principal amount of $252,000,000 and secured by a fee simple interest in a 743,448 square foot office property located in Bethesda, Maryland (the “Marriott World Headquarters Property”). The Marriott World Headquarters Whole Loan was co-originated by Bank of America, N.A., Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, N.A. The Marriott World Headquarters Whole Loan has a 10-year term that amortizes on a 30-year amortization schedule and accrues at a fixed rate of 5.4910% per annum on an Actual/360 basis. The scheduled maturity date of the Marriott World Headquarters Whole Loan is March 1, 2035. The Marriott World Headquarters Whole Loan is evidenced by the controlling Note A-1 being contributed by Bank of America, N.A. and Note A-10 and Note A-12-2 being contributed by JPMorgan Chase Bank, N.A., with an aggregate original principal amount of $75,000,000. The remaining promissory notes comprising the Marriott World Headquarters Whole Loan are summarized in the table below. The Marriott World Headquarters Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C35

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Marriott World Headquarters Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$43,015,200	$42,838,481	BBCMS 2025-C35	Yes
A-2	$20,000,000	$19,917,834	BANK 2025-BNK49	No
A-3-1(1)	$21,015,200	$20,928,863	BANA	No
A-3-2	$24,500,000	$24,399,347	BANK 2025-BNK50	No
A-4	$10,000,000	$9,958,917	BANK 2025-BNK49	No
A-5	$5,000,000	$4,979,459	BANK 2025-BNK49	No
A-6-1	$12,250,000	$12,199,673	BANK 2025-BNK50	No
A-6-2(1)	$11,984,800	$11,935,563	MSMCH	No
A-7	$20,000,000	$19,917,834	BANK 2025-BNK49	No
A-8(1)	$10,000,000	$9,958,917	MSMCH	No
A-9-1(1)	$5,000,000	$4,979,459	MSMCH	No
A-9-2(1)	$5,000,000	$4,979,459	MSMCH	No
A-10	$24,234,800	$24,135,236	BBCMS 2025-C35	No
A-11	$20,000,000	$19,917,834	BANK 2025-BNK49	No
A-12-1	$12,250,000	$12,199,673	BANK 2025-BNK50	No
A-12-2	$7,750,000	$7,718,161	BBCMS 2025-C35	No
Whole Loan	$252,000,000	$250,964,710
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Marriott World Headquarters Property is a 743,448 square foot office property located in Bethesda, Maryland. Situated on a 1.74-acre site, the Marriott World Headquarters Property was constructed in 2022 and has achieved LEED Gold V4 status. The Marriott World Headquarters Property consists of 21-stories of office space and a 5-level, below-grade parking garage with 805 spaces. As of July 1, 2025, the Marriott World Headquarters Property was 100.0% leased to Marriott International Administrative Services Inc through May 31, 2042. The Marriott World Headquarters Property offers flexible and collaborative workspaces, as well as additional on-site amenities, including a childcare center for associates, a fitness center, cafeteria, and accessible parking. Adjacent to the Marriott World Headquarters Property, and not part of the collateral, is a 245-key, full-service Marriott hotel that is owned and was developed by The Bernstein Companies.

The Marriott World Headquarters Property was developed and is currently owned by a joint venture between Boston Properties and The Bernstein Companies. This location serves as the only corporate headquarters for Marriott International, Inc., with approximately 3,000 employees. The building serves as the main site for all top company executives, a hub for worldwide corporate orientations and training, and is the office for corporate functions, including marketing, human resources, test kitchen, technology, design and finance.

Condominium. The Marriott World Headquarters Property is one of two units in a condominium known as the “Bethesda Center Commercial Condominium” (the “Condo”). The Marriott World Headquarters Property represents the office/garage unit (the “Office/Garage Unit”) and the adjacent Marriott hotel represents the hotel unit (the “Hotel Unit”). The Hotel Unit is owned by an entity affiliated with The Bernstein Companies, owners of the borrower sponsor. The Condo is operated by a council of unit owners (the “Council”), which also maintains the common elements of the Condo. A board of directors has not been appointed. The Council is made up of two members, with each unit owner being a member. A unanimous vote of the unit owners is required for any action by the Council, giving the borrower a veto right. Marriott International Administrative Services, Inc the sole tenant at the Marriott World Headquarters Property, administers the budgeting and payment of general common expenses. The borrower has a 79.3% interest in the general common elements. The Council has agreed to provide to the lender copies of any notice of default under the Condo documents delivered by the Council to the borrower, including for any unpaid general common expenses or other charges or assessments, and the Council has agreed that it will accept a cure of any such borrower default from the lender as mortgagee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sole Tenant.

Marriott International Administrative Services Inc (743,448 square feet, 100.0% of NRA, 100.0% of underwritten base rent). Marriott International Administrative Services Inc (NASDAQ: MAR) (“Marriott”) operates, franchises, and licenses hotel, residential and timeshare properties worldwide. Marriott operates its properties under the brand names JW Marriott, The Ritz-Carlton, Ritz-Carlton Reserve, W Hotels, The Luxury Collection, St. Regis, EDITION, Bulgari, Marriott Hotels, Sheraton, Delta Hotels, Marriott Executive Apartments, Marriott Vacation Club, Westin, Renaissance, Le Méridien, Autograph Collection, Gaylord Hotels, Tribute Portfolio, Design Hotels, Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, Four Points, TownePlace Suites, Aloft, AC Hotels by Marriott, Protea Hotels, Element and Moxy. As of July 31, 2024, Marriott operated approximately 9,000 properties, with 1.66 million rooms across 30 hotel brands in 141 countries and territories. As of October 4, 2024, Marriott had a market capitalization of approximately $71.7 billion. Marriott reported a net income of $455 million as of the fourth quarter of 2024.

Marriott occupies 735,573 square feet of office space and 7,875 square feet of storage space at the Marriott World Headquarters Property. Marriott’s lease commenced on April 12, 2021 and extends through May 31, 2042, with one 10-year renewal option followed by one 5- or 10-year renewal option. Provided the second renewal term is for a period of five years, then Marriott will have a third option to renew its premises in whole or in part for an additional period of five years. Marriott currently pays a rent of $38.99 per square foot on its office space (with 1.3% annual escalations) and $25.65 per square foot on its storage space (with 1.3% annual escalations) and does not have any termination options. Marriott did not receive a tenant improvement allowance and it is estimated that the tenant invested approximately $200 million ($269 per square foot) into the build-out of its space.

The lease is structured as an absolute NNN lease, with Marriott responsible for payment of all operating expenses, which includes all actual operating expenses incurred in connection with the management, operation and ownership of the building (including the parking garage) plus all capital expenditures, real estate taxes and condominium costs incurred by the borrower. Marriott is obligated to contract directly for operating expenses with third-party providers. The only property level expense incurred by the borrower is real estate taxes and Marriott is required to fully reimburse the borrower for the same under the terms of the lease.

The following table presents certain information relating to the historical and current occupancy of the Marriott World Headquarters Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated July 1, 2025.

The following table presents certain information relating to the sole tenant at the Marriott World Headquarters Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Marriott International Administrative Services Inc	Baa2/BBB/NR	743,448	100.0%	$39.36	$29,260,780	100.0%	5/31/2042
Occupied Collateral Total / Wtd. Avg.		743,448	100.0%	$39.36	$29,260,780	100.0%
Vacant Space		0	0.0%
Collateral Total		743,448	100.0%

(1)	Information is based on the underwritten rent roll dated July 1, 2025 and includes straight-lined rent through the end of the loan term.
(2)	The lease is guaranteed by Marriott’s parent company, Marriott International, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Marriott World Headquarters

Appraisal. The appraisal concluded to an “as-is” appraised value of $485,000,000 as of January 14, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$485,000,000	6.00%
(1)	Source: Appraisal.

The following table presents certain information relating to the tenant lease expiration at the Marriott World Headquarters Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2033	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2034	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2035	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
Thereafter	1	743,448	100.0	$29,260,780	100.0	743,448	100.0%	$29,260,780	100.0%
Total	1	743,448	100.0%	$29,260,780	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Marriott World Headquarters Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 2/28/2025	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$29,260,780	$39.36	91.1%
IG Straight-lined Rent(3)	$0	$0	$0	$0	$1,938,510	$2.61	6.0%
Gross Potential Rent	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$31,199,289	$41.97	97.1%
Total Reimbursements	0	0	0	0	$935,979	$1.26	2.9%
Net Rental Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$32,135,268	$43.22	100.0%
(Vacancy/Credit Loss)	0	0	0	0	$964,058	$1.30	3.1%
Effective Gross Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$31,171,210	$41.93	100.0%
Management Fee(4)	0	0	0	0	$935,979	$1.26	3.0%
Total Expenses	$0	$0	$0	$0	$935,979	$1.26	3.0%
Net Operating Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$30,235,231	$40.67	97.0%
Capital Expenditures	0	0	0	0	$74,345	$0.10	0.2%
TI/LC	0	0	0	0	0	$0.00	0.0%
Net Cash Flow	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$30,160,887	$40.57	96.8%
(1)	Information is based on the underwritten rent roll dated July 1, 2025. The Marriott lease is structured as an absolute NNN lease, with Marriott being responsible for payment of all operating expenses.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	UW IG Straight-lined Rent calculation is based on the average base rents for office and storage space for Marriott through the end of the loan term.
(4)	UW Management Fee is 3.0% of UW Gross Potential Rental Income and UW Straight-lined IG Rent. The Marriott World Headquarters Property is self-managed by Marriott. There is no actual Management Fee assessed at the property level and the borrower incurs no direct property management expenses.

Environmental. According to the Phase I environmental site assessment dated January 16, 2025, there was no evidence of any recognized environmental conditions at the Marriott World Headquarters Property.

The Market. The Marriott World Headquarters Property is situated along Wisconsin Avenue, approximately 7.3 miles north of Washington, D.C. Two major highways, I-495 and I-270, are accessible from Wisconsin Avenue. The Marriott World Headquarters Property is located close to more than 200 restaurants and over 500 retail shops and services within Bethesda, Maryland. The Marriott World Headquarters Property has access to various bus lines and the Washington Metropolitan Area Transit Authority’s ( “WMATA”) Red Line. The upcoming WMATA Purple Line, which is expected to open at the end of 2026, will also be in close proximity to the Marriott World Headquarters Property. The Marriott World Headquarters Property is located in walking distance to the Bethesda Metro Center at the intersection of Wisconsin Avenue and East-West Highway.

The Marriott World Headquarters Property is located within the Washington D.C. USA office market and the Bethesda/Chevy Chase office submarket. The top three industries within the area are Professional, Scientific and Technical Services, Public Administration, and Health Care and Social Assistance (together, 43% of the workforce). As of the third quarter of 2024, the Washington D.C. USA office market had existing supply of approximately 523.1 million square feet, an average vacancy of 17.4% and an average rent of $39.18 per square foot. As of the third quarter of 2024, the Bethesda/Chevy Chase office submarket had existing supply of approximately 14.7 million square feet, an average vacancy of 23.8% and an average asking rent of $40.00 per square foot.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Marriott World Headquarters Property was 28,420, 158,743 and 467,720, respectively. The estimated 2024 average household income within the same radii was $214,761, $247,162 and $204,891, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents recent leasing data at comparable properties with respect to the Marriott World Headquarters Property:

Summary of Comparable Leases(1)
Property / Location	Tenant	Distance from Subject	Year Built/ Renov.	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF (NNN)	TIs PSF / Free Rent / Escalations
Marriott World Headquarters 7750 Wisconsin Avenue Bethesda, MD	Marriott International Administrative Services Inc(2)	-	2022/NAP	Apr-21(2)	21.0(2)	743,448(2)	$39.36(2)	None / 13 mos. /1.3%
Avocet Tower(3) 7373 Wisconsin Ave Bethesda, MD 20814	RLJ Lodging Stewart Investment Partners Inter American Management AGNC Mortgage - Top Floor	0.3 Miles	2022/NAP	Sep-24 Sep-23 May-23 Apr-23	13.1 5.5 11.5 13.0	21,841 2,083 8,527 27,120	$50.00 $50.00 $50.00 $58.50	$155.00 / 20 mos. / 2.5% $120.00 / 6 mos. / 2.5% $142.00 / 18 mos. / 2.5% $140.00 / 25 mos. / 2.5%
The Wilson(3) 7272a Wisconsin Ave Bethesda, MD 20814	Arlington Mgmt Employees Fox5DC Profund Advisors Enviva	0.4 Miles	2021/NAP	Apr-23 Jan-21 Dec-20 Oct-20	9.5 15.0 11.0 11.0	19,746 59,178 54,615 98,944	$48.00 $51.25 $54.00 $48.00	$102.00 / 9 mos. / 2.5% $100.00 / 13 mos. / 2.5% $110.00 / 18 mos. / 2.5% $100.00 / 13 mos. / 2.5%
4747 Bethesda(3) 4747 Bethesda Avenue Bethesda, MD 20814	Rotunda Capital Tiedmann Investment Pebblebrook Hotel	0.4 Miles	2019/NAP	Aug-22 Aug-20 Nov-19	7.6 7.6 12.0	4,730 2,800 16,154	$55.00 $53.50 $55.00	$95.00 / 7 mos. / 2.5% $105.00 / 7 mos. / 2.5% $100.00 / 14 mos. / 2.5%
One Bethesda Center 4800 Hampden Ln Bethesda, MD 20814	Greysteel Capitol Hill Group RCLCO DANAC Realty	0.4 Miles	1986/NAP	Mar-25 Oct-24 Jun-24 Jun-23	5.8 5.5 11.0 11.3	5,475 7,680 5,232 5,200	$37.50 $37.50 $37.75 $37.00	$100.00 / 10 mos. / 2.5% $100.00 / 6 mos. / 2.5% $120.00 / 14 mos. / 2.5% $140.00 / 15 mos. / 2.5%
Francis G. Newlands Building 2 Bethesda Metro Center Bethesda, MD 20814	Citrin Cooperman Open Industrial Manager	0.3 Miles	1999/2004	Nov-24 Mar-24	7.8 5.0	3,298 5,431	$37.00 $33.00	$100.00 / 10 mos. / 2.5% $100.00 / 0 mos. / 2.75%
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated July 1, 2025.
(3)	Avocet Tower, The Wilson and 4747 Bethesda serve as the Marriott World Headquarters Property’s direct competition due to the newly built quality of the buildings.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Marriott World Headquarters Property:

Market Rent Summary
Space Type	Market Rent (PSF)	Lease Term (Years)	Rent Increase Projection
Office	$40.00	10	2.5% per annum
Storage	$25.00	10	2.5% per annum

The Borrower. The borrower is 7750 Wisconsin Avenue Owner LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Marriott World Headquarters Whole Loan.

The Borrower Sponsor. The borrower is directly wholly owned by the borrower sponsor, 7750 Wisconsin Avenue LLC. The borrower sponsor is owned by Boston Properties (50%) and The Bernstein Companies (50%). There is no separate non-recourse carveout guarantor or environmental indemnitor for the Marriott World Headquarters Whole Loan.

Boston Properties (NYSE: BXP, S&P/Moody’s: BBB/Baa2) is a fully integrated real estate company, organized as a real estate investment trust, and is a leading developer, owner and manager of workplaces in the United States, with a current portfolio of 181 properties. The portfolio is concentrated in six markets: 16.5 million square feet (52 properties) in Boston, Massachusetts, 2.3 million square feet (27 properties) in Los Angeles, California, 12.6 million square feet (26 properties) in New York, New York, 7.9 million square feet (38 properties) in San Francisco, California, 1.5 million square feet (two properties) in Seattle, Washington, and 9.6 million square feet (31 properties) in Washington, D.C.

The Bernstein Companies, founded in 1933, is one of Washington, D.C.’s oldest real estate development, investment, and management organizations. The Bernstein Companies is focused on strategic acquisitions, ground-up developments, redevelopments and investments, as well as the management of its office, hotel and multi-family properties. The Bernstein Companies has successfully completed over $4.0 billion in real property transactions, $2.2 billion of tax credit transactions and have managed the company’s privately held portfolio totaling over 4.6 million square feet. The company currently holds

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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a commercial portfolio of more than 40 properties, including office buildings, multifamily properties, land development parcels and hotels within the Mid-Atlantic and Midwest regions.

Boston Properties has indicated that it may sell its 50% interest in the borrower. Pursuant to the applicable joint venture agreement, The Bernstein Companies will have a right of first offer (“ROFO”) to purchase Boston Properties’ interest in the borrower. In the event The Bernstein Companies does not purchase Boston Properties’ interest in the borrower pursuant to the ROFO, it is expected that Boston Properties would then market its interest in the borrower for sale to third parties. Pursuant to the loan agreement, the transfer of Boston Properties’ interest will be permitted without the lender’s consent and without the payment of any fee, so long as The Bernstein Companies retains its 50% interest in the borrower and no less than the level of control of the borrower that it had at the time the Marriott World Headquarters Whole Loan was originated, subject to the satisfaction of certain conditions, including customary credit and background searches of the transferee that are reasonably acceptable to the lender and delivery of a new non-consolidation opinion.

Property Management. The Marriott World Headquarters Property is self-managed by the sole tenant, Marriott International Administrative Services Inc.

Escrows and Reserves.

Tax Escrows – On a monthly basis during a Cash Management Sweep Period (as defined below) so long as the Marriott Reserve Condition (as defined below) is not satisfied, the borrower is required to escrow 1/12th of the annual estimated tax payments.

Insurance Escrows – On a monthly basis during a Cash Management Sweep Period so long as the Marriott Reserve Condition is not satisfied, and if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve - On a monthly basis during a Cash Management Sweep Period so long as the Marriott Reserve Condition is not satisfied, the borrower is required to escrow $12,391 for replacement reserves, subject to a cap of $297,379.

Rollover Reserve - On a monthly basis during a Cash Management Sweep Period so long as the Marriott Reserve Condition is not satisfied, the borrower is required to escrow $123,908 for TI/LC reserves, subject to a cap of $2,973,792.

“Marriott Reserve Condition” means, with respect to an applicable reserve fund, the applicable reserve amount is required to be paid by Marriott pursuant to its lease and, with respect to insurance and tax escrows only, the borrower has delivered evidence reasonably satisfactory to the lender that Marriott is paying such amounts.

Lockbox / Cash Management. The Marriott World Headquarters Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Marriott World Headquarters Property are required to be deposited directly by Marriott to the lockbox account and, so long as a Cash Management Sweep Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Management Sweep Period, the borrower will not be permitted access to the funds in the lockbox account, and such funds will be required to be transferred to the lender-controlled cash management account and disbursed according to the Marriott World Headquarters Whole Loan documents. During a Cash Management Sweep Period, all excess cash is required to be held by the lender as additional security for the Marriott World Headquarters Whole Loan; provided that so long as no event of default exists, excess cash will be available to the borrower (i) to fund shortfalls in debt service on the Marriott World Headquarters Whole Loan, and (ii) to fund operating expenses that are consistent with the annual budget and operating expenses and extraordinary expenses approved by the lender.

A “Cash Management Sweep Period” will commence upon (i) the occurrence of an event of default under the Marriott World Headquarters Whole Loan documents, (ii) the debt service coverage ratio being less than 1.25x for any calendar quarter; or (iii) the commencement of a Marriott Sweep Period (as defined below).

A Cash Management Sweep Period and will end upon (a) with respect to clause (i) above, the cure of such event of default; (b) with respect to clause (ii) above, the Marriott World Headquarters Whole Loan having a debt service coverage ratio of at least 1.25x for two calendar quarters; or (c) with respect to clause (iii) above, the Marriott Sweep Period ending. In

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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addition, with respect to clause (ii) above, the borrower is permitted to end a Cash Management Sweep Period by depositing cash, a letter of credit and/or an acceptable guaranty (as long as Marriott maintains a senior unsecured credit rating of “Baa3” or better from Moody’s and “BBB-” or better from S&P and Fitch) in an amount which, if applied to the outstanding balance of Marriott World Headquarters Whole Loan, would result in a debt service coverage ratio of at least 1.25x for one calendar quarter.

A “Marriott Sweep Period” will commence upon the earliest to occur of the date that Marriott (i) has exercised any right to terminate its lease, (ii) has gone dark for 6 months or more, (iii) is required to exercise its option to extend the term of its lease but has not done so (or, if no date is specified, 12 months prior to the Marriott lease expiration), (iv) defaults in the payment of rent (after the expiration of any notice and cure periods) and such default continues for more than 60 days past such notice and/or cure periods, or (v) files, or is the subject of, any bankruptcy proceeding or has its assets made subject to the jurisdiction of a bankruptcy court.

A Marriott Sweep Period will end when (a) with respect to clauses (i), (ii) or (iii) above, one or more replacement leases are signed in accordance with the terms of the loan documents, (b) as it relates to clause (iv) above, the default has been cured, or (c) as it relates to clause (v) above, Marriott assumes the Marriott lease or the assets of Marriott are no longer subject to the jurisdiction of a bankruptcy court. Funds collected as a result of a Marriott Sweep Period together with (y) the amount of any letter of credit delivered in accordance with the terms of the loan documents, and/or (z) any guaranty delivered (as long as Marriott maintains a senior unsecured credit rating of “BBB-” or better from S&P and Fitch, and “Baa3” or better from Moody’s) will be capped at $75 per square foot of the applicable rentable area.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Washington Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Washington Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GACC, GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$70,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$70,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	8.8%	Net Rentable Area (SF)(4):	994,568
Loan Purpose:	Recapitalization	Location:	Portland, OR
Borrowers:	PPR Washington Square LLC and MS Washington Square LLC	Year Built / Renovated:	1974, 2005 / 1995, 2008, 2018-2019
Borrower Sponsor:	The Macerich Partnership, L.P.	Occupancy:	85.6%
Interest Rate:	5.57700%	Occupancy Date:	3/27/2025
Note Date:	3/27/2025	4th Most Recent NOI (As of):	$34,916,211 (12/31/2021)
Maturity Date:	4/6/2035	3rd Most Recent NOI (As of):	$40,807,876 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$37,934,316 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$40,052,391 (TTM 12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	93.7%
Amortization Type:	Interest Only	UW Revenues:	$52,293,715
Call Protection(2):	L(27),DorYM1(86),O(7)	UW Expenses:	$11,301,353
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$40,992,362
Additional Debt(1):	Yes	UW NCF:	$39,798,880
Additional Debt Balance(1):	$270,000,000	Appraised Value / Per SF(4)(5):	$655,000,000 / $659
Additional Debt Type(1):	Pari Passu	Appraisal Date(5):	3/1/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(5):	$342
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(5):	$342
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.9%
Replacement Reserves:	$0	Springing	Variable(3)	Maturity Date LTV:	51.9%
TI / LC Reserve:	$0	Springing	Variable(3)	UW NCF DSCR:	2.07x
Gap Rent Reserve:	$155,348	$0	N/A	UW NOI Debt Yield:	12.1%
Outstanding TI / LC Reserve:	$2,752,705	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$340,000,000	100.0%	Return of Equity	$336,001,852	98.8%
			Upfront Reserves	2,908,053	0.9
			Closing Costs	1,090,095	0.3
Total Sources	$340,000,000	100.0%	Total Uses	$340,000,000	100.0%
(1)	The Washington Square Mortgage Loan (as defined below) is part of a whole loan evidenced by 27 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $340.0 million (the “Washington Square Whole Loan”). The Financial Information in the chart above reflects the Washington Square Whole Loan.
(2)	The lockout period will be at least 27 payment dates beginning with and including the first payment date on May 6, 2025. Defeasance of the Washington Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Washington Square Whole Loan to be securitized (the “Lockout Release Date”) and (ii) May 6, 2028. In addition, on any business day from and after the Lockout Release Date, voluntary prepayment of the Washington Square Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in October 2034, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Washington Square Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 27 payments is based on the expected BBCMS 2025-C35 securitization closing date in July 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	The Washington Square Property (as defined below) is part of a larger retail development consisting of a total of 1,243,621 square feet (“SF”). Macy’s operates 242,505 SF at the larger retail development and Wells Fargo operates 6,548 SF at the larger retail development, both of which are not part of the collateral.
(5)	The appraisal is based on the assumption that DICK’s Sporting Goods (“Dick’s”), which currently leases 90,000 square feet on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s. As of May 20, 2025, Dick’s executed the ground lease related to the vacant Sears pad site. However, there can be no assurance either that the new Dick’s House of Sport location will be constructed and open for business or that Dick’s Sporting Goods will continue to lease its current space while the new store is constructed, or of what the value of the Washington Square Property would be absent such assumptions.

The Loan. The fifth largest mortgage loan (the “Washington Square Mortgage Loan”) is part of the Washington Square Whole Loan secured by the borrowers’ fee interests in a super-regional mall totaling 994,568 SF located in Portland, Oregon

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(the “Washington Square Property”). The Washington Square Whole Loan is evidenced by 27 pari passu promissory notes and accrues interest at a rate of 5.57700% per annum on an Actual/360 basis. The Washington Square Whole Loan has a 10-year term and is interest only for the entire duration of the term. The Washington Square Whole Loan was co-originated on March 27, 2025 by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GSBI”), Bank of Montreal (“BMO”), JPMorgan Chase Bank, National Association (“JPMCB”), and Morgan Stanley Bank, N.A. (“MSBNA”). The Washington Square Mortgage Loan is evidenced by the non-controlling Note A-1-2, Note A-1-3 and Note A-1-4, contributed by GACC and Note A-2-3 and Note A-2-4-1 contributed by GSMC with an aggregate original principal balance of $70,000,000. The Washington Square Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Washington Square Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$29,100,000	$29,100,000	BMO 2025-C12	Yes
A-1-2	$10,900,000	$10,900,000	BBCMS 2025-C35	No
A-1-3	$15,000,000	$15,000,000	BBCMS 2025-C35	No
A-1-4	$15,000,000	$15,000,000	BBCMS 2025-C35	No
A-1-5(1)	$15,000,000	$15,000,000	GACC	No
A-1-6(1)	$10,000,000	$10,000,000	GACC	No
A-1-7(1)	$10,000,000	$10,000,000	GACC	No
A-1-8(1)	$8,333,334	$8,333,334	GACC	No
A-2-1	$17,000,000	$17,000,000	BMO 2025-C12	No
A-2-2-1(1)	$16,550,000	$16,550,000	GSBI	No
A-2-2-2	$450,000	$450,000	BMO 2025-C12	No
A-2-3	$17,000,000	$17,000,000	BBCMS 2025-C35	No
A-2-4-1	$12,100,000	$12,100,000	BBCMS 2025-C35	No
A-2-4-2	$4,900,000	$4,900,000	GSBI	No
A-3-1A	$24,500,000	$24,500,000	BANK 2025-BNK50	No
A-3-1B(1)	$15,500,000	$15,500,000	JPMCB	No
A-3-2(1)	$5,333,333	$5,333,333	JPMCB	No
A-4-1	$17,450,000	$17,450,000	BMO 2025-C12	No
A-4-2(1)	$12,000,000	$12,000,000	BMO	No
A-4-3(1)	$3,550,000	$3,550,000	BMO	No
A-4-4(1)	$9,000,000	$9,000,000	BMO	No
A-4-5(1)	$9,000,000	$9,000,000	BMO	No
A-4-6(1)	$6,000,000	$6,000,000	BMO	No
A-4-7(1)	$6,000,000	$6,000,000	BMO	No
A-4-8(1)	$5,000,000	$5,000,000	BMO	No
A-5-1-1	$24,500,000	$24,500,000	BANK 2025-BNK50	No
A-5-1-2(1)	$20,833,333	$20,833,333	MSBNA	No
Whole Loan	$340,000,000	$340,000,000
(1)	Expected to be contributed to a future securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Washington Square

The Property. The Washington Square Property is a super-regional mall located in the western suburbs of Portland, Oregon. The Washington Square Property is located at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Washington Square Property generates approximately 9.2 million annual visits and serves a trade area of 1.4 million people and 557,000 households. The Washington Square Property features a customer base with an average household income of approximately $143,000, which is 32.0% greater than the U.S. average. Additionally, the Washington Square Property is located less than 20 miles from the Washington State border, offering a nearby, sales-tax free, shopping destination for Washington State residents. According to the appraisal, the Washington Square Property features 6,488 surface and garage parking spaces, resulting in a parking ratio of 5.24 parking spots per 1,000 SF.

As of March 27, 2025, the Washington Square Property was 85.6% leased to 128 unique tenants (excluding non-collateral stores). The majority of the vacant space is attributable to the 120,000 SF dark former Sears box, which has been identified for development as a Dick’s House of Sport concept store. Dick’s Sporting Goods has entered into a ground lease and is currently building out the Dick’s House of Sport store. The Washington Square Property has average total occupancy of 96.3% over the past 10 years, and has historically had limited available space for new tenants or tenants looking to expand. The Washington Square Property is anchored by Nordstrom, Macy’s (non-collateral), Dick’s Sporting Goods (currently on a month-to-month lease in its original space), and JCPenney, which collectively generated estimated sales of approximately $137.2 million as of 2024 (approximately $90.2 million excluding Macy’s). In-line stores smaller than 10,000 SF generated sales of approximately $332.6 million in 2024, resulting in a sales volume of approximately $1,275 PSF ($881 PSF excluding Apple) and an occupancy cost of 10.9% (14.3% excluding Apple). Sales PSF excluding Apple, tenants greater than 10,000 SF, stores open less than 12 months, arcades and non-retail stores have increased by 19.4% since 2019. The Washington Square Property is home to several restaurants including Din Tai Fung (9,000 SF / $1,737 PSF) and The Cheesecake Factory (10,178 SF / $1,217 PSF), which collectively generated approximately $28.0 million of sales in 2024.

The borrowers have executed nearly 200,000 SF of new leases, renewals, relocations, and expansions since 2022, with over 80,000 SF signed since 2024, reflecting total annual base rent of approximately $4.9 million. Across 59 same space renewals, relocations, expansions, and new leases executed since 2022, the borrower sponsor has been able to increase rents by 20.5% over prior rents, resulting in approximately $2.9 million of incremental net operating income for the Washington Square Property. To achieve the recent leasing, approximately $29.3 million has been invested into the Washington Square Property, with $19.8 million focused on leasing improvements.

Major Tenants.

JCPenney (210,585 SF; 21.2% of NRA; 0.9% of underwritten base rent): JCPenney (Fitch/Moody’s/S&P: NR/NR/NR) was founded in 1902 and is one of the nation’s largest retailers of apparel, home goods, jewelry, and beauty merchandise. JCPenney employs more than 50,000 associates worldwide and operates over 650 stores across the United States and Puerto Rico. With $10.2 million of sales in 2024, JCPenney at the Washington Square Property exceeds its national average sales per store of $10.0 million. Lender underwriting includes JCPenney’s recently executed 5-year lease extension, which nearly doubled the tenant’s prior rents. JCPenney’s lease includes a 1.50% percentage rent rate at a breakpoint of $32,929,515 as of the Cut-off Date.

Nordstrom (180,000 SF; 18.1% of NRA; 1.2% of underwritten base rent): Nordstrom (Fitch/Moody’s/S&P: BB+/Ba2/BB) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom is a fashion retailer offering clothing, shoes and accessories for men, women and kids. Nordstrom has more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations. Nordstrom is the highest performing anchor tenant at the Washington Square Property, generating sales of $61.5 million in 2024. Additionally, Nordstrom has a significant online presence and has unofficially reported that its Washington Square Property location generates approximately $98.0 million including on-line fulfillments in 2023. Nordstrom recently completed a $15.0 million renovation which included modern cosmetic upgrades, new flooring, café renovation, and department reconfiguration across both levels. Nordstrom’s lease includes a 0.50% percentage rent rate at a breakpoint of $100,000,000 but not in excess of $200,000,000. Nordstrom pays 0.25% percentage rent for sales in excess of $200,000,000. Nordstrom owns its box at the Washington Square Property.

DICK’S Sporting Goods (90,000 SF; 9.0% of NRA; 7.0% of underwritten base rent): DICK’S Sporting Goods (Fitch/Moody's/S&P: NR/Baa2/BBB) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s offers a wide range of products through its main and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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specialty concept stores, including Dick’s Sporting Goods, Public Lands, Moosejaw and Going Going Gone! Having generated $18.6 million of sales in 2023, the Dick’s at the Washington Square Property exceeds its national average sales per store of $13.9 million. A lease with Dick’s dated May 20, 2025 was entered into after origination, for which the leased premises comprise a to-be-constructed two story Dick’s House of Sport store expected to contain approximately 141,980 square feet of leasable floor area, and an outdoor athletic field consisting of approximately 20,000 square feet of land, to be located on a former Sears pad site. Dick’s was underwritten based on the current month-to-month lease. There can be no assurance that such month-to-month lease will continue in effect until the new store is open, or as to whether or when the new store will open.

The following table presents certain information relating to the historical and current occupancy of the Washington Square Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
96.5%	98.1%	97.8%	85.6%
(1)	Based on December 31 of each respective year unless otherwise specified. Historical occupancy does not include anchor spaces.
(2)	Based on the underwritten rent roll as of March 27, 2025. Excludes non-collateral tenants.

The following table presents certain information relating to the largest tenants by net rentable area at the Washington Square Property:

Top Tenant Summary(1)
Tenant	Ratings (Fitch/ Moody’s/ S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date
Anchor Tenants
JCPenney	NR/NR/NR	210,585	21.2%	$1.42	$300,000	0.9%	$48.44	4.9%	8/31/2030
Nordstrom	BB+/Ba2/BB	180,000	18.1%	$2.22	$399,600	1.2%	$341.42	1.0%	2/28/2035
Dick’s(3)	NR/Baa2/BBB	90,000	9.0%	$26.32	$2,368,800	7.0%	$206.33	16.3%	MTM
Anchor Tenants Subtotal / Wtd. Avg.		480,585	48.3%	$6.38	$3,068,400	9.1%	$187.74	5.6%

Major Tenants
Pottery Barn	NR/NR/NR	21,246	2.1%	$31.06	$659,900	2.0%	$249.08	14.3%	1/31/2026
H&M	NR/NR/BBB	19,481	2.0%	$40.23	$783,659	2.3%	$276.80	14.6%	1/31/2027
Victoria’s Secret	NR/B1/BB-	10,187	1.0%	$71.74	$730,815	2.2%	$586.00	18.4%	3/31/2030
The Cheesecake Factory	NR/NR/NR	10,178	1.0%	$50.00	$508,900	1.5%	$1,217.47	7.1%	1/31/2031
Apple Store	NR/Aaa/AA+	9,500	1.0%	$116.07	$1,102,665	3.3%	$9,041.37	1.5%	1/31/2028
Janelle James(4)	NR/NR/NR	9,321	0.9%	$0.00(5)	$0(5)	0.0%(5)			Various(6)
Din Tai Fung	NR/NR/NR	9,000	0.9%	$62.41	$561,690	1.7%	$1,736.90	6.1%	2/28/2029
American Eagle Outfitters	NR/NR/NR	8,930	0.9%	$85.45	$763,058	2.3%	$827.57	16.4%	1/31/2026
Aritzia	NR/NR/NR	7,880	0.8%	$59.82	$471,382	1.4%	$1,402.97	7.9%	1/31/2033
Hollister Co.	NR/NR/NR	7,626	0.8%	$45.49	$346,932	1.0%	$606.02	19.0%	1/31/2026
Major Tenants Subtotal / Wtd. Avg.		113,349	11.4%	$52.31	$5,929,001	17.6%	$1,476.89	12.2%
Remaining Occupied		257,752	25.9%	$95.72	$24,673,120	73.3%
Occupied Collateral Total / Wtd. Avg.		851,686	85.6%	$39.53	$33,670,522	100.0%

Vacant Space		142,882	14.4%

Collateral Total		994,568	100.0%

(1)	Based on the underwritten rent roll dated March 27, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	See “Major Tenants—Dick’s Sporting Goods” regarding the new ground lease for the Dick’s House of Sport store. The Washington Square Whole Loan was underwritten based on the current month-to-month lease.
(4)	Janelle James sales are excluded as the tenant took occupancy in 2024.
(5)	Janelle James does not have underwritten rent as the store is categorized as under a Specialty Lease Agreement and is being underwritten separately.
(6)	Janelle James has 7,209 SF expiring on September 30, 2025 and 2,112 SF leased on a MTM basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the sales history of certain tenants of the Washington Square Property:

Tenant Sales(1)(2)
	2019	2022	2023	2024	PSF / Occ. Cost 2024
Gross Mall Sales	$462,146,922	$496,051,790	$517,149,498	$504,269,175(3)	$458.12 / 9.3%
Sales (Inline < 10,000 SF)	$280,020,294	$326,125,793	$349,359,669	$332,638,894	$1,274.72 / 10.9%
Sales (Inline < 10,000 SF, Excluding Apple)	$151,941,257	$208,286,233	$233,660,240	$246,745,839	$880.85 / 14.3%
SLA (Specialty Lease Agreements)	$100,017	$2,572,391	$3,497,853	$5,358,023	$262.84 / NAP
Inline > 10,000 SF	$30,160,772	$30,869,484	$30,412,079	$29,045,488	$475.44 / 12.1%
Anchor Tenants(4)	$151,865,839	$136,484,122	$133,879,898	$137,226,771	$189.78 / 3.7%
(1)	Includes the borrower sponsor’s provided estimates for non-reporting anchor tenants and/or non-collateral tenants.
(2)	2020 and 2021 sales are excluded due to the adverse impact of the COVID-19 pandemic.
(3)	Tesla closed in January 2024.
(4)	Includes sales from Macy’s, which is not part of the collateral for the Washington Square Whole Loan.

The following table presents certain information relating to the sales history of major tenants of the Washington Square Property:

Top Tenant Sales(1)(2)
Tenant Name	SF	2019	2022	2023	2024	Occupancy Cost
Anchor Tenants
JCPenney	210,585	$16,600,412	$11,614,465	$10,820,321	$10,200,519	4.9%
Nordstrom	180,000	$66,393,324	$59,200,709	$57,489,636	$61,456,311	1.0%
Dick’s	90,000	$13,372,103	$18,668,948	$18,569,941	NAV(3)	16.3%(4)
Major Tenants
Pottery Barn	21,246	$6,144,052	$7,763,323	$6,153,922	$5,292,034	14.3%
H&M	19,481	$6,995,065	$6,966,381	$6,545,905	$5,392,411	14.6%
Victoria’s Secret	10,187	$5,756,509	$5,984,613	$5,610,653	$5,969,587	18.4%
The Cheesecake Factory	10,178	$11,265,146	$10,155,168	$12,101,598	$12,391,456	7.1%
Apple Store	9,500	$128,079,037	$117,839,560	$115,699,429	$85,893,054	1.5%
Janelle James	9,321	NAV	NAV	NAV	NAV(5)	NAV
Din Tai Fung	9,000	$11,404,828	$15,612,822	$16,886,801	$15,632,089	6.1%
American Eagle Outfitters	8,930	$6,747,987	$5,831,614	$6,190,226	$7,390,233	16.4%
Aritzia	7,880	$3,673,131	$5,940,033	$10,996,292	$11,055,371	7.9%
Hollister Co.	7,626	$2,418,389	$2,829,824	$3,443,065	$4,621,544	19.0%
(1)	All sales information presented herein with respect to the Washington Square Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	2020 and 2021 excluded due to the adverse impact of the COVID-19 pandemic on the Washington Square Property.
(3)	Dick’s sales are excluded due to the disruptions due to the change to Dick’s House of Sport.
(4)	Occupancy Cost is calculated from 2023 sales.
(5)	Sales for the Janelle James store are not included as the tenant took occupancy in 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the Washington Square Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	142,882	14.4%	NAP	NAP	142,882	14.4%	NAP	NAP
2025 & MTM	31	148,984	15.0%	$5,603,773	16.6%	291,866	29.3%	$5,603,773	16.6%
2026	32	87,253	8.8%	$8,656,859	25.7%	379,119	38.1%	$14,260,632	42.4%
2027	12	40,444	4.1%	$2,810,101	8.3%	419,563	42.2%	$17,070,733	50.7%
2028	8	26,642	2.7%	$2,948,866	8.8%	446,205	44.9%	$20,019,599	59.5%
2029	10	26,100	2.6%	$2,363,731	7.0%	472,305	47.5%	$22,383,330	66.5%
2030	14	258,142	26.0%	$4,588,618	13.6%	730,447	73.4%	$26,971,948	80.1%
2031	5	24,784	2.5%	$1,715,384	5.1%	755,231	75.9%	$28,687,332	85.2%
2032	1	1,064	0.1%	$154,642	0.5%	756,295	76.0%	$28,841,974	85.7%
2033	6	27,153	2.7%	$1,658,856	4.9%	783,448	78.8%	$30,500,830	90.6%
2034	4	13,606	1.4%	$1,051,739	3.1%	797,054	80.1%	$31,552,569	93.7%
2035	8	197,514	19.9%	$2,117,953	6.3%	994,568	100.0%	$33,670,522	100.0%
2036 & Thereafter	0	0	0.0%	$0	0.0%	994,568	100.0%	$33,670,522	100.0%
Total	131	994,568	100.0%	$33,670,522	100.0%
(1)	Based on the underwritten rent roll dated March 27, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. According to the Phase I environmental site assessment dated January 10, 2025 there was a recognized environmental condition at the Washington Square Property but no investigation was warranted. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and underwritten cash flows of the Washington Square Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	2024	Underwritten	Per SF	%(2)
Base Rent	$26,319,105	$27,605,675	$29,612,737	$31,678,533	$33,670,522	$33.85	88.4%
Contractual Rent Steps(3)	0	0	0	0	895,145	$0.90	2.4
Gross-Up Vacant Rent	0	0	0	0	3,509,611	$3.53	9.2
Gross Potential Income	$26,319,105	$27,605,675	$29,612,737	$31,678,533	$38,075,277	$38.28	100.0%
Total Recoveries	9,362,302	10,174,065	10,878,330	11,694,598	12,481,747	$12.55	32.8
Vacancy & Bad Debt	331,602	2,017	(194,460)	74,039	(3,509,611)	($3.53)	-9.2
Other Income(4)	7,544,280	12,195,473	7,639,570	6,938,175	5,246,301	$5.27	13.8
Effective Gross Income	$43,557,289	$49,977,230	$47,936,177	$50,385,345	$52,293,715	$52.58	137.3%
Real Estate Taxes	2,413,579	2,491,047	2,572,031	2,602,680	3,074,235	$3.09	5.9
Insurance	528,609	583,308	668,975	817,604	764,945	$0.77	1.5
Management Fee	817,959	966,204	914,934	871,977	1,000,000	$1.01	1.9
Other Expenses	4,880,931	5,128,795	5,845,921	6,040,693	6,462,173	$6.50	12.4
Total Expenses	$8,641,078	$9,169,354	$10,001,861	$10,332,954	$11,301,353	$11.36	21.6%
Net Operating Income	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$40,992,362	$41.22	78.4%
Capital Expenditures	0	0	0	0	198,914	$0.20	0.4
TI/LC	0	0	0	0	994,568	$1.00	1.9
Net Cash Flow	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$39,798,880	$40.02	76.1%
(1)	Based on the underwritten rent roll dated March 27, 2025. Includes rents from Dick’s Sporting Goods, which leases its space on a month-to-month basis.
(2)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Contractual Rent Steps were taken through March 27, 2026.
(4)	Other Income includes Percent in Lieu, Overage Rent, Specialty Leasing, Business Development, Storage Income, and Miscellaneous Income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Market. According to the appraisal, the Washington Square Property is located in the Portland retail market and the Beaverton/I-5/217 Corridor submarket. The Washington Square Property benefits from its position at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Portland retail market has one of the nation’s lowest rates of retail space per capita and is sales-tax free, allowing the Washington Square Property to attract 9.2 million visitors annually. Key competitors offer strong regional appeal, but do not match Washington Square’s scale at 1.2 million SF (including non-collateral tenants).

According to the appraisal, the Beaverton/I-5/217 Corridor consists of approximately 7.7 million SF and is the largest of the five submarkets within the approximately 24.8 million SF Portland retail market. As of the third quarter of 2024, the 5.1% vacancy rate in the submarket is lower than the 5.8% vacancy rate for the region. Additionally, the Beaverton/I-5/217 Corridor submarket asking rent of $24.68 per square foot is the highest of all the submarkets in the Portland retail market, which averages $22.83. Asking rent in the submarket and Portland retail market have grown each year since 2021. The appraisal forecasts submarket rents to grow to $25.70 by 2028.

According to the appraisal, the estimated 2023 population within a five-, seven- and 10-mile radius of the Washington Square Property was 324,164, 541,622 and 1,029,104, respectively. Additionally, for the same period, the average household income within the same radii was $127,920, $130,676 and $126,337, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Washington Square Property:

Market Rent Summary(1)
	Market Rent (PSF)	Attained Rent (PSF)	Rent Increase Projections	New Tenant Improvements
Washington Square	$69.91	$68.92	3.0%	$40.00
(1)	Based on the appraisal.

Appraisal. The appraisal is based on the assumption that Dick’s, which currently leases 90,000 square feet on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s. A lease with Dick’s dated May 20, 2025 was entered into after origination, for which the leased premises include a to-be-constructed two story Dick’s House of Sport store expected to contain approximately 141,980 square feet of leasable floor area, and an outdoor athletic field consisting of approximately 20,000 square feet of land, to be located on the former Sears pad site. However, there can be no assurance either that the new Dick’s House of Sport location will be constructed and open for business or that Dick’s will continue to lease its current space while the new store is constructed, or of what the value of the Washington Square Property would be absent such assumption.

Appraisal Valuation Summary
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$655,000,000	6.00%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable retail centers for the Washington Square Property:

Competitive Retail Center Summary(1)
Property / Location	Year Built / Renovated or Expanded	Total NRA (SF)	Occupancy	Distance to Subject	Sales PSF	Anchor Tenants
Washington Square Portland, OR	1974, 2005 / 1995, 2008, 2018-2019	994,568(2)(3)	85.6%(2)(3)	NAP	$1,200 - $1,300(4)	Dick’s Sporting Goods, JCPenney, Macy’s, Nordstrom, Dick’s House of Sport
Bridgeport Village Tigard, OR	2004 / 2022	485,584	96.8%	5.7 miles	$900 - $1,100(4)	Crate & Barrel, Regal Cinemas, Saks Off Fifth Avenue, Barnes & Noble
Nyberg Woods Tualatin, OR	2006 / NAP	367,967	95.1%	6.2 miles	NAV	Best Buy, Old Navy, BootBarn, PetSmart
Nyberg Rivers Tualatin, OR	2014 / 2015	567,479	96.9%	6.1 miles	NAV	Cabela’s, New Seasons Market, LA Fitness, HomeGoods, Michaels
Pioneer Place Portland, OR	1990 / 2000, 2012, 2018	356,223	63.2%	8.7 miles	$450 - $500(5)	Zara, Regal Cinemas, H&M, Apple Flagship, Punch Bowl Social
Clackamas Town Center Happy Valley, OR	1980 / 1994, 2012	1,415,000	84.8%	14.1 miles	$550 - $650	Dick’s Sporting Goods, Macy’s, JCPenney, REI
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll as of March 27, 2025.
(3)	Total NRA (SF) and Occupancy exclude the non-collateral space.
(4)	Sales PSF includes Apple.
(5)	Sales PSF excludes Luxury. Sales PSF including luxury are ($2,500 - $3,000).

The Borrowers. The borrowers for the Washington Square Whole Loan are PPR Washington Square LLC and MS Washington Square LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Washington Square Whole Loan. MS Washington Square LLC owns the portion of the Washington Square Property on which the vacant Sears store is located, and PPR Washington Square LLC owns the remainder of the Washington Square Property.

The Borrower Sponsor. The borrower sponsor is The Macerich Partnership, L.P. (“Macerich”). Macerich is a fully integrated, self-managed and self-administered real estate investment trust. As an owner, operator and developer of retail real estate in densely populated U.S. markets. Macerich’s portfolio is concentrated in California, the Pacific Northwest, Phoenix/Scottsdale, and the metropolitan New York to Washington, D.C. corridor. Macerich currently owns 43 million square feet of real estate consisting primarily of interests in 40 assets.

Since 2016, approximately $29.3 million has been invested into the Washington Square Property, with $19.8 million focused on leasing improvements. Further, the borrower sponsor is planning additional leasing-driven investments including a $33 million center court renovation and approximately $21 million for the new Dick’s House of Sport location. Such investments are not required or reserved for under the Washington Square Whole Loan Documents.

Property Management. The Washington Square Property is managed by Macerich Property Management Company, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $2,752,705 for outstanding tenant improvements and leasing costs and (ii) $155,348 for a gap rent reserve.

Tax Escrows – On a monthly basis, during the continuance of a Trigger Period (as defined below) or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Trigger Period, except if the Washington Square Property is insured under an acceptable blanket policy and no event of default for which lender has commenced or an enforcement action is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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continuing, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. An acceptable blanket policy was in place at origination.

Replacement Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square Property (excluding non-collateral square footage, excluded replacement reserve premises, which are the premises leased by Nordstrom and Dick’s Sporting Goods pursuant to the House of Sport lease, and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components) multiplied by $0.25 and divided by 12 on a monthly basis for ongoing replacement reserves. The replacement reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

Rollover Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square Property (excluding non-collateral square footage and excluded rollover premises, which are premises leased by Nordstrom and Dick’s Sporting Goods pursuant to the House of Sport lease) multiplied by $1.00 and divided by 12 on a monthly basis for ongoing rollover reserves. The rollover reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

A “Trigger Period” commences upon the occurrence of (i) an event of default or (ii) a Low Debt Service Period (as defined below) and will end if, (a) with respect to clause (i), the lender has waived the event of default or the borrowers have cured the event of default (and the lender has accepted such cure in its sole discretion) and no other event of default is then continuing, and (b) with respect to clause (ii), the Low Debt Service Period has ended pursuant to the definition thereof, or, after the Lockout Release Date, the borrowers have prepaid the Washington Square Whole Loan in an amount that would result in a debt service coverage ratio of 1.40x in accordance with the Washington Square Whole Loan documents or provided additional credit support in an amount such that when added to the underwritten net operating income, the actual debt service coverage ratio is 1.40x or above.

A “Low Debt Service Period” commences upon the actual debt service coverage ratio being less than 1.40x for two consecutive calendar quarters, and will end upon the Washington Square Whole Loan achieving an actual debt service coverage ratio of at least 1.40x for two consecutive calendar quarters.

Lockbox / Cash Management. The Washington Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within three business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a weekly basis, and on the second business day preceding each monthly payment date, to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the Washington Square Whole Loan or (ii) if no Trigger Period is continuing, disbursed to the borrowers.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The borrowers have the right to obtain releases of outparcels, which include specified portions of the Washington Square Property identified in the Washington Square Whole Loan documents as the “Hotel Release Parcel” (approximately 1.47 acres proposed for future hotel use, which has a separate appraised value of $3,400,000) and the “Multifamily Release Parcel” (approximately 3.77 acres, proposed for future multifamily use, which has a separate appraised value of $12,900,000). No release price is required in connection with such a partial release. Further, the borrowers may adjust the boundary lines of such parcels without the lender’s approval, provided that such adjustment does not increase the size of the parcel by more than 15% or would not otherwise be expected to have a material adverse effect (as certified by the borrowers) on the remaining collateral for the Washington Square Whole Loan. In addition, in connection with an expiration (without renewal) of the lease to JCPenney that expires August 31, 2030 or other termination of that lease, the borrowers may obtain the release of a portion of the Washington Square Property identified in the Washington Square Whole Loan documents as the “JCPenney Development Parcel”. Such release requires payment of a release price of $3,250,000 together with, if prior to the open prepayment date, payment of a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium. The borrowers may adjust the boundary lines of such parcel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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without the lender’s approval, provided that such adjustment does not increase the size of the parcel by more than 15% or would not otherwise be expected to have a material adverse effect (as certified by the borrowers) on the remaining collateral for the Washington Square Whole Loan. The related appraisal provided two values for the JCPenney Development Parcel, one, which relates solely to the JCPenney store improvements and underlying site, assuming they continue to be leased, was $5,100,000, while the second value, which relates to a 21.4 acre site that includes the foregoing area plus adjoining non-income producing parking areas, and would need to be separately replotted as a development site, was $27,300,000. The Washington Square Whole Loan documents permit release of the larger parcel. The release price for the JCPenney Development Parcel is based on the $5,100,000 value for the smaller parcel, which is included in the valuation of the Washington Square Property (while the $27,300,000 value of the actual release parcel is not included in the valuation of the Washington Square Property). In addition, the Washington Square Whole Loan permits release of unspecified outparcels that are either (A) non-income producing and unimproved for tenant occupancy, the release of which does not have a material adverse effect on (i) the business, operations, or financial condition of the borrowers, (ii) the ability of the borrowers to repay the Washington Square Whole Loan or (iii) the ongoing operations and (B) real property that is as of the date of any potential release non-income producing and improved by structures that (i) were vacant as of the origination date and (ii) have been vacant and non-income producing continuously since the origination date and for at least 3 years prior to the date of any potential release. All of such releases are subject to various conditions, including but not limited to (i) except in the case of the release of the JCPenney Development Parcel, the borrowers certify that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the release parcel) the remaining improvements located on the Washington Square Property as a retail shopping center, (ii) compliance with applicable laws, and (iii) satisfaction of REMIC-related conditions.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$45,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,000,000	Property Type – Subtype:	Retail – Various
% of IPB:	5.7%	Net Rentable Area (SF)(3):	3,424,574
Loan Purpose:	Refinance	Location(3):	Various, Various
Borrowers:	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Coastal Equities Holdings, LLC	Occupancy:	88.6%
Interest Rate:	6.35000%	Occupancy Date:	4/1/2025
Note Date:	4/30/2025	4th Most Recent NOI (As of):	$17,738,800 (12/31/2022)
Maturity Date:	5/1/2035	3rd Most Recent NOI (As of):	$18,650,166 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$19,105,510 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$18,715,136 (TTM 5/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	87.9%
Amortization Type:	Interest Only	UW Revenues:	$26,569,295
Call Protection:	L(25),YM1(89),O(6)	UW Expenses:	$7,768,777
Lockbox / Cash Management:	Springing	UW NOI:	$18,800,517
Additional Debt(1):	Yes	UW NCF(4):	$17,117,002
Additional Debt Balance(1):	$115,000,000	Appraised Value / Per SF(1)(5):	$239,000,000 / $70
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/1/2025

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$47
Taxes:	$700,000	$270,000	N/A	Maturity Date Loan / SF:	$47
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.9%
Replacement Reserves:	$0	$43,115	$1,034,765	Maturity Date LTV:	66.9%
Rollover Reserve:	$2,000,000	Springing	$750,000	UW NCF DSCR:	1.66x
Free Rent Reserve:	$298,281	$0	N/A	UW NOI Debt Yield:	11.8%
Outstanding TI Reserve:	$1,565,213	$0	N/A
Required Repairs Reserve:	$1,873,606	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$160,000,000	97.9%	Loan Payoff	$153,124,511	93.7%
Borrower Sponsor Equity	3,398,449	2.1	Upfront Reserves	6,437,100	3.9
			Closing Costs	3,836,838	2.3
Total Sources	$163,398,449	100.0%	Total Uses	$163,398,449	100.0%
(1)	The Coastal Equities Portfolio Mortgage Loan (as defined below) is part of the Coastal Equities Portfolio Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $160,000,000.
(2)	See “Escrows and Reserves” below.
(3)	See “Portfolio Summary” table below for details regarding individual properties.
(4)	Big Lots filed for bankruptcy and was later acquired by Gordon Brothers, who then facilitated transfers of the assets of Big Lots to other parties, including Variety Wholesalers, Inc., who is in the process of re-opening more than 200 stores under the Big Lots brand. Big Lots has reopened at the Athens Town Center property and rent attributable to Big Lots was underwritten.
(5)	Appraised Value is based on the "Hypothetical – As-If Funded” value, inclusive of a 3.2% portfolio premium, based on the assumption that $2,000,000 in tenant improvements and leasing commissions have been escrowed. The aggregate appraised value of the Coastal Equities Portfolio Properties (as defined below) between January 9, 2025 and February 7, 2025 on a property-by-property basis was $231,500,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.1%. Appraised Value is inclusive of certain, primarily non-income producing, outparcels which are permitted to be released. In aggregate, the eight release parcels, across six Coastal Equities Portfolio Properties, account for $2,185,000 in value. See “Outparcel Releases” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Loan. The sixth largest mortgage loan (the “Coastal Equities Portfolio Mortgage Loan”) is part of a whole loan (the “Coastal Equities Portfolio Whole Loan”) comprised of six pari passu promissory notes with an aggregate original principal balance of $160,000,000. The Coastal Equities Portfolio Whole Loan is secured by first priority mortgages encumbering the fee interests in a portfolio of 25 retail properties totaling 3,424,574 square feet located across 14 states (each, individually, a “Coastal Equities Portfolio Property”, and, collectively, the “Coastal Equities Portfolio” or the “Coastal Equities Portfolio Properties”). The Coastal Equities Portfolio Mortgage Loan is comprised of the non-controlling notes A-3, A-4 and A-5-2 with an aggregate original principal balance of $45,000,000, which will be included in the BBCMS 2025-C35 securitization trust. The relationship between the holders of the Coastal Equities Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Coastal Equities Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement of the BANK 2025-BNK50 securitization trust until the controlling note is securitized, at which point it will be serviced pursuant to the pooling and servicing agreement of the securitization to which the controlling note is contributed. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Coastal Equities Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$60,000,000	$60,000,000	JPMCB	Yes
A-2	$49,000,000	$49,000,000	BANK 2025-BNK50	No
A-3	$25,000,000	$25,000,000	BBCMS 2025-C35	No
A-4	$16,000,000	$16,000,000	BBCMS 2025-C35	No
A-5-1(1)	$6,000,000	$6,000,000	JPMCB	No
A-5-2	$4,000,000	$4,000,000	BBCMS 2025-C35	No
Whole Loan	$160,000,000	$160,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Properties. The Coastal Equities Portfolio is comprised of 25 retail properties totaling 3,424,574 square feet located across 14 states. The Coastal Equities Portfolio is a granular and geographically diverse, with no single Coastal Equities Portfolio Property representing greater than 8.3% of the allocated loan amount (“ALA”). The five largest states by ALA are North Carolina (five properties, 21.8% of ALA), Tennessee (four properties, 12.2% of ALA), Alabama (three properties, 10.7% of ALA), Ohio (two properties, 9.9% of ALA) and Michigan (one property, 8.3% of ALA), with no other state representing greater than 6.5% of ALA. Similarly, the Coastal Equities Portfolio features a diverse tenant roster of over 380 leases across over 280 retailers, with no individual tenant accounting for greater than 5.7% of UW base rent. Additionally, among the top 25 tenants in the Coastal Equities Portfolio, four tenants (Tractor Supply, Dollar Tree, The Home Depot and Food Lion) are investment grade, representing 16.2% of portfolio square feet and 16.7% of UW base rent. Overall tenancy is varied across retail sectors, with tenants operating across the household goods, home improvement, sports, furniture, beauty, food and automotive industries. The wide array of retail offerings helps to cater towards a broad range of consumer preferences as well as attract a variety of shoppers in different age and income demographics. Moreover, the properties are largely community retail centers that help serve essential functions including discount grocers and home goods, facilitating a consistent stream of consumer traffic as evidenced by high historical occupancy. The previous loan encumbering the Coastal Equities Portfolio Properties, securitized in MSBAM 2015-C24, was a performing loan throughout its 10 year term, without ever missing a mortgage payment or experiencing delinquency, despite the onset of the COVID-19 pandemic.

The Coastal Equities Portfolio Properties were all built between 1959 and 2003 and range in size from 37,458 square feet to 261,418 square feet. The Coastal Equities Portfolio has an in-place occupancy of 88.6% as of April 1, 2025 and has averaged 90.6% occupancy dating back to 2015. The maximum amount of rollover in any single year is approximately 15.8%, providing a staggered rollover profile in low vacancy submarkets with significant brick and mortar retail demand. In addition, the borrower sponsor has maintained strong leasing momentum, recently renewing approximately 593,814 square feet and signing an additional 182,753 square feet of new tenant space between 2022 and 2025. While several anchors across the Coastal Equities Portfolio have vacated in recent months (Big Lots and American Freight), the borrower sponsor

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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has continued to successfully backfill with quality tenancy and maintain the viability of retail offerings. On average, new leases represent an approximately 45.1% increase over the prior rent. Outsized leasing spreads demonstrate the strength and positioning of the Coastal Equities Portfolio Properties within their respective markets. Further, $2.0 million was reserved for lease rollover at loan origination to help support continued leasing momentum. Within the Coastal Equities Portfolio, there are 36 unique anchor tenants, each providing valuable foot traffic and sustained demand, with over 15 retail grocer leases. Top contributors to 2023 sales include The Home Depot (one location, $71,936,611 in sales, $517.32 sales/PSF), Food Lion (three locations, $49,319,556 in sales, $489.16 sales/PSF) and Piggly Wiggly (one location, $12,749,294 in sales, $509.20 sales/PSF).

The following table presents certain information relating to the Coastal Equities Portfolio Properties:

Portfolio Summary
Property Name City, State	Property Subtype	Year Built / Renovated	Occupancy %(1)	SF(1)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value	% of Appraised Value	UW NCF	% of UW NCF
The Home Depot Detroit, MI	Single Tenant	1998/2002	100.0%	139,056	$3,757,219	8.3%	$22,300,000	9.6%	$1,096,340	6.5%
Westown Square Cleveland, OH	Anchored	1988/2013	96.7%	176,761	$3,259,688	7.2%	$15,600,000	6.7%	$1,504,917	8.9%
Rodney Village Shopping Center Dover, DE	Anchored	1960/2004	95.2%	213,468	$2,926,406	6.5%	$14,000,000	6.0%	$1,309,421	7.7%
Mattatuck Plaza Waterbury, CT	Anchored	1978;1979; 2003/2009	88.2%	147,010	$2,671,031	5.9%	$13,700,000	5.9%	$1,043,761	6.2%
Athens Town Center Athens, AL	Anchored	1988/NAP	97.4%	209,124	$2,651,625	5.9%	$13,600,000	5.9%	$1,120,113	6.6%
Northeast Plaza Greensboro, NC	Anchored	1959/2000	97.7%	111,296	$2,461,500	5.5%	$12,625,000	5.5%	$922,156	5.5%
Hungarybrook Shopping Center Henrico, VA	Anchored	1988/NAP	100.0%	87,190	$2,281,219	5.1%	$11,700,000	5.1%	$791,960	4.7%
Plaza North Shopping Center Terre Haute, IN	Anchored	1966/1997	62.0%	261,418	$2,274,750	5.1%	$12,100,000	5.2%	$635,700	3.8%
Henderson Marketplace Henderson, NC	Anchored	1991/1994	100.0%	89,100	$1,954,688	4.3%	$10,025,000	4.3%	$825,538	4.9%
Ahoskie Commons Ahoskie, NC	Anchored	1987/NAP	99.2%	193,653	$1,949,625	4.3%	$10,000,000	4.3%	$692,985	4.1%
Cummings Park Plaza Burlington, NC	Anchored	1963/NAP	79.7%	200,253	$1,842,469	4.1%	$9,450,000	4.1%	$551,167	3.3%
Glenwood Shopping Plaza Oneida, NY	Anchored	1989/NAP	77.1%	218,861	$1,774,125	3.9%	$9,100,000	3.9%	$691,031	4.1%
Boulevard Plaza Wilson, NC	Anchored	1988/NAP	87.4%	108,568	$1,579,219	3.5%	$8,100,000	3.5%	$568,578	3.4%
Summer Commons Memphis, TN	Anchored	1974/2008	68.3%	139,785	$1,559,813	3.5%	$8,000,000	3.5%	$570,013	3.4%
Centre Plaza Clinton, TN	Anchored	1989/NAP	91.1%	101,642	$1,497,375	3.3%	$7,175,000	3.1%	$621,660	3.7%
Market at Riverdale Bend Memphis, TN	Anchored	1998;2003/NAP	100.0%	157,695	$1,254,094	2.8%	$6,000,000	2.6%	$496,071	2.9%
Cordele Corners Cordele, GA	Anchored	1986/NAP	91.1%	120,868	$1,228,219	2.7%	$6,300,000	2.7%	$493,582	2.9%
Anniston Plaza Anniston, AL	Anchored	1965/NAP	88.0%	129,565	$1,198,969	2.7%	$6,150,000	2.7%	$453,764	2.7%
Meeting Square Jefferson City, TN	Anchored	1984/NAP	100.0%	94,345	$1,196,156	2.7%	$5,775,000	2.5%	$532,219	3.1%
Northland Plaza Lima, OH	Anchored	1960/2003	68.1%	170,037	$1,179,000	2.6%	$5,650,000	2.4%	$335,293	2.0%
Homosassa Square Homosassa Springs, FL	Anchored	1981/NAP	100.0%	84,765	$1,072,406	2.4%	$5,500,000	2.4%	$416,529	2.5%
Laurens Plaza Laurens, SC	Anchored	1989/NAP	100.0%	97,946	$1,062,563	2.4%	$5,450,000	2.4%	$433,747	2.6%
Pelham Plaza Jacksonville, AL	Anchored	1974/NAP	85.3%	72,430	$974,813	2.2%	$5,000,000	2.2%	$353,897	2.1%
Plank Plaza Baton Rouge, LA	Anchored	1967/NAP	100.0%	62,280	$720,281	1.6%	$4,750,000	2.1%	$239,068	1.4%
Collins Plaza Plant City, FL	Anchored	1989/NAP	92.9%	37,458	$672,750	1.5%	$3,450,000	1.5%	$217,490	1.3%
Total/Wtd. Avg			88.6%	3,424,574	$45,000,000	100.0%	$239,000,000(2)	100.0%	$17,117,002(3)	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2025.
(2)	Total Appraised Value represents the portfolio appraised value, including an approximately 3.2% portfolio premium.
(3)	Total UW NCF is inclusive of a $200,000 offset to underwritten TI/LCs for the $2,000,000 upfront rollover reserve to be utilized over the 10 year term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Major Tenants.

Ollie’s (195,341 square feet, 5.7% of NRA; 4.7% of underwritten rent). Founded in July 1982, Ollie’s has grown to be America’s largest retailer of closeout merchandise and excess inventory, selling goods ranging from housewares and flooring to food, cookware, toys, electronics and more. Ollie’s focuses on purchasing inventory from closeouts, overstocks, package changes, manufacturer-refurbished goods and irregulars from manufacturers around the globe. Ollie’s is located at six Coastal Equities Portfolio Properties and has been in tenancy for a weighted average of approximately 11.0 years as of the transaction Cut-off Date.

Tractor Supply (164,513 square feet, 4.8% of NRA; 3.4% of underwritten rent). Tractor Supply is the largest rural lifestyle retailer in the U.S., ranking 293 on the Fortune 500. Founded in 1938 as a mail order tractor parts business, Tractor Supply now operates by supplying basic maintenance products to home, land, pet and animal owners. As of December 28, 2024, Tractor Supply operated 2,296 stores in 49 states, employing over 50,000 employees and generating $14.9 billion in sales for 2024. Tractor Supply is located at six Coastal Equities Portfolio Properties and has been in tenancy for a weighted average of approximately 16.9 years as of the Cut-off Date. The Tractor Supply anchoring the Ahoskie property reported 2023 sales of $3,757,815 ($174.54 sales/PSF, 2.3% occupancy cost).

Dollar Tree (149,539 square feet, 4.4% of NRA; 5.4% of underwritten rent). Comprised of two brands, Dollar Tree and Family Dollar, Dollar Tree, Inc. is ranked 137 on the Fortune 500 list. Dollar Tree is a leading operator of discount variety stores that has served North America for more than thirty years. Dollar Tree is headquartered in Chesapeake, Virginia and operates more than 15,500 stores across the 48 contiguous states and five Canadian provinces, supported by a coast-to-coast logistics network and more than 193,000 associates. Dollar Tree is located at 12 Coastal Equities Portfolio Properties and has been in tenancy for a weighted average of approximately 16.0 years.

The following table presents certain information relating to the tenancy for the Coastal Equities Portfolio:

Tenant Summary(1)
Tenant Name	Number of Locations	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
Ollie’s	6	NR/NR/NR	195,341	5.7%	$1,078,281	4.7%	$5.52
Tractor Supply	6	NR/Baa1/BBB	164,513	4.8%	$773,754	3.4%	$4.70
Dollar Tree	12	NR/Baa2/BBB	149,539	4.4%	$1,244,173	5.4%	$8.32
The Home Depot	1	A/A2/A	139,056	4.1%	$1,317,595	5.7%	$9.48
Food Lion	3	NR/Baa1/BBB+	100,826	2.9%	$498,352	2.2%	$4.94
Harbor Freight Tools	5	NR/B1/BB-	88,916	2.6%	659,026	2.9%	$7.41
Goodwill	5	NR/NR/NR	88,324	2.6%	678,344	3.0%	$7.68
Roses	2	NR/NR/NR	88,200	2.6%	227,000	1.0%	$2.57
Citi Trends	6	NR/NR/NR	69,634	2.0%	472,120	2.1%	$6.78
Habitat For Humanity	1	NR/NR/NR	61,532	1.8%	318,120	1.4%	$5.17
Subtotal/Wtd. Avg.			1,145,881	33.5%	$7,266,765	31.7%	$6.34

Other Tenants			1,887,393	55.1%	15,677,813	68.3%	$8.31
Occupied Collateral Total			3,033,274	88.6%	$22,944,578	100.0%	$7.56
Vacant Space			391,300	11.4%
Total			3,424,574	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 6 – Coastal Equities Portfolio

The following table presents certain information relating to the lease rollover schedule for the Coastal Equities Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	47	168,660	4.9%	4.9%	$1,343,850	5.9%	5.9%	$7.97
2026	71	451,917	13.2%	18.1%	$3,191,839	13.9%	19.8%	$7.06
2027	65	497,650	14.5%	32.7%	$3,515,307	15.3%	35.1%	$7.06
2028	54	540,100	15.8%	48.4%	$4,638,222	20.2%	55.3%	$8.59
2029	62	449,485	13.1%	61.5%	$3,456,048	15.1%	70.4%	$7.69
2030	35	235,855	6.9%	68.4%	$1,954,380	8.5%	78.9%	$8.29
2031	22	344,357	10.1%	78.5%	$2,022,040	8.8%	87.7%	$5.87
2032	10	141,838	4.1%	82.6%	$1,036,139	4.5%	92.2%	$7.31
2033	8	55,675	1.6%	84.3%	$551,870	2.4%	94.6%	$9.91
2034	7	105,649	3.1%	87.3%	$829,804	3.6%	98.2%	$7.85
2035	1	10,080	0.3%	87.6%	$60,000	0.3%	98.5%	$5.95
2036 & Thereafter	4	32,008	0.9%	88.6%	$345,080	1.5%	100.0%	$10.78
Vacant	NAP	391,300	11.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	386	3,424,574	100.0%		$22,944,578	100.0%		$7.56
(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.
(2)	Certain tenants may have termination options that are not accounted for in the Lease Rollover Schedule above.

Environmental. According to the Phase I environmental site assessments dated between November 21, 2024 and December 30, 2024, there was no evidence of any recognized environmental conditions at 22 Coastal Equities Portfolio Properties. The environmental site assessments for Westown Square (with respect to the former presence of a coal furnace manufacturing facility and potential related hazardous materials), Anniston Plaza (former presence of dry cleaners) and Rodney Village Shopping Center (current presence of dry cleaners) identified RECs, and in lieu of completing a phase II assessment, the borrower sponsor opted to purchase environmental insurance acceptable to lender. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus for additional information.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Coastal Equities Portfolio:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	2024	TTM 5/31/2025	Underwritten	Per SF	%(2)
Base Rent	$20,906,738	$21,529,338	$22,209,777	$22,701,981	$22,695,964	$22,729,641	$6.64	75.2%
Rent Steps	0	0	0	0	0	214,937	$0.06	0.7
Vacant Income	0	0	0	0	0	2,630,518	$0.77	8.7
Gross Potential Rent	$20,906,738	$21,529,338	$22,209,777	$22,701,981	$22,695,964	$25,575,096	$7.47	84.6%
Total Reimbursements	4,067,106	4,151,734	4,272,101	4,547,682	4,409,104	4,644,570	$1.36	15.4
Other Income	223,550	252,775	371,377	40,234	36,456	0	$0.00	0.0
Net Rental Income	$25,197,394	$25,933,847	$26,853,255	$27,289,897	$27,141,524	$30,219,666	$8.82	100.0%
Vacancy	0	0	0	0	0	(3,650,371)	($1.07)	(12.1)
Effective Gross Income	$25,197,394	$25,933,847	$26,853,255	$27,289,897	$27,141,524	$26,569,295	$7.76	87.9%
Taxes	3,079,678	3,095,354	3,137,980	3,123,328	3,129,316	3,123,328	$0.91	11.8
Insurance	492,893	740,928	730,569	880,370	955,266	976,090	$0.29	3.7
Management Fee	975,999	997,875	1,046,176	1,084,968	1,074,954	797,079	$0.23	3.0
CAM Expenses	3,119,994	3,360,891	3,288,365	3,095,721	3,266,852	2,872,281	$0.84	10.8
Total Expenses	$7,668,563	$8,195,047	$8,203,090	$8,184,386	$8,426,388	$7,768,777	$2.27	29.2%
Net Operating Income	$17,528,831	$17,738,800	$18,650,166	$19,105,510	$18,715,136	$18,800,517	$5.49	70.8%
Capital Expenditures	0	0	0	0	0	513,686	$0.15	1.9
TI/LC	0	0	0	0	0	1,369,830	$0.40	5.2
Cap Reserve(3)	0	0	0	0	0	(200,000)	($0.06)	(0.8)
Net Cash Flow	$17,528,831	$17,738,800	$18,650,166	$19,105,510	$18,715,136	$17,117,002	$5.00	64.4%
(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	At origination, the borrowers were required to make an upfront deposit of $2,000,000 into a rollover escrow reserve, to be utilized over the 10 year term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 6 – Coastal Equities Portfolio

The Markets. The Coastal Equities Portfolio Properties are located in submarkets with average vacancy rates ranging from 1.1% to 15.4%, with a weighted average of 6.3%. Market rent ranges from $4.71 to $13.21 per square feet, with a weighted average of $8.30 per square foot.

The following table presents certain market information relating to the Coastal Equities Portfolio:

Market Summary
Property Name	Location(1)	Market(1)	Submarket(1)	UW Rent PSF(2)	Market Rent Rate PSF(1)	Submarket Vacancy(1)
Ahoskie Commons	Ahoskie, NC	Hertford County	Hertford County	$5.39	$5.81	4.5%
Anniston Plaza	Anniston, AL	Anniston-Oxford	Anniston-Oxford	$5.29	$4.71	2.7%
Athens Town Center	Athens, AL	Huntsville	Athens	$6.64	$6.15	2.9%
Boulevard Plaza	Wilson, NC	Wilson County	Wilson County	$7.68	$6.77	3.5%
Centre Plaza	Clinton, TN	Knoxville	Anderson County	$8.00	$8.28	1.1%
Collins Plaza	Plant City, FL	Tampa	Eastern Outlying	$7.42	$8.05	2.2%
Cordele Corners	Cordele, GA	Cordele	NAP	$6.02	$5.47	NAP
Cummings Park Plaza	Burlington, NC	Burlington	Burlington	$4.92	$5.00	1.6%
Glenwood Shopping Plaza	Oneida, NY	Syracuse	Central/East Syracuse	$7.76	$7.80	12.8%
Henderson Marketplace	Henderson, NC	Vance/Granville	Vance/Granville	$10.97	$11.03	1.6%
Homosassa Square	Homosassa Springs, FL	Homosassa Springs/Citrus County	Homosassa Springs/Citrus County	$7.37	$7.63	2.9%
Hungarybrook Shopping Center	Henrico, VA	Richmond	Northwest	$10.95	$12.05	10.2%
Laurens Plaza	Laurens, SC	Greenville	Laurens County	$5.92	$5.24	3.6%
Market at Riverdale Bend	Memphis, TN	Memphis	Germantown	$5.82	$5.97	3.8%
Mattatuck Plaza	Waterbury, CT	New Haven	New Haven North	$10.56	$10.75	14.3%
Meeting Square	Jefferson City, TN	Morristown	Morristown	$7.09	$8.18	1.9%
Northeast Plaza	Greensboro, NC	Greensboro/Winston-Salem	South Guilford	$9.93	$10.17	8.4%
Northland Plaza	Lima, OH	Lima	Lima	$5.43	$4.87	10.9%
Pelham Plaza	Jacksonville, AL	Anniston-Oxford	Anniston-Oxford	$6.88	$6.59	2.7%
Plank Plaza	Baton Rouge, LA	Baton Rouge	Greater Baton Rouge North	$5.37	$7.50	2.1%
Plaza North Shopping Center	Terre Haute, IN	Terre Haute	Terre Haute	$6.53	$6.63	3.2%
Rodney Village Shopping Center	Dover, DE	Dover	Dover	$7.73	$8.31	4.2%
Summer Commons	Memphis, TN	Memphis	Memphis	$10.06	$13.21	3.8%
The Home Depot	Detroit, MI	Detroit	Detroit/West Wayne	$9.48	$10.50	15.4%
Westown Square	Cleveland, OH	Cleveland	Fairview Park	$11.59	$9.54	6.8%
Total/Wtd. Avg.				$8.14	$8.30	6.3%
(1)	Information is based on the appraisals.
(2)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.

The Borrowers. The borrowers are 25 limited liability companies and single purpose entities, owned by the borrower sponsor, each a Delaware limited liability company, structured with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Coastal Equities Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor of the Coastal Equities Portfolio Whole Loan is Coastal Equities Holdings, LLC (“Coastal Equities”) and the non-recourse carveout guarantors are Edward Ross, Scott Ross and Howard Arnberg. Edward Ross is the founder of Coastal Equities, while Scott Ross and Howard Arnberg are both managing partners at Coastal Equities. Formed in the late 1970s, Coastal Equities is a real estate company specializing in the investment, development, syndication and management of retail shopping centers. Since its inception, Coastal Equities has been responsible for placing and managing over $1.0 billion of investments and over 40,000,000 square feet of commercial real estate nationwide. Coastal Equities focuses on grocery-anchored neighborhood and community shopping centers with a high volume of repeat shopper traffic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Coastal Equities Portfolio

Property Management. The Coastal Equities portfolio is managed by EH Scott, LLC, a third-party property management company.

Escrows and Reserves.

Tax Reserve – At origination, the borrowers were required to make an upfront deposit of $700,000 into a tax escrow reserve, and are required to escrow monthly payments equal to 1/12 of the annual estimated real estate taxes (initially $270,000).

Insurance Reserve – So long as (i) no event of default has occurred and is continuing and (ii) the borrowers provide the lender with evidence that there is a blanket policy in place, the borrowers are not required to make monthly insurance deposits; otherwise, the borrowers are required to escrow monthly payments equal to 1/12 of the annual estimated insurance premiums.

Replacement Reserve – The borrowers are required to deposit monthly replacement reserves of $43,115 ($0.15 PSF per annum), subject to a cap of $1,034,765.

Rollover Reserves – At origination, the borrowers were required to make an upfront deposit of $2,000,000 into a rollover escrow reserve, and upon the balance in the rollover escrow reserve being equal to or less than $500,000, the borrowers are required to begin making monthly deposits of $114,974 ($0.40 PSF per annum), subject to a cap of $750,000.

Free Rent Reserve – At origination, the borrowers were required to make an upfront deposit of $298,281, representing the amount of remaining free rent which tenants are entitled to receive under the existing leases at the Coastal Equities Portfolio as of the origination date.

Existing TI/LC Reserve – At origination, the borrowers were required to make an upfront deposit of $1,565,213 into a reserve for outstanding tenant improvements and leasing commissions under existing leases at the properties in the Coastal Equities Portfolio as of the origination date.

Required Repairs Reserve – At origination, the borrowers were required to make an upfront deposit of $1,873,606 into a reserve for outstanding repairs at the Coastal Equities Portfolio Properties, representing 105.0% of the estimated cost of completion for all properties with outstanding expenditures identified in excess of $50,000. In addition, after the origination date, the borrower made an additional deposit of $365,400 into a reserve for outstanding repairs at the Coastal Equities Portfolio Properties.

Lockbox / Cash Management. The Coastal Equities Portfolio Whole Loan documents require a springing lockbox with springing cash management. Within 60 days from the origination date, the borrowers are required to establish an initial lockbox account. Following the occurrence of a Lockbox Event (as defined below), each of the individual borrowers is required to establish an additional lockbox account in the names of each individual borrower, at which point all rents are required to be deposited into each such lockbox account within one business day following the receipt thereof. Following the occurrence of a Lockbox Event, if no Cash Sweep Period (as defined below) is continuing, the borrowers may direct the flow of funds from the lockbox account to an account of their selection. Following the occurrence of a Cash Sweep Period, the borrowers are required to establish a cash management account and all amounts on deposit in the lockbox accounts are required to be transferred into the cash management account on every business day. So long as a Cash Sweep Period is not continuing, funds in the lockbox account are required to be transferred on each business day to the borrower’s operating account. During a Cash Sweep Period, funds in the lockbox account are required to be transferred to a lender-controlled cash management account once every business day and disbursed according to the Coastal Equities Portfolio Whole Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Coastal Equities Portfolio Whole Loan.

“Lockbox Event” means the earlier to occur of (i) the initial occurrence of a Cash Sweep Period or (ii) the debt service coverage ratio being less than 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Coastal Equities Portfolio

“Cash Sweep Period” means the period commencing upon (i) an event of default, (ii) any bankruptcy action of a borrower or manager, (iii) a debt service coverage ratio of less than 1.15x as of the date of determination or (iv) failure to complete the required repairs by the timeframes set forth in the Coastal Equities Portfolio Whole Loan documents (subject to extension as provided therein). Such Cash Sweep Period expires (a) with respect to clause (i), upon the acceptance by lender of a cure for such event of default, (b) with respect to clause (ii), upon the replacement of the manager with a qualified manager under a replacement management agreement within 60 days after commencement of such bankruptcy, (c) with respect to clause (iii), upon the achievement of a debt service coverage ratio equal or greater than 1.20x for two consecutive calendar quarters and (d) with respect to clause (iv), upon completion of the required repairs in accordance with the Coastal Equities Portfolio Whole Loan documents; provided, however, that, such Cash Sweep Period cure is subject to the following conditions: (I) that no other event of default has occurred and is continuing, (II) a Cash Sweep Period cure resulting from an event of default or a bankruptcy action of a manager may occur no more than a total of six times, and (III) borrower has paid all of lender’s reasonable out-of-pocket expenses incurred in connection with such Cash Sweep Event cure. In no event will borrowers be entitled to cure a Cash Sweep Period caused by a bankruptcy action of a borrower.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. None.

Outparcel Releases. Other than during the period that is 60 days prior to and after a securitization, the applicable related individual borrower (each, an “Individual Borrower”) may obtain release of eight, primarily non-income producing, outparcels across six properties (in aggregate accounting for $2,185,000 of the total Appraised Value for the Coastal Equities Portfolio Properties) from the lien of the Coastal Equities Portfolio Whole Loan upon satisfaction of certain conditions set forth in the Coastal Equities Portfolio Whole Loan documents, including, without limitation: (a) 100% of net sales proceeds from the sale are deposited into the excess collateral reserve account, (b) the debt service coverage ratio for the remaining Coastal Equities Portfolio Properties is equal to or greater than the greater of (i) 1.55x and (ii) the debt service coverage ratio immediately preceding such release, (c) the applicable Individual Borrower conveys the outparcel to a person other than another Individual Borrower or the managing member any Individual Borrower and (d) the applicable Individual Borrower submits an officer’s certificate certifying that, as of loan origination and release of such outparcel, such outparcel was non-income producing (other than with respect to the outparcel for Anniston Plaza, for which the in-place tenant accounts for 0.1% of underwritten rent). See “Description of the Mortgage Pool—Releases; Partial Releases; Property Additions” in the Preliminary Prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 7 – 32 Old Slip - Leased Fee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – 32 Old Slip - Leased Fee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 7 – 32 Old Slip - Leased Fee
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$36,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$36,000,000	Property Type – Subtype:	Other – Leased Fee
% of IPB:	4.5%	Net Rentable Area (SF)(4):	42,176
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	32 Slipstream, LLC and 32 Old Stream, LLC	Year Built / Renovated:	NAP / NAP
Borrower Sponsor:	Leon Melohn	Occupancy:	NAP
Interest Rate:	5.65000%	Occupancy Date:	NAP
Note Date:	5/5/2025	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	5/6/2035	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$10,481,490
Call Protection(2):	L(26),D(87),O(7)	UW Expenses:	$0
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$10,481,490
Additional Debt(1):	Yes	UW NCF:	$10,481,490
Additional Debt Balance(1):	$131,000,000	Appraised Value / Per SF(6):	$225,000,000 / $5,335
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/24/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$3,960
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$3,960
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	74.2%
				Maturity Date LTV(6):	74.2%
				UW NCF DSCR:	1.10x
				UW NOI Debt Yield:	6.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$167,000,000	89.5%	Loan Payoff	$176,544,017	94.6%
Borrower Sponsor Equity	19,685,488	10.5	Closing Costs(7)	10,141,472	5.4
Total Sources	$186,685,488	100.0%	Total Uses	$186,685,488	100.0%
(1)	The 32 Old Slip - Leased Fee Loan (as defined below) is part of the 32 Old Slip - Leased Fee Whole Loan (as defined below), which is evidenced by seven pari passu promissory notes with an aggregate principal balance of $167,000,000. The Financial Information presented above is based on the aggregate original principal balance of the promissory notes comprising the 32 Old Slip - Leased Fee Whole Loan.
(2)	Defeasance of the 32 Old Slip - Leased Fee Whole Loan is permitted in full at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last 32 Old Slip - Leased Fee Whole Loan note to be securitized and (ii) May 5, 2028. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2025-C35 securitization trust in July 2025. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Net Rentable Area (SF) reflects square footage attributable to the parcel of land which serves as collateral for the 32 Old Slip - Leased Fee Loan.
(5)	Historical NOI data is not available for the ground lease. However, certain historical operating information and occupancy data relating to the Non-Collateral Improvements (as defined below) are available. Please refer to “Underwritten Net Cash Flow” below.
(6)	The Appraised Value of $225.0 million represents the value of the leased fee interest. The appraiser also provided an “as is” land value of $131.8 million, which results in a Cut-off Date LTV and Maturity Date LTV of 126.7%.
(7)	Closing Costs are inclusive of a rate buydown totaling $8,663,125.

The Loan. The seventh largest mortgage loan (the “32 Old Slip - Leased Fee Loan”) is part of a whole loan (the “32 Old Slip - Leased Fee Whole Loan”) evidenced by seven pari passu promissory notes with an aggregate original principal balance of $167,000,000. The 32 Old Slip - Leased Fee Loan is evidenced by the non-controlling Notes A-4 and A-5, with an aggregate outstanding principal balance as of the Cut-off Date of $36,000,000. The 32 Old Slip - Leased Fee Loan will be included in the BBCMS 2025-C35 securitization trust and represents approximately 4.5% of the Initial Pool Balance. The 32 Old Slip - Leased Fee Whole Loan was co-originated by Goldman Sachs Bank USA, Barclays Capital Real Estate Inc. (“BCREI”) and Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) on May 5, 2025. The 32 Old Slip - Leased Fee Whole Loan is secured by the borrowers’ fee simple interest in the land beneath a Class-A office building (not part of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – 32 Old Slip - Leased Fee

collateral) totaling 1,170,997 square feet located in Manhattan, New York (the “32 Old Slip - Leased Fee Property”). The 32 Old Slip - Leased Fee Whole Loan has a 10-year term, is interest-only for the full term and accrues interest at a rate of 5.65000% per annum on an Actual/360 basis. The scheduled maturity date of the 32 Old Slip - Leased Fee Whole Loan is May 6, 2035.

The table below identifies the promissory notes that comprise the 32 Old Slip - Leased Fee Whole Loan. The 32 Old Slip - Leased Fee Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 trust securitization. The relationship between the holders of the 32 Old Slip - Leased Fee Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2025-C12	Yes
A-2(1)	$31,000,000	$31,000,000	GSMC	No
A-3	$24,000,000	$24,000,000	BMO 2025-C12	No
A-4	$25,000,000	$25,000,000	BBCMS 2025-C35	No
A-5	$11,000,000	$11,000,000	BBCMS 2025-C35	No
A-6(1)	$26,000,000	$26,000,000	MSMCH	No
A-7(1)	$10,000,000	$10,000,000	MSMCH	No
Whole Loan	$167,000,000	$167,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The 32 Old Slip - Leased Fee Property consists of approximately 0.97 acres of land located in New York, New York, which is encumbered by a long term ground lease (the “Ground Lease”) that commenced on April 13, 2015 and ends on April 29, 2114, with two, 25-year extension options and no unilateral termination rights and was entered into by the borrowers, collectively as landlord in connection with the acquisition of the 32 Old Slip - Leased Fee Property. The tenant under the Ground Lease, RXR 32 Old Slip Owner LLC, or any successor tenant under the Ground Lease (the “Ground Tenant”), owns the improvements and fixtures currently located on the 32 Old Slip - Leased Fee Property (the “Non-Collateral Improvements”) and none of the Non-Collateral Improvements serves as collateral for the 32 Old Slip - Leased Fee Whole Loan. The ownership interests of the Non-Collateral Improvements are held by a fund that started on March 30, 2016. The Ground Tenant may not sell, assign or otherwise transfer its leasehold interest (except for (i) assignments or subleases consented to by the landlord, (ii) collateral assignments to obtain any financing secured by a qualifying leasehold mortgage and (iii) sales, assignments and transfers of the entirety of Ground Tenant’s interest under the Ground Lease to a Permitted Transferee (as defined in the Ground Lease)), nor may it engage in any transaction which would (directly or indirectly) result in a change of control of the Ground Tenant (other than an assignment or transfer of the interests in the Ground Tenant that (directly or indirectly) results in the Ground Tenant being controlled by a Permitted Transferee). In addition to the foregoing, the Ground Tenant may, without the consent of the borrowers, enter into subleases with respect to the demised premises, subject only to limited requirements under the Ground Lease. The Non-Collateral Improvements consist of a Class-A office building totaling 1,170,997 square feet constructed in 1987. The Ground Tenant is required to pay ground rent for the current lease year (through April 12, 2026) in the amount of $9,572,381. The ground rent contractually increases by 2.0% annually, provided that the first year of any extension term under the Ground Lease requires the Ground Tenant to pay ground rent equal to the greater of (x) the ground rent for the year prior to the commencement of the extension term and (y) the fair market rental value of the land as of the commencement of the extension term, with 2.0% contractual increases in ground rent thereafter for the remainder of such extension term. The borrowers receive the rental income only from the Ground Lease and not from the operation of the Non-Collateral Improvements. For additional information, see “Ground Lease” below.

Provided that the ground tenant is not in default under the Ground Lease, the Ground Tenant has a right of first offer with respect of the sale of the 32 Old Slip – Leased Fee Property by the landlord, with certain excluded transfers (including foreclosures (or deeds in lieu of foreclosures) by fee mortgagees and the first transfer following a foreclosure (or a deed in lieu of foreclosure) by a fee mortgagee). In addition, in the 60th lease year, the Ground Tenant has an option to purchase the land (together with the landlord’s reversionary interest with 180 days’ written notice and delivery of a required deposit amount under the Ground Lease to the borrowers. To the borrowers’ knowledge, the Ground Tenant has no assets other than its leasehold interest under the Ground Lease and its ownership of the Non-Collateral Improvements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Ground Tenant obtained a leasehold mortgage in the amount of $404 million on April 9, 2019, which is secured by (i) the leasehold interest and (ii) the Non-Collateral Improvements, and is scheduled to mature in December 2025. We cannot assure you that the Ground Tenant will be able to repay or refinance such loan or that additional debt will not be imposed on the Non-Collateral Improvements.

The following information presents certain information relating to the current economic occupancy of the 32 Old Slip – Leased Fee Property:

Current Occupancy(1)
100.0%
(1)	Current occupancy is based on the economic occupancy.

Appraisal. According to the appraisal dated May 1, 2025, the 32 Old Slip - Leased Fee Property had an “as-is” appraised value of $225,000,000 as of March 24, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$225,000,000	6.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated March 27, 2025, there are no recognized environmental conditions or current recommendations for further action at the 32 Old Slip - Leased Fee Property. The Phase I environmental site assessment identified the presence of underground storage tanks at the 32 Old Slip - Leased Fee Property, however, which, while not identified as a significant environmental concern to the 32 Old Slip - Leased Fee Property at this time, are recommended to be properly handled in accordance with governmental regulations in the event the 32 Old Slip - Leased Fee Property is redeveloped and/or any onsite excavations occur and disturb the area of the closed underground storage tanks.

Non-Collateral Improvements Major Tenants. The three largest tenants by base rent at the Non-Collateral Improvements of the 32 Old Slip - Leased Fee Property are Cahill Gordon & Reindel LLP, Daiwa Capital Markets America and PG32OS LLC.

Cahill Gordon & Reindel LLP (201,621 square feet; 17.2% of NRA; 19.8% of base rent): Cahill Gordon & Reindel LLP is an American law firm based in New York City with offices in Washington, D.C. and London. Founded in 1919, the firm has maintained practices in, among other areas, banking and finance. Cahill Gordon & Reindel uses the 32 Old Slip - Leased Fee Property as its headquarters and occupies 201,621 SF with a lease expiration in September 2040.

Daiwa Capital Markets America (112,270 square feet; 9.6% of NRA; 14.0% of base rent): Daiwa Capital Markets America Inc. is a New York-based registered securities broker-dealer, a futures commission merchant, a primary dealer of U.S. Treasury securities, and a member of the New York Stock Exchange. This tenant currently occupies 112,270 SF with a lease that expires in June 2026.

PG32OS LLC (85,526 square feet; 7.3% of NRA; 9.9% of underwritten base rent): PG32OS LLC is an affiliate of the leasehold owner that occupies 85,526 SF with a lease expiration in September 2032.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the major tenants at the Non-Collateral Improvements:

Non-Collateral Improvements Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Exp. Date
Cahill Gordon & Reindel LLP	NR/NR/NR	201,621	17.2%	$56.50	$11,391,587	19.8%	9/30/2040
Daiwa Capital Markets America	Baa1/BBB+/A-	112,270	9.6%	$72.00	$8,083,440	14.0%	6/30/2026
PG32OS LLC(2)	NR/NR/NR	85,526	7.3%	$66.41	$5,679,696	9.9%	9/30/2032
Tradition America Holdings Inc.	NR/NR/NR	70,120	6.0%	$65.88	$4,619,670	8.0%	6/30/2030
Alliant Insurance Services	NR/NR/NR	55,939	4.8%	$61.00	$3,412,218	5.9%	9/30/2030
Catlin Specialty Insurance Co	NR/NR/NR	47,566	4.1%	$58.00	$2,758,828	4.8%	6/30/2025
CLS Bank International	NR/NR/NR	38,743	3.3%	$65.00	$2,518,295	4.4%	6/30/2027
The Cementbloc Inc.	NR/NR/NR	55,268	4.7%	$44.00	$2,431,792	4.2%	6/30/2031
T.Y. Lin International	NR/NR/NR	50,532	4.3%	$45.77	$2,312,652	4.0%	5/31/2030
Candid	NR/NR/NR	38,723	3.3%	$46.00	$1,781,258	3.1%	1/31/2031
Major Tenants		756,308	64.6%	$59.49	$44,989,435	78.2%
Other Tenants(3)		256,005	21.9%	$49.07	$12,562,717	21.8%
Occupied Total Leasehold		1,012,313	86.4%	$56.85	$57,552,153	100.0%
Vacant Space (Owned)		158,684	13.6%
Leasehold Total		1,170,997	100.0%
(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip - Leased Fee Whole Loan. The tenant summary for the Non-Collateral Improvements is provided above for informational purposes only. Information is based on the rent roll provided by the Ground Tenant to the borrowers for the Non-Collateral Improvements as of December 31, 2024.
(2)	PG32OS LLC is an affiliate of the leasehold owner.
(3)	Other Tenants includes RXR 32 Old Slip TRS LLC, which is an affiliate of the leasehold owner that occupies 38,750 SF and pays $930,000 of base rent on a lease that expires on January 31, 2032.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the Non-Collateral Improvements:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	158,684	13.6%	NAP	NAP	158,684	13.6%	NAP	NAP
2025 & MTM	14	108,312	9.2%	$5,391,055	9.4%	266,996	22.8%	$5,391,055	9.4%
2026	3	117,898	10.1%	$8,415,492	14.6%	384,894	32.9%	$13,806,547	24.0%
2027	9	59,697	5.1%	$3,773,955	6.6%	444,591	38.0%	$17,580,502	30.5%
2028	4	15,072	1.3%	$919,392	1.6%	459,663	39.3%	$18,499,894	32.1%
2029	11	70,976	6.1%	$4,426,719	7.7%	530,639	45.3%	$22,926,613	39.8%
2030	11	176,330	15.1%	$10,344,540	18.0%	706,969	60.4%	$33,271,153	57.8%
2031	4	98,297	8.4%	$4,475,716	7.8%	805,266	68.8%	$37,746,869	65.6%
2032	4	124,650	10.6%	$6,647,888	11.6%	929,916	79.4%	$44,394,757	77.1%
2033	2	21,321	1.8%	$530,104	0.9%	951,237	81.2%	$44,924,861	78.1%
2034	0	0	0.0%	$0	0.0%	951,237	81.2%	$44,924,861	78.1%
2035	1	15,949	1.4%	$1,235,705	2.1%	967,186	82.6%	$46,160,566	80.2%
2036 & Beyond	6	203,811	17.4%	$11,391,587	19.8%	1,170,997	100.0%	$57,552,153	100.0%
Total	69	1,170,997	100.0%	$57,552,153	100.0%
(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip - Leased Fee Whole Loan. The tenant summary for the Non-Collateral Improvements is provided above for informational purposes only. Information is based on the rent roll for the Non-Collateral Improvements as of December 31, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 32 Old Slip - Leased Fee Property and Non-Collateral Improvements:

Underwritten Net Cash Flow
	Underwritten	PSF(1)%
Base Rental Revenue(2)	$10,481,490	$248.52	100.0%
Effective Gross Revenue	$10,481,490	$248.52	100.0%
Net Operating Income	$10,481,490	$248.52	100.0%
Net Cash Flow	$10,481,490	$248.52	100.0%
(1)	Based on 42,176 square feet.
(2)	Based on the 10-yr average of contractual ground rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Non-Collateral Look-Through Underwritten Net Cash Flow(1)
	2021	2022	2023	2024
Base Rental Revenue	$55,042,000	$56,598,502	$60,857,000	$55,485,161
Expense Reimbursements	5,419,000	4,891,978	6,637,000	7,640,694
Other Revenue	237,000	385,574	316,000	1,348,428
Effective Gross Revenue	$60,698,000	$61,876,054	$67,810,000	$64,474,283
Property Operating Expenses	14,821,000	15,434,204	15,945,000	18,068,419
Real Estate Taxes	11,452,000	10,313,266	11,124,000	12,012,446
Marketing, General & Administrative	2,098,000	1,347,808	2,472,000	1,442,863
Total Reimbursable Expenses	$28,371,000	$27,095,278	$29,541,000	$31,523,727
Fee Simple Net Operating Income	$32,327,000	$34,780,776	$38,269,000	$32,950,555
Ground Rent	8,500,000	8,500,000	8,500,000	8,500,000
Leasehold Net Operating Income	$23,827,000	$26,280,776	$29,769,000	$24,450,555

Ground Rent Coverage	3.80x	4.09x	4.50x	3.88x
(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip - Leased Fee Whole Loan.

The Market. The 32 Old Slip - Leased Fee Property is located in the Financial District submarket of Manhattan. According to the appraisal, Financial District vacancy and availability rates are near all-time highs, reported at 12.6% and 25.0%, respectively, for the fourth quarter of 2024 and are already reflective of the significant amount of office space withdrawn due to planned residential conversion.

The following table presents certain information regarding the Financial District Historical Office Market Overview:

Financial District Historical Office Market Overview(1)
Period	Average Asking Rent	Vacancy Rate	Availability Rate	Leasing Activity YTD	Net Absorption YTD
Q4 2024	$55.58	12.60%	25.00%	$1,546,338	$2,863,493
Q3 2024	$55.70	23.30%	27.20%	NAV	NAV
Q2 2024	$55.34	24.50%	28.40%	NAV	NAV
Q1 2024	$55.21	24.70%	28.70%	NAV	NAV
Q4 2023	$55.81	25.50%	29.30%	$1,323,522	($452,881)
Q3 2023	$55.68	24.70%	28.80%	NAV	NAV
Q2 2023	$56.14	24.40%	28.40%	NAV	NAV
Q1 2023	$56.31	23.40%	27.80%	NAV	NAV
Q4 2022	$56.73	23.30%	27.40%	$1,879,198	$61,951
Q3 2022	$56.18	24.30%	28.40%	NAV	NAV
Q2 2022	$56.52	21.70%	28.00%	NAV	NAV
Q1 2022	$57.04	19.80%	27.20%	NAV	NAV
Average	$56.02	22.70%	27.90%	$1,583,019	$824,188
(1)	Source: Appraisal.

The Borrowers. The borrowers are 32 Slipstream, LLC and 32 Old Stream, LLC, as tenants-in-common as to the 32 Old Slip - Leased Fee Property, each a Delaware limited liability company structured to be bankruptcy-remote with one independent manager. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the 32 Old Slip - Leased Fee Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Leon Melohn.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Property Management. The 32 Old Slip - Leased Fee Property is managed by Melohn Enterprises, LLC, a New York limited liability company and an affiliate of the borrowers.

Escrows and Reserves.

Tax Reserve – On a monthly basis during a 32 Old Slip Ground Lease Cessation Period (as defined below), the borrowers are required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance Reserve – On a monthly basis during a 32 Old Slip Ground Lease Cessation Period, the borrowers are required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided, however, such insurance reserve will be conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the 32 Old Slip - Leased Fee Whole Loan documents, there is no continuing event of default under the 32 Old Slip - Leased Fee Whole Loan documents and the borrowers provide timely evidence of payment of the applicable premiums. At origination, there was no such blanket policy in place.

REMIC Payment Reserve – During a 32 Old Slip REMIC Cash Sweep Period (as defined below), all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be deposited into a REMIC payment reserve until such amount deposited in the REMIC payment reserve equals the 32 Old Slip REMIC Payment (as defined below) amount (as reasonably determined by the lender) in accordance with the 32 Old Slip - Leased Fee Whole Loan documents.

Upon the completion of any 32 Old Slip Tenant Change (as defined below) for which the borrowers’ consent is required pursuant to the terms of the 32 Old Slip Ground Lease, if the 32 Old Slip - Leased Fee Whole Loan is included in a securitization trust as to which REMIC elections are made (a “REMIC”) and immediately following such completion the 32 Old Slip - Leased Fee Whole Loan fails to satisfy a Lender 80% Determination (as defined below), then the borrowers are required (on the first payment date following the completion of such 32 Old Slip Tenant Change) to prepay the outstanding principal balance of the 32 Old Slip - Leased Fee Whole Loan in an amount equal to either (i) the amounts necessary to cause the Lender 80% Determination to be satisfied or (ii) a lesser amount, provided that the borrowers deliver to the lender an opinion of counsel, in form and substance reasonably satisfactory to the lender and delivered by counsel reasonably satisfactory to the lender, opining that the prosecution and completion of such 32 Old Slip Tenant Change does not cause any portion of the 32 Old Slip - Leased Fee Whole Loan to cease to be a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (such amount to satisfy the immediately preceding clause (i) or (ii), a “32 Old Slip REMIC Payment”).

A “32 Old Slip Trigger Period” means each period that commences upon the occurrence of any of the following events: (i) there is a default by the 32 Old Slip Ground Tenant (as defined below) under the 32 Old Slip Ground Lease arising out of a failure by the 32 Old Slip Ground Tenant to pay rent required thereunder (after all applicable notice and cure periods afforded to the 32 Old Slip Ground Tenant and the 32 Old Slip Ground Leasehold Mortgagee (as defined below) pursuant to the terms of the 32 Old Slip Ground Lease), (ii) the debt service coverage ratio, determined as of the first day of any fiscal quarter during any 32 Old Slip Ground Lease Cessation Period, is less than the 32 Old Slip Trigger Level (as defined below), or (iii) upon the 32 Old Slip Ground Tenant commencing any 32 Old Slip Tenant Change for which the borrowers’ consent is required pursuant to the terms of the 32 Old Slip Ground Lease, if the lender reasonably determines that that the 32 Old Slip - Leased Fee Whole Loan would not satisfy the Lender 80% Determination when such 32 Old Slip Tenant Change is completed, which 32 Old Slip Trigger Period concludes upon the earlier to occur of (a) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (i) or (ii), the debt service coverage ratio, determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than the 32 Old Slip Trigger Level, (b) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (i), either (x) such default is waived by the borrowers in writing in connection with the borrowers’ actual receipt of the payment in cash of all such outstanding rent under the 32 Old Slip Ground Lease (whether such rent is paid by the 32 Old Slip Ground Tenant or the 32 Old Slip Ground Leasehold Mortgagee), which waiver is subject to the approval of the lender (not to be unreasonably withheld, conditioned or delayed) or (y) the borrowers enter into a replacement 32 Old Slip Ground Lease (subject to and in accordance with the terms of the 32 Old Slip Ground Lease) with the 32 Old Slip Ground Leasehold Mortgagee and the 32 Old Slip Ground Leasehold Mortgagee actually pays to the borrowers in cash all such outstanding

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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rent under the 32 Old Slip Ground Lease, (c) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (ii), the borrowers enter into a replacement 32 Old Slip Ground Lease in accordance with the terms of the 32 Old Slip - Leased Fee Whole Loan documents, and (d) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (iii), until the earlier to occur of (x) such 32 Old Slip REMIC Payment is paid to the lender in full or (y) the borrowers demonstrate, to the lender’s reasonable satisfaction, that the 32 Old Slip Ground Tenant has ceased the 32 Old Slip Tenant Change giving rise to such 32 Old Slip Trigger Period and has restored the 32 Old Slip - Leased Fee Property to substantially the same condition of the 32 Old Slip - Leased Fee Property as it existed immediately preceding such 32 Old Slip Tenant Change (the period commencing upon such 32 Old Slip REMIC Payment being due until its conclusion pursuant to this clause (d), a “32 Old Slip REMIC Cash Sweep Period”).

A “32 Old Slip Trigger Level” means (i) with respect to each determination of debt service coverage ratio during the period commencing on the origination date of the 32 Old Slip - Leased Fee Whole Loan and ending on May 4, 2026, 1.00x, (ii) with respect to each determination of debt service coverage ratio during the period commencing on May 5, 2026 and ending on May 4, 2027, 1.02x, and (iii) with respect to each determination of debt service coverage ratio during the period commencing on May 5, 2027 and thereafter, 1.04x.

A “32 Old Slip Ground Lease Cessation Period” means the period commencing upon the 32 Old Slip Ground Lease ceasing to be in full force and effect (whether by reason of the 32 Old Slip Ground Lease’s expiration or termination by its terms, any termination of the 32 Old Slip Ground Lease by any party thereunder, any rejection of the 32 Old Slip Ground Lease in bankruptcy or similar proceeding by any party thereunder (provided, that the mere filing of a bankruptcy petition or petition for a similar proceeding by or against the 32 Old Slip Ground Tenant will not in and of itself constitute a 32 Old Slip Ground Lease Cessation Period unless and until the 32 Old Slip Ground Lease is actually rejected in such bankruptcy or similar proceeding) or any finding by a court of competent jurisdiction that the 32 Old Slip Ground Lease is no longer in full force and effect) and ending on the earlier to occur of (x) the date on which the borrowers enter into a replacement 32 Old Slip Ground Lease in accordance with the terms of the 32 Old Slip - Leased Fee Whole Loan documents, (y) the date on which the borrowers enter into a replacement 32 Old Slip Ground Lease with a 32 Old Slip Ground Leasehold Mortgagee in accordance with the 32 Old Slip Ground Lease or (z) the date on which any 32 Old Slip Ground Leasehold Mortgagee unconditionally assumes in writing all of the obligations of the 32 Old Slip Ground Tenant under the applicable 32 Old Slip Ground Lease pursuant to the terms of the 32 Old Slip Ground Lease and the 32 Old Slip Ground Lease is reinstated and is in full force and effect.

A “32 Old Slip Ground Tenant” means RXR 32 Old Slip Owner LLC, a Delaware limited liability company, or any other lessee under any replacement 32 Old Slip Ground Lease entered into in accordance with the 32 Old Slip - Leased Fee Whole Loan documents.

A “32 Old Slip Ground Leasehold Mortgagee” means (i) MESA WEST CORE LENDING FUND, LLC, a Delaware limited liability company (to the extent it is a mortgagee secured by the 32 Old Slip Ground Tenant’s leasehold interest in the 32 Old Slip - Leased Fee Property), and any assignee or transferee thereof (to the extent such transferee or assignee is a qualified leasehold mortgagee under the 32 Old Slip Ground Lease), and (ii) any qualified leasehold mortgagee under the 32 Old Slip Ground Lease.

A “32 Old Slip Tenant Change” means any and all alterations, additions and other changes that the 32 Old Slip Ground Tenant is permitted to make, or may permit to be made, to the improvements on the 32 Old Slip - Leased Fee Property under the 32 Old Slip Ground Lease.

A “Lender 80% Determination” means a determination by the lender that, based on a current or updated appraisal, a broker’s price opinion or other written determination of value by an independent third party that is a broker or appraiser using a valuation method satisfactory to the lender, the fair market value of the 32 Old Slip - Leased Fee Property securing the 32 Old Slip - Leased Fee Whole Loan at the time of such determination (but excluding any value attributable to property that is not an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code of 1986, as amended, and reducing the fair market value of the 32 Old Slip - Leased Fee Property by (a) the amount of any lien on the 32 Old Slip - Leased Fee Property that is senior to the applicable portion of the 32 Old Slip - Leased Fee Whole Loan that is held in the REMIC and (b) a proportionate amount of any lien on the 32 Old Slip - Leased Fee Property that is in parity with the applicable portion of the loan that is held in the REMIC) is at least 80% of the adjusted issue price (within the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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meaning of the Internal Revenue Code of 1986, as amended) of the applicable portion of the 32 Old Slip - Leased Fee Whole Loan that is held in the REMIC.

Lockbox / Cash Management. The 32 Old Slip - Leased Fee Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to direct the 32 Old Slip Ground Tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues and all other money received by the borrowers or the property manager (other than tenant security deposits) to be deposited into the lockbox account by the end of the first business day following receipt. On each business day during the continuance of a 32 Old Slip Trigger Period or event of default under the 32 Old Slip - Leased Fee Whole Loan documents, all amounts in the lockbox, less the minimum balance as set forth in the 32 Old Slip - Leased Fee Whole Loan documents, are required to be remitted to the cash management account. At the end of each business day that no 32 Old Slip Trigger Period and no event of default under the 32 Old Slip - Leased Fee Whole Loan is continuing, all amounts in the lockbox account, less the minimum balance as set forth in the 32 Old Slip - Leased Fee Whole Loan documents, are required to be remitted to a borrower-controlled operating account.

On each payment date during the continuance of a 32 Old Slip Trigger Period, provided no event of default is continuing (or, at the lender’s discretion, during an event of default under the 32 Old Slip - Leased Fee Whole Loan documents), all funds on deposit in the cash management account after payment of debt service on the 32 Old Slip - Leased Fee Whole Loan, required reserves (including the REMIC payment reserve described above under “Escrows and Reserves”) and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the 32 Old Slip - Leased Fee Whole Loan.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The borrowers’ interest in the 32 Old Slip - Leased Fee Property is a fee interest, and the borrowers have ground leased the 32 Old Slip - Leased Fee Property to the Ground Tenant.

10- Year Ground Rent Schedule
Start Date	End Date	Monthly Base Rent	Annual Base Rent
4/13/2025	4/12/2026	$797,698	$9,572,381
4/13/2026	4/12/2027	$813,652	$9,763,829
4/13/2027	4/12/2028	$829,925	$9,959,105
4/13/2028	4/12/2029	$846,524	$10,158,287
4/13/2029	4/12/2030	$863,454	$10,361,453
4/13/2030	4/12/2031	$880,724	$10,568,682
4/13/2031	4/12/2032	$898,338	$10,780,056
4/13/2032	4/12/2033	$916,305	$10,995,657
4/13/2033	4/12/2034	$934,631	$11,215,570
4/13/2034	4/12/2035	$953,323	$11,439,881
10-Yr Average		$873,458	$10,481,490

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,250,000	Title:	Fee
Cut-off Date Principal Balance:	$33,250,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	4.2%	Net Rentable Area (SF):	155,061
Loan Purpose:	Refinance	Location:	Manassas, VA
Borrower:	Davis Ford Crossing, LLC	Year Built / Renovated:	1990, 2003, 2017 / 2015
Borrower Sponsors:	Gary D. Rappaport and The Gary D. Rappaport Revocable Trust	Occupancy:	94.8%
Interest Rate:	6.66200%	Occupancy Date:	6/10/2025
Note Date:	6/25/2025	4th Most Recent NOI (As of):	$3,312,069 (12/31/2022)
Maturity Date:	7/6/2035	3rd Most Recent NOI (As of):	$3,325,479 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,197,126 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$3,299,248 (TTM 3/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	93.9%
Amortization Type:	Interest Only	UW Revenues:	$4,569,629
Call Protection:	L(24),D(89),O(7)	UW Expenses:	$1,117,263
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,452,366
Additional Debt:	No	UW NCF:	$3,276,009
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$49,400,000 / $319
Additional Debt Type:	N/A	Appraisal Date:	4/12/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$214
Taxes:	$84,692	$40,330	N/A	Maturity Date Loan / SF:	$214
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.3%
Replacement Reserve:	$0	$2,584	$124,049	Maturity Date LTV:	67.3%
TI / LC Reserve:	$500,000	Springing	$675,000	UW NCF DSCR:	1.46x
Debt Service Reserve:	$187,157	$0	N/A	UW NOI Debt Yield:	10.4%
Material Tenant Reserve:	$0	Springing	(2)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,250,000	100.0%	Loan Payoff	$29,418,959	88.5%
			Return of Equity	2,589,115	7.8
			Upfront Reserves	771,849	2.3
			Closing Costs	470,078	1.4
Total Sources	$33,250,000	100.0%	Total Uses	$33,250,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	See “Lockbox / Cash Management” below for further discussion.

The Loan. The Davis Ford Crossing mortgage loan (the “Davis Ford Crossing Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $33,250,000 and is secured by the borrower’s fee simple interest in a 155,061 square foot anchored retail center located in Manassas, Virginia (the “Davis Ford Crossing Property”). The Davis Ford Crossing Mortgage Loan has a 10-year term, is interest only for the entire term and accrues interest at a fixed rate of 6.66200% per annum on an Actual/360 basis.

The Property. The Davis Ford Crossing Property is a 155,061 square foot anchored shopping center located in Manassas, Virginia. The Davis Ford Crossing Property is anchored by LA Fitness (29.0% of NRA; 21.6% of underwritten base rent) and Staples (13.2% of NRA; 4.7% of underwritten base rent). Other retail tenants include Petco Animal Supplies Stores (“Petco”), CVS, The Mattress Firm, McDonald’s, Arby’s and Krispy Kreme Doughnuts. The Davis Ford Crossing Property consists of seven buildings situated on an approximately 20.1-acre site and includes 826 parking spaces (5.3 spaces per 1,000 square feet). The Davis Ford Crossing Property was constructed in stages from 1990 to 2017 with the main shopping center building (40,075 square feet) most recently renovated in 2015. As of June 10, 2025, the Davis Ford Crossing Property was 94.8% occupied by 26 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Major Tenants.

LA Fitness (45,000 square feet; 29.0% of NRA; 21.6% of underwritten base rent). LA Fitness (S&P: B) is a privately-owned fitness club chain that operates more than 700 locations in the U.S. and Canada and was established in Southern California in 1984. LA Fitness occupies 45,000 square feet of space under a lease that commenced December 5, 2013, with a current lease expiration date of June 30, 2029. LA Fitness pays a base rental rate of $17.85 per square foot. LA Fitness has three, five-year renewal options and no termination options.

Staples (20,495 square feet; 13.2% of NRA; 4.7% of underwritten base rent). Specializing in office supplies, business services, and workplace solutions, Staples (Moody’s/S&P: Caa2/B-) is a retail chain founded in 1986. The company has grown into a global brand with locations across North America and a strong online presence. Staples serves a broad customer base, including small businesses, large corporations, educators, and everyday consumers, by offering a wide array of products and services. Staples has over 1,000 retail store locations across North America with locations also in Germany, Argentina, and Brazil. Staples occupies 20,495 square feet of space under a lease that commenced May 21, 2005, with a current lease expiration date of May 31, 2026. Staples pays a base rental rate of $8.50 per square foot. Staples has two, five-year renewal options and no termination options.

The following table presents certain information relating to the historical and current occupancy of the Davis Ford Crossing Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
99.0%	99.0%	98.0%	94.8%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of June 10, 2025.

The following table presents certain information relating to the tenants at the Davis Ford Crossing Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Top 10 Tenants
LA Fitness	NR/B/NR	45,000	29.0%	$17.85	$803,138	21.6%	6/30/2029
Staples	Caa2/B-/NR	20,495	13.2%	$8.50	$174,207	4.7%	5/31/2026
Petco	NR/B/NR	10,287	6.6%	$20.63	$212,221	5.7%	1/31/2029
CVS	Baa3/BBB/BBB	9,600	6.2%	$25.00	$240,000	6.5%	11/30/2035
The Mattress Firm	NR/NR/NR	6,400	4.1%	$26.40	$168,960	4.5%	11/30/2026
Phenix Salon Suites	NR/NR/NR	6,338	4.1%	$25.03	$158,640	4.3%	11/30/2025
VA ABC	NR/NR/NR	5,800	3.7%	$22.00	$127,600	3.4%	2/28/2035
Shakin Crab	NR/NR/NR	4,000	2.6%	$27.87	$111,480	3.0%	4/30/2027
McDonald's	Baa1/BBB+/NR	3,812	2.5%	$37.80	$144,106	3.9%	5/3/2026
Arby's	NR/NR/NR	3,209	2.1%	$29.98	$96,195	2.6%	7/31/2028
Subtotal / Wtd. Avg.		114,941	74.1%	$19.46	$2,236,548	60.2%

Other Tenants		32,120	20.7%	$46.11	$1,481,050	39.8%

Occupied Collateral Total		147,061	94.8%	$25.28	$3,717,598	100.0%

Vacant Space		8,000	5.2%

Collateral Total		155,061	100.0%

(1)	Based on the underwritten rent roll dated June 10, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $148,320 of contractual rent steps through July 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the Davis Ford Crossing Property:

Lease Rollover Schedule(1)
	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	8,000	5.2%	NAP	NAP	8,000	5.2%	NAP	NAP
2025 & MTM	1	6,338	4.1%	$158,640	4.3%	14,338	9.2%	$158,640	4.3%
2026	8	38,691	25.0%	749,557	20.2%	53,029	34.2%	$908,197	24.4%
2027	1	4,000	2.6%	111,480	3.0%	57,029	36.8%	$1,019,677	27.4%
2028	3	8,015	5.2%	249,008	6.7%	65,044	41.9%	$1,268,685	34.1%
2029	4	58,887	38.0%	1,125,231	30.3%	123,931	79.9%	$2,393,916	64.4%
2030	2	2,365	1.5%	75,474	2.0%	126,296	81.4%	$2,469,390	66.4%
2031	2	5,200	3.4%	311,484	8.4%	131,496	84.8%	$2,780,874	74.8%
2032	0	0	0.0%	0	0.0%	131,496	84.8%	$2,780,874	74.8%
2033	1	3,200	2.1%	107,424	2.9%	134,696	86.9%	$2,888,298	77.7%
2034	0	0	0.0%	0	0.0%	134,696	86.9%	$2,888,298	77.7%
2035	2	15,400	9.9%	367,600	9.9%	150,096	96.8%	$3,255,898	87.6%
2036 & Beyond	2	4,965	3.2%	461,700	12.4%	155,061	100.0%	$3,717,598	100.0%
Total	26	155,061	100.0%	$3,717,598	100.0%
(1)	Based on the underwritten rent roll dated June 10, 2025.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of approximately $148,320 of contractual rent steps through July 2026.

The following table presents certain information relating to the operating history and underwritten cash flows at the Davis Ford Crossing Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,337,267	$3,354,354	$3,504,230	$3,525,950	$3,717,598(3)	$23.98	76.5%
Straight-Line Rent	0	0	0	0	12,358(4)	0.08	0.3
Percentage Rent(5)	69,196	173,021	0	120,350	0	0.00	0.0
Vacant Income	0	0	0	0	248,000	1.60	5.1
Gross Potential Rent	$3,406,463	$3,527,375	$3,504,230	$3,646,299	$3,977,956	$25.65	81.9%
Total Reimbursements	743,001	670,161	677,271	689,252	762,005	4.91	15.7
Other Income	111,328	133,063	112,048	120,006	120,006	0.77	2.5
Net Rental Income	$4,260,792	$4,330,600	$4,293,548	$4,455,557	$4,859,966	$31.34	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(290,337)	(1.87)	(6.0)
Effective Gross Income	$4,260,792	$4,330,600	$4,293,548	$4,455,557	$4,569,629	$29.47	94.0%

Total Expenses	948,723	1,005,120	1,096,422	1,156,310	1,117,263	7.21	24.4

Net Operating Income	$3,312,069	$3,325,479	$3,197,126	$3,299,248	$3,452,366	$22.26	75.6%

Total TI/LC, Capex/RR	0	0	0	0	176,357	1.14	3.9

Net Cash Flow	$3,312,069	$3,325,479	$3,197,126	$3,299,248	$3,276,009	$21.13	71.7%
(1)	TTM represents the trailing 12-month period ending March 31, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated June 10, 2025 with rent steps totaling $148,320 through July 2026.
(4)	Straight-Line Rent was underwritten to the average rent steps through the loan term for investment grade tenant, CVS.
(5)	Historical cash flows reflect percentage rent for CVS. Historically, percentage rent was received in the following year, but the 2023 percentage rent was provided in December 2023 instead of the first quarter of 2024, resulting in no percentage rent being received in 2024. The 2024 percentage rent of $120,350 was received in the first quarter of 2025. Percentage Rent was not underwritten as CVS’s recent lease extension does not include percentage rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Environmental. According to the Phase I environmental assessment dated June 12, 2025, the onsite 7-Eleven, Inc. (“7-Eleven”) gasoline station has active underground storage tanks (“UST”) containing gasoline, which were installed in 1994. Fueling activities have occurred at this facility since 1994. The presence of active USTs and fueling activities for over 30 years at the 7-Eleven facility are considered to represent a recognized environmental condition at the Davis Ford Crossing Property. If petroleum-impacted soils and/or groundwater are encountered during future tank system upgrades or replacements, the appropriate regulatory agency should be notified in accordance with the applicable regulations. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Appraisal. According to the appraisal, the Davis Ford Crossing Property had an “as-is” appraised value of $49,400,000 as of April 12, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$49,400,000	7.25%
(1)	Source: Appraisal.

The Market. The Davis Ford Crossing Property is located at 9860-9972 Liberia Avenue and 10055-10017 Wellington Road in Manassas, approximately 30 miles southwest of Washington, D.C. Manassas is a historic city located in Manassas City County, Virginia. Primary access to the Davis Ford Crossing Property is provided by Liberia Avenue, Prince William Parkway and Centreville Road. According to a third-party market research report, the Davis Ford Crossing Property is in a busy retail corridor with traffic counts of approximately 41,000 vehicles per day on Liberia Avenue and approximately 37,000 vehicles per day on Prince William County Parkway. The Davis Ford Crossing Property is near numerous shopping centers, free-standing retail, restaurants, hotels, and other commercial properties in the immediate vicinity. Nearby shopping centers include Hastings Marketplace, anchored by Harris Teeter, Parkhurst Plaza, anchored by ALDI, Signal Hill Shopping Center, anchored by Fresh World, Evergreen Terrance, and Far East Plaza. Other nearby national retailers include the following: Walmart Supercenter, Smoothie King, Texas Roadhouse, Nothing Bundt Cakes, Jersey Mike’s Subs, Lidl, Navy Federal Credit Union, Gold’s Gym, Starbucks, Red Robin Gourmet Burgers and Brews, Chipotle, Raising Cane’s, Wawa, PNC, Panera Bread and Chick-fil-A, among others.

According to a third-party market research report, the Davis Ford Crossing Property is located in the Washington - DC retail market within the Manassas retail submarket. As of April 2025, the Manassas retail submarket contained 4,500,655 square feet of retail inventory space with an average rent of $27.25 PSF and a vacancy rate of 3.3%. As of year-end 2024, the Manassas retail submarket contained 4,488,596 square feet of retail inventory space with an average rent of $27.09 and a vacancy rate of 3.2%.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the Davis Ford Crossing Property was 8,122, 80,773 and 145,538, respectively, and the estimated 2025 average household income within the same radii was $147,226, $168,443 and $163,545, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information with respect to market rent at the Davis Ford Crossing Property as identified in the appraisal:

Market Rent Summary(1)
	Inline	Junior Anchor	Fitness Anchor	Fast Food Pad Site	Anchor	Drug Store	Gas/C-Store Pad Site	Bank Pad Site
Market Rent (PSF/Years)	$31.00	$20.50	$18.00	$125,000 / Year	$9.00	$25.00	$300,000 / Year	$200,000 / Year
Lease Term (Years)	5	10	10	20	10	20	20	20
Lease Type	Net	Net	Net	Net	Net	Net	Net	Net
Escalations	3.0% / Year	10.0% / 5 Years	10.0% / 5 Years	10.0% / 5 Years	10.0% / 5 Years	10.0% / 5 Years	10.0% / 5 Years	10.0% / 5 Years
(1)	Source: Appraisal.

The Borrower. The borrower is Davis Ford Crossing, LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Davis Ford Crossing Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for Davis Ford Crossing Mortgage Loan are Gary D. Rappaport and The Gary D. Rappaport Revocable Trust. Gary D. Rappaport is chief executive officer of Rappaport, a retail real estate company he founded in 1984. Rappaport provides leasing, tenant representation, management and development services for more than 16.8 million square feet. Rappaport’s portfolio includes approximately 76 shopping centers and ground floor retail in approximately 115 mixed-use properties, both residential and office, located primarily throughout the mid-Atlantic region. Gary D. Rappaport is principal partner for approximately 5 million square feet of the shopping centers managed by Rappaport.

Property Management. The Davis Ford Crossing Property is Rappaport Management Company, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $84,692 for real estate taxes, (ii) $500,000 for tenant allowances, tenant improvements and leasing commissions and (iii) approximately $187,157 for the monthly debt service payment amount due to the lender on August 6, 2025.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $40,330.

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premiums; provided, such monthly deposits will be waived so long as the borrower maintain a blanket insurance policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the borrower is required to deposit $2,584 for replacement reserves subject to a cap of $124,049.

TI / LC Reserve – Upon the first occurrence of the balance in the TI / LC reserve account being equal to or less than $250,000, the borrower is required to deposit on a monthly basis, approximately $19,383 for tenant allowances, tenant improvements and leasing commissions subject to a cap of $675,000.

Lockbox / Cash Management. The Davis Ford Crossing Mortgage Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). During the continuance of a Cash Management Trigger Event, rents received from the Davis Ford Crossing Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, as applicable, deposited within one business day of receipt. All funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Davis Ford Crossing Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Davis Ford Crossing Mortgage Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) (but not during a Cash

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Management Trigger Event which is not also a Material Tenant Trigger Event) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve (subject to a cap of (i) $30.00 per square foot if the Material Tenant Trigger Event relates to any Material Tenant other than Staples or (ii) $20.00 per square foot if the Material Tenant Trigger Event relates solely to Staples), (b) if a Cash Sweep Trigger Event (as defined below) (but not during a Cash Management Trigger Event which is not also a Cash Sweep Trigger Event) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Davis Ford Crossing Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the borrower sponsors or the property manager, (iii) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.20x, (iv) the indictment for fraud or misappropriation of funds by any of the borrower, the guarantors, the borrower sponsors or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to the Davis Ford Crossing Property), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the filing being discharged or dismissed within 45 days, and the lender’s determination that such filing does not materially and adversely affect the borrower’s, the guarantors’, the borrower sponsors’ or property manager’s obligations, or with respect to the property manager, the replacement of such property manager, (c) clause (iii) above, the trailing 12-month DSCR being at least 1.25x for two consecutive calendar quarters, (d) clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the affiliated property manager with a third-party property manager that constitutes a qualified property manager under the Davis Ford Crossing Mortgage Loan documents or (e) clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Davis Ford Crossing Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the borrower sponsors or an affiliated property manager or (iii) the trailing 12-month period DSCR falling below 1.20x, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, as to an involuntary filing, the filing being discharged or dismissed within 45 days, and the lender’s determination that such filing does not materially and adversely affect the borrower’s, the guarantors’, the borrower sponsors’ or the affiliated property manager’s obligations, or with respect to the property manager, the replacement of such property manager or (c) clause (iii) above, the trailing 12-month DSCR is at least 1.25x for two consecutive calendar quarters.

A “Material Tenant” means (i) LA Fitness, (ii) Staples or (iii) any tenant at the Davis Ford Crossing Property that, individually or together with its affiliates, either (a) leases no less than 15% of the total rentable square footage of the Davis Ford Crossing Property or (b) accounts for (or would account for) no less than 15% of the total in-place base rent at the Davis Ford Crossing Property.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate or not to extend or renew its lease, (ii) on or prior to the date that is nine months prior to the then applicable expiration date under its Material Tenant lease, a Material Tenant does not extend such Material Tenant lease, (iii) on or prior to the date by which a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend such Material Tenant lease, the Material Tenant does not give such notice, (iv) a monetary or material non-monetary event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated (in whole or in part) or is no longer in full force and effect, (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course of at least 25% or more of its Material Tenant space, (viii) a Material Tenant announcing or disclosing publicly its intention to relocate from or vacate all or any portion of its Material Tenant space or (ix) if all or a material portion of a Material Tenant space is marketed for sublease by or on behalf of a Material Tenant, and expiring upon, with respect to (a) clauses (i), (ii), (iii), (vi), (vii), (viii) and (ix) above, (1) the applicable Material Tenant lease is extended with respect to all or substantially all of the applicable Material Tenant space (provided, however, with respect to a Material Tenant Trigger Event caused solely by the occurrence of clauses (i), (ii) or (iii) with respect to the Staples lease, such condition will be satisfied in the event the Staples lease is extended at the existing rent of $8.50 per square foot and for a minimum term of one year, subject however to the occurrence of a subsequent Material Tenant Trigger Event with respect to Staples) or (2) all substantially all of the applicable Material Tenant space is leased under one or more qualified leases provided that, in each case, the occupancy conditions have

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Davis Ford Crossing

been satisfied as reasonably determined by the lender, (b) clause (i) above, the unconditional revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its Material Tenant lease, (c) clause (iv) above, a cure of the applicable event of default, (d) clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) clause (vii) above, the applicable Material Tenant re-commences its operations and the conduct of business in the ordinary course at its Material Tenant space or the applicable portion thereof, as the case may be, such that it is no longer dark, and has not vacated or ceased to conduct business in the ordinary course at the applicable property or a portion thereof, (f) clause (viii) above, the unconditional retraction by the applicable Material Tenant of all announcements or disclosures of its intention to relocate from or vacate any portion of its Material Tenant space or (g) clause (ix) above, the unconditional cessation of all marketing efforts by or on behalf of the applicable Material Tenant with respect to its Material Tenant space.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Norton Links

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Norton Links

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Norton Links

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,750,000	Title:	Fee
Cut-off Date Principal Balance:	$28,750,000	Property Type –Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	3.6%	Net Rentable Area (Units):	100
Loan Purpose:	Refinance	Location:	Norton, MA
Borrower:	Norton Apartments LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsors:	A. Richard Nernberg and Susan L. Nernberg	Occupancy:	97.0%
Interest Rate:	6.08000%	Occupancy Date:	5/30/2025
Note Date:	6/26/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	7/6/2035	3rd Most Recent NOI (As of) (2):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2) :	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	$1,091,007 (T-6 Annualized 5/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,060,533
Call Protection:	L(24),D(92),O(4)	UW Expenses:	$856,737
Lockbox / Cash Management:	Springing	UW NOI(3):	$2,203,796
Additional Debt:	No	UW NCF:	$2,178,796
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$41,900,000 / $419,000
Additional Debt Type:	N/A	Appraisal Date:	4/28/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$287,500
Taxes:	$143,427	$11,952	N/A	Maturity Date Loan / Unit:	$287,500
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.6%
Replacement Reserve:	$0	$2,083	$125,000	Maturity Date LTV:	68.6%
Other:	$0	Springing	N/A	UW NCF DSCR:	1.23x
				UW NOI Debt Yield:	7.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,750,000	100.0%	Loan Payoff	$23,944,923	83.3%
			Closing Costs(4)	2,326,501	8.1
			Return of Equity	2,335,148	8.1
			Reserves	143,427	0.5
Total Sources	$28,750,000	100.0%	Total Uses	$28,750,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	4th Most Recent NOI, 3rd Most Recent NOI and 2nd Most Recent NOI are unavailable due to the Norton Links Property (as defined below) being constructed in 2024. See “Underwritten Net Cash Flow and Operating History” below for the T6 Annualized May 2025, T3 Annualized May 2025 and T1 Annualized May 2025 figures.
(3)	Gross potential rent is underwritten to the rent roll dated May 30, 2025 and expenses, not including management fees, are underwritten to the borrower’s budget. Management fees are underwritten to 3% of effective gross income.
(4)	Closing Costs include a rate buydown of $1,940,625.

The Loan. The Norton Links mortgage loan (the “Norton Links Mortgage Loan”) is secured by the borrower’s fee interest in a mid-rise multifamily property located in Norton, Massachusetts (the “Norton Links Property”). The Norton Links Mortgage Loan accrues interest at a fixed rate of 6.08000% per annum on an Actual/360 basis with an initial term of ten years and is interest-only for the full term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Norton Links

The Property. The Norton Links Property is a 100-unit, mid-rise multifamily property located in Norton, Massachusetts, approximately 40 miles southwest of Boston, Massachusetts and approximately 20 miles northeast of Providence, Rhode Island. The Norton Links Property was constructed in 2024. The borrower sponsor developed the Norton Links Property for a total construction cost of approximately $33.0 million. The first move-ins occurred in November 2024. Amenities at the Norton Links Property include a fitness center, lounge areas and a dog wash area. Unit amenities include quartz countertops, stainless steel appliances, luxury vinyl tile flooring, walk-in closets, private balconies, in-unit washer/dryers and wooded and lake views in select units.

Current occupancy at the Norton Links Property is 97.0% as of May 30, 2025. The unit mix of the Norton Links Property includes 27 studio units, 32 one-bedroom units, 31 two-bedroom units and 10 three-bedroom units with an average unit size of 883 square feet and an average monthly rental rate of $2,421 per square foot. The Norton Links Property was developed under Massachusetts Chapter 40B, which requires 25 units at the Norton Links Property to be affordable units leased to persons or families whose annual incomes do not exceed 80% of the median income for the Taunton-Mansfield-Norton, MA area.

The following table presents certain information relating to the historical and current occupancy of the Norton Links Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
NAP	NAP	NAP	97.0%
(1)	Historical Occupancy is unavailable due to the Norton Links Property being constructed in 2024.
(2)	Current occupancy is based on the underwritten rent roll as of May 30, 2025.

The following table presents detailed information with respect to the residential units at the Norton Links Property:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy %	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
Studio	27	27.0%	26	96.3%	556	$1,936	$3.48	NAV	NAV
1BR	32	32.0%	32	100.0%	749	$2,242	$2.99	$2,450	$3.28
2BR	31	31.0%	31	100.0%	1,157	$2,716	$2.35	$2,950	$2.61
3BR	10	10.0%	8	80.0%	1,474	$3,572	$2.42	$4,360	$2.90
Total/Wtd. Avg.	100	100.0%	97	97.0%	883	$2,421	$2.87	$2,924	$2.94
(1)	Based on the underwritten rent roll as of May 30, 2025, unless otherwise indicated.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF are calculated based on the in-place contract rent of the Occupied Units.
(3)	Source: Appraisal. Total/Wtd. Avg. excludes the studio units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Norton Links

The following table presents certain information relating to the operating history and underwritten cash flows of the Norton Links Property:

Underwritten Net Cash Flow and Operating History(1)
	T6 Annualized May 2025(2)	T3 Annualized May 2025(2)	T1 Annualized May 2025(2)	Underwritten(3)	Per Unit	%(4)
Gross Potential Rent	$1,425,456	$1,830,324	$2,106,312	$2,938,469	$29,385	91.2%
Other Income(5)	137,834	157,936	192,816	283,145	2,831	8.8%
Net Rental Income	$1,563,290	$1,988,260	$2,299,128	$3,221,614	$32,216	100.0%
(Vacancy/Credit Loss)	0	0	0	(161,081)	(1,611)	-5.0%
Effective Gross Income	$1,563,290	$1,988,260	$2,299,128	$3,060,533	$30,605	95.0%
Management Fee	46,899	59,648	68,974	91,816	918	3.0%
Utilities	24,932	38,428	43,692	82,000	820	2.7%
Repairs and Maintenance	164,228	175,152	188,400	161,000	1,610	5.3%
Payroll	68,794	88,104	102,744	145,000	1,450	4.7%
General and Administrative	26,292	33,488	38,124	20,000	200	0.7%
Marketing	27,138	22,580	21,972	15,000	150	0.5%
Real Estate Taxes	96,000	96,000	96,000	311,280	3,113	10.2%
Insurance	18,000	18,000	18,000	30,641	306	1.0%
Total Expenses	$472,283	$531,400	$577,906	$856,737	$8,567	28.0%

Net Operating Income	$1,091,007	$1,456,860	$1,721,222	$2,203,796	$22,038	72.0%
CapEx	0	0	0	25,000	250	0.8%
Net Cash Flow	$1,091,007	$1,456,860	$1,721,222	$2,178,796	$21,788	71.2%
(1)	Based on the underwritten rent roll dated as of May 30, 2025.
(2)	Historical Operating History includes May 2025 annualized figures due to the Norton Links Property being constructed in 2024.
(3)	Gross potential rent is underwritten to the rent roll dated May 30, 2025 and expenses, not including management fees, are underwritten to the borrower’s budget. Management fees are underwritten to 3% of effective gross income.
(4)	% column represents percent of Net Rental Income for revenue fields and of Effective Gross Income for the remaining fields.
(5)	Other Income includes amenity fee income, water & sewer and other miscellaneous income.

Environmental. According to the Phase I environmental assessment dated May 12, 2025, there was no evidence of any recognized environmental conditions at the Norton Links Property.

The Market. The Norton Links Property is located in Norton, Massachusetts, approximately 40 miles southwest of Boston, Massachusetts and approximately 20 miles northeast of Providence, Rhode Island. Primary access to the Norton Links Property is provided by Interstate 495, which is located approximately one mile from the Norton Links Property. Public transportation is available through bus access throughout the town of Norton as well as a Massachusetts Bay Transit Authority train station located approximately four miles from the Norton Links Property. The Norton Links Property is located adjacent to Great Woods Market Place, a grocery-anchored retail center. Main attractions in the area include TPC Boston and Norton Country Club, which are home to two of the region’s top golf courses (located approximately one mile from the Norton Links Property) and The Xfinity Center, an outdoor amphitheater and concert venue (located approximately 0.5 miles from the Norton Links Property).

According to the appraisal, the Norton Links Property is located in the Greater Providence Class A market and the Outlying Bristol County Class A submarket. As of the first quarter of 2025, the Greater Providence Class A multifamily market had an inventory of 4,855 units, a vacancy rate of 2.2% and asking rent per unit of $2,222. The Outlying Bristol County Class A multifamily submarket had inventory of 572 units, a vacancy rate of 2.6% and asking rent per unit of $2,815 for the same period.

The 2024 population within a one-, three- and five-mile radius from the Norton Links Property is 1,836, 23,659 and 76,881, respectively. The 2024 median household income within the same radii is $101,443, $132,411 and $119,431, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Norton Links

The following table presents certain information relating to comparable multifamily rentals to the Norton Links Property:

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Average Unit Size (SF)	Average Monthly Rent ($/month)(2)	Average Monthly Rent ($/SF)(2)
Norton Links 195 Mansfield Avenue Norton, MA	2024 / NAP	97.0%	100	1 BR – 749 2 BR – 1,157 3 BR - 1,474	1 BR - $2,242 2 BR - $2,716 3 BR - $3,572	1 BR - $2.99 2 BR - $2.35 3 BR - $2.42
274 E. Main St. Norton, MA	2016 / NAP	95.2%	188	1 BR – 906 2 BR - 1,219 3 BR – 1,422	1 BR - $2,439 2 BR - $2,855 3 BR - $3,650	1 BR - $2.69 2 BR - $2.34 3 BR - $2.57
60 Robert Drive South Easton, MA	2017 / NAP	99.0%	290	1 BR – 899 2 BR – 1,180 3 BR – 1,384	1 BR - $2,565 2 BR - $2,850 3 BR - $4,235	1 BR - $2.85 2 BR - $2.42 3 BR - $3.06
1 Meadow Drive Raynham, MA	2016 / 2021	98.7%	225	1 BR – 770 2 BR – 1,163	1 BR - $2,200 2 BR - $2,600	1 BR - $2.86 2 BR - $2.24
4100 Summit Dr. Bridgewater, MA	2015 / NAP	91.7%	289	1 BR – 781 2 BR – 1,116 3 BR – 1,501	1 BR – $2,450 2 BR - $2,995 3 BR - $3,348	1 BR - $3.14 2 BR - $2.68 3 BR - $2.23
10 Conners Avenue Mansfield, MA	2006 / NAP	90.9%	66	1 BR – 867 2 BR – 1,203	1 BR - $2,477 2 BR – 2,712	1 BR - $2.86 2 BR - $2.25
791 West St. Mansfield, MA	2007 / NAP	97.0%	200	1 BR – 850 2 BR – 1,171 3 BR – 1,340	1 BR - $2,707 2 BR - $3,429 3 BR - $3,884	1 BR - $3.18 2 BR - $2.93 3 BR - $2.90
300 North Main Street Mansfield, MA	2020 / NAP	98.1%	100	1 BR – 738 2 BR – 918	1 BR - $2,306 2 BR - $2,940	1 BR - $3.12 2 BR - $3.20
(1)	Source: Appraisal, except for the Norton Links Property, which information is based on the underwritten rent roll dated May 30, 2025.
(2)	Represents the average in-place rents of occupied units.

The Borrower. The borrower is Norton Apartments LLC, a Massachusetts limited liability company and recycled special purpose entity.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are A. Richard Nernberg and Susan L. Nernberg. A. Richard Nernberg is the founder of AR Building Company, Inc. (“ARB”). ARB is a real estate developer and operator engaged in multifamily apartment rental business. Its portfolio includes 9,504 apartment and townhouse units in 69 properties across 12 states, as well as one office property. ARB has real estate assets in excess of $2 billion. A. Richard Nernburg has had one prior foreclosure on a CMBS loan, and ARB is subject to litigation matters. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus for additional information regarding the borrower sponsors.

Property Management. The Norton Links Property is managed by A.R. Building Company, Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $143,427 for real estate taxes.

Tax Escrows – The borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to approximately $11,952.

Insurance Escrow – In the event that the borrower does not maintain an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance premiums on a monthly basis.

Replacement Reserve – On a monthly basis starting on the payment date in August 2027, the borrower is required to escrow approximately $2,083 for replacement reserves ($250 per unit annually), capped at $125,000.

Low DSCR Reserve – During the continuation of a Low DSCR Period (as defined below), the borrower is required to escrow approximately $14,783 on a monthly basis until the end of such Low DSCR Period.

A “Low DSCR Period” will commence upon the last day of any two consecutive calendar quarters for which the debt service coverage ratio is less than 1.10x and will end upon the last day of any two consecutive calendar quarters in which the debt service coverage ratio is greater than or equal to 1.15x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Norton Links

Lockbox / Cash Management. The Norton Links Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of a Trigger Period (as defined below), the borrower is required to establish and maintain a lockbox account and is required to cause all rents received by the property manager or borrower with respect to the Norton Links Property to be deposited into such lockbox account within one business day of receipt. During a Trigger Period, funds deposited into the lockbox account are to be swept on each business day into a cash management account and disbursed in accordance with the Norton Links Mortgage Loan documents, which includes reserving remaining available cash in an excess cash flow reserve account.

A “Trigger Period” will commence upon the occurrence of an event of default under the Norton Links Mortgage Loan documents. A Trigger Period will end upon the cure of such event of default.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – The Hollywood Collection

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – The Hollywood Collection

7021 HOLLYWOOD

UPPER LEVEL
LA FITNESS
STREET LEVEL
TARGET
CVS pharmacy
SUBWAY
OPEN BELOW
DN
DN
LOWER LEVEL
PARKING STRUCTURE
SHARED PATIO
TARGET

THE PETERSON BUILDING

FIRST LEVEL
SECOND LEVEL
LA LA LAND
Marshalls
Marshalls
LOBBY
N. ORANGE DRIVE
Vacant
Leased
HOLLYWOOD BOULEVARD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – The Hollywood Collection

The Hollywood Collection
7001-7013 & 7021 Hollywood Boulevard
Hollywood, CA 90028
Hollywood
LOS ANGELES
West Hollywood
SANTA MONICA MTS.
Downtown Los Angeles 6 miles
Hollywood Bowl Overlook
Hillpark Open Space
Hollywood Bowl
The Ford
Hollywood Freeway
Cahuenga Blvd
Hollywood Heritage Museum
Runyon Canyon Park
Trebek Open Space
Highland Ave
Franklin Ave
Hillside Ave
La Brea Ave
El Cerrito Pl
Outpost Dr
Vine St
Yucca St
METRO B LINE
Vista St
Hollywood Blvd
Hollywood Blvd Peterson Building
TCL Chinese Theatre
Ovation Hollywood
Dolby Theatre
Hollywood Wax Museum, Medieval Torture Museum
Madame Tussauds
The Hollywood Roosevelt
El Capitan Theatre
HOLLYWOOD/ HIGHLAND
The Egyptian Theatre Hollywood
The Hollywood Museum
Hollywood Walk of Fame
HOLLYWOOD/ VINE
Capitol Records Building
The Aster
Pantages Theatre
Museum of Death Hollywood
The Los Angeles Film School
Marshfield Way
Hawthorn Ave
Selma Ave
Schrader Blvd
Sierra Bonita Ave
Gardner St
Martel Ave
Fuller Ave
Poinsettia Pl
Formosa Ave
Orange Dr
Sunset Blvd
Sunset & LaBrea
Palihotel Hollywood
Cinerama Dome
The Godfrey Hotel Hollywood
De Longpre Ave
Southern California Hospital at Hollywood
Academy of Motion Picture Arts and Sciences
De Longpre Park
Pickford Center for Motion Pictures Study
Fountain Ave
Lexington Ave
Hollywood Recreation Center
Sycamore Ave
Mansfield Ave
McCadden Pl
Las Palmas Ave
Seward St
Wilcox Ave
Detroit St
Santa Monica Blvd
Paramount Recording Studio
West Hollywood Gateway
Sunset Las Palmas Studios
Romaine St
Poinsettia Recreation Center
Barton Ave
Willoughby Ave
Waring Ave
101
170
2
Burbank
Glendale
Pasadena
Arcadia
LOS ANGELES
Alhambra
El Monte
Santa Monica
Montebello
Pico Rivera
Whittier
Inglewood
Downey
Hawthorne
Gardena
Compton
Norwalk
Bellflower
Pacific Ocean
Redondo Beach
Torrance
Lakewood
Cerritos
Carson
LONG BEACH
Garden Grove
Huntington Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 10 – The Hollywood Collection
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,680,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,680,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	3.2%	Net Rentable Area (SF):	180,797
Loan Purpose:	Acquisition	Location:	Hollywood, CA
Borrower:	Hollywood Block LLC	Year Built / Renovated:	1929, 1990 / 2014
Borrower Sponsors:	Kamyar Mateen and Tyler Mateen	Occupancy:	86.0%
Interest Rate:	6.68000%	Occupancy Date:	5/31/2025
Note Date:	6/23/2025	4th Most Recent NOI (As of):	$5,426,464 (12/31/2022)
Maturity Date:	7/6/2035	3rd Most Recent NOI (As of):	$5,247,900 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$5,006,500 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$5,128,361 (TTM 3/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	87.7%
Amortization Type:	Interest Only	UW Revenues:	$8,208,271
Call Protection(2):	L(24),D(89),O(7)	UW Expenses:	$2,972,767
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,235,504
Additional Debt(1):	Yes	UW NCF:	$4,981,102
Additional Debt Balance(1):	$24,000,000	Appraised Value / Per SF:	$69,200,000 / $383
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/20/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$275
Taxes:	$456,241	$104,642	N/A	Maturity Date Loan / SF:	$275
Insurance:	$27,899	$10,730	N/A	Cut-off Date LTV:	71.8%
Replacement Reserve:	$0	$3,013	N/A	Maturity Date LTV:	71.8%
TI / LC Reserve:	$500,000	Springing	$500,000	UW NCF DSCR:	1.48x
Immediate Repairs:	$19,031	$0	N/A	UW NOI Debt Yield:	10.5%
Material Tenant Reserve:	$1,000,000	Springing	(4)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$49,680,000	69.7%	Purchase Price	$69,000,000	96.7%
Borrower Sponsor Equity	21,643,799	30.3	Upfront Reserves	2,003,171	2.8
			Closing Costs	320,629	0.4
Total Sources	$71,323,799	100.0%	Total Uses	$71,323,799	100.0%
(1)	The Hollywood Collection Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $49.68 million (“The Hollywood Collection Whole Loan”). The Financial Information in the chart above reflects The Hollywood Collection Whole Loan.
(2)	Defeasance of The Hollywood Collection Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2025-C35 securitization trust in July 2025. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	See “Lockbox / Cash Management” below for further discussion.

The Loan. The Hollywood Collection mortgage loan (“The Hollywood Collection Mortgage Loan”) is secured by the borrower’s fee simple interest in a 180,797 square foot anchored retail center located in Los Angeles, California (“The Hollywood Collection Property”). The Hollywood Collection Whole Loan consists of two pari passu notes and accrues interest at a fixed rate of 6.68000% per annum. The Hollywood Collection Whole Loan has a 10-year term, is interest only for the entire term and accrues interest on an Actual/360 basis. The Hollywood Collection Whole Loan was originated on June 23, 2025 by UBS AG. The Hollywood Collection Mortgage Loan is evidenced by the controlling Note A-1, with a principal balance as of the Cut-off Date of $25,680,000. The Hollywood Collection Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C35 securitization trust. See “Description of the Mortgage Pool—

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 10 – The Hollywood Collection

The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise The Hollywood Collection Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,680,000	$25,680,000	BBCMS 2025-C35	Yes
A-2(1)	$24,000,000	$24,000,000	UBS AG	No
Whole Loan	$49,680,000	$49,680,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Hollywood Collection Property is a 180,797 square foot anchored shopping center located on the north side of Hollywood Boulevard in Hollywood, California. The Hollywood Collection Property is anchored by L.A. Fitness Sports Clubs (“LA Fitness”) (23.8% of NRA; 24.4% of underwritten base rent), Target (21.5% of NRA; 21.3% of underwritten base rent), Marshalls (17.7% of NRA; 4.0% of underwritten base rent) and La La Land (16.3% of NRA; 39.5% of underwritten base rent). As of May 31, 2025, The Hollywood Collection Property was 86.0% occupied by eight tenants. Investment-grade tenants represent 45.2% of NRA and 32.6% of underwritten base rent at The Hollywood Collection Property with seven of the eight tenants having been in occupancy for over ten years. In addition, The Hollywood Collection Property owns a large format, double-sided rooftop billboard with visibility to both eastbound and westbound traffic along Hollywood Boulevard.

The Hollywood Collection Property consists of two buildings situated on two parcels totaling approximately 2.8 acres and includes a multi-level subterranean parking garage with 661 parking spaces (3.7 spaces per 1,000 square feet). Built in 1990, the three-story 7021 Hollywood Boulevard building totals 119,481 square feet and is occupied by Target, LA Fitness, CVS and Subway. Built in 1929 and most recently renovated in 2014, the two-story 7001-7013 Hollywood Boulevard building totals 61,316 square feet and is occupied by Marshalls and La La Land.

Major Tenants.

LA Fitness (43,000 square feet; 23.8% of NRA; 24.4% of underwritten base rent). LA Fitness (S&P: B) is a privately-owned fitness club chain that operates more than 700 locations in the U.S. and Canada and was established in Southern California in 1984. LA Fitness occupies 43,000 square feet of space under a lease that commenced April 6, 2006, with a current lease expiration date of April 5, 2031. LA Fitness pays a base rental rate of $27.27 per square foot, which increases to $30.00 per square foot in April 2026. LA Fitness has one, five-year renewal option remaining and no termination options.

Target (38,839 square feet; 21.5% of NRA; 21.3% of underwritten base rent). Target (Fitch/Moody’s/S&P: A/A2/A) Target was incorporated in Minnesota in 1902 offering customers merchandise and everyday essentials at discounted prices. Target operates as a single segment designed to enable customers to purchase products seamlessly in stores or through its digital channels. Target occupies 38,839 square feet of space under a lease that commenced August 3, 2019, with a lease expiration date of January 31, 2037. Target pays a base rental rate of $29.00 per square foot with 10.0% rent increases every five years. Target has three consecutive, five-year renewal options and one, 4.5-year renewal option remaining and no termination options.

Marshalls (31,916 square feet; 17.7% of NRA; 4.0% of underwritten base rent). One of the operating banners of the TJX Companies (Moody’s/S&P: A2/A), Marshalls operates over 1,000 stores in the U.S. and Canada. The TJX Companies is the leading off-price retailer of apparel and home fashions in the U.S. and worldwide. The company operates approximately 5,000 stores in nine countries under the banners TJ Maxx, Marshalls, HomeGoods, Sierra Trading Post, Winners, HomeSense, TK Maxx, and TJX. Marshalls occupies 31,916 square feet of space under a lease that commenced October 22, 2014, with a current lease expiration date of January 31, 2026. Marshalls pays a base rental rate of $6.60 per square foot. Marshalls has three, five-year renewal options remaining and no termination options. In addition, Marshalls has the right, at its election, to extend the original term, or the original term as it may have been previously extended, for an extension option of a fraction of a year ending upon the January 31st next following the expiration of its original term, or the original term as previously extended, as the case may be. In lieu of a Material Tenant Trigger Event (as defined below) that would occur on Marshalls’ July 31, 2026 notice date, the borrower was required to deposit $1,000,000 into a Marshalls reserve at origination, in addition to minimum Marshalls Renewal Requirements (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 10 – The Hollywood Collection

La La Land (29,400 square feet; 16.3% of NRA; 39.5% of underwritten base rent). La La Land is a souvenirs and gifts store in Hollywood, located on the Hollywood Walk of Fame, with over 30,000 square feet of gifts, the latest fashions, mugs, collectables, license plates, toys, original movie posters, black and white movie stills, and many more movie props. La La Land offers licensed merchandise from many major Hollywood Studios, including Disney, Warner Brothers, and Universal Studios. La La Land occupies 29,400 square feet of space under a lease that commenced January 1, 2014, with a lease expiration date of June 30, 2029. La La Land pays a base rental rate of $71.03 per square foot. La La Land has three, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the historical and current occupancy of The Hollywood Collection Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
86.0%	86.0%	86.0%	86.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of May 31, 2025.

The following table presents certain information relating to the tenants at The Hollywood Collection Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Anchor Tenants
LA Fitness	NR/B/NR	43,000	23.8%	$30.00	$1,290,100	24.4%	4/5/2031
Target	A2/A/A	38,839	21.5%	$29.00	$1,126,331	21.3%	1/31/2037
Marshalls	A2/A/NR	31,916	17.7%	$6.60	$210,646	4.0%	1/31/2026
La La Land	NR/NR/NR	29,400	16.3%	$71.03	$2,088,281	39.5%	6/30/2029
Subtotal / Wtd. Avg.		143,155	79.2%	$32.94	$4,715,358	89.3%

Other Tenants		12,276	6.8%	$46.27	$567,952	10.7%

Occupied Collateral Total		155,431	86.0%	$33.99	$5,283,310	100.0%

Vacant Space		25,366	14.0%

Collateral Total		180,797	100.0%

(1)	Based on the underwritten rent roll dated May 31, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are inclusive of approximately $117,282 of contractual rent steps through July 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 10 – The Hollywood Collection

The following table presents certain information relating to the lease rollover schedule at The Hollywood Collection Property:

Lease Rollover Schedule(1)
	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	25,366	14.0%	NAP	NAP	25,366	14.0%	NAP	NAP
2025 & MTM	1	0	0.0%	$91,629	1.7%	25,366	14.0%	$91,629	1.7%
2026	2	33,207	18.4%	$303,869	5.8%	58,573	32.4%	$395,498	7.5%
2027	0	0	0.0%	$0	0.0%	58,573	32.4%	$395,498	7.5%
2028	1	0	0.0%	$56,400	1.1%	58,573	32.4%	$451,898	8.6%
2029	1	29,400	16.3%	$2,088,281	39.5%	87,973	48.7%	$2,540,179	48.1%
2030	0	0	0.0%	$0	0.0%	87,973	48.7%	$2,540,179	48.1%
2031	1	43,000	23.8%	$1,290,100	24.4%	130,973	72.4%	$3,830,279	72.5%
2032	0	0	0.0%	$0	0.0%	130,973	72.4%	$3,830,279	72.5%
2033	0	0	0.0%	$0	0.0%	130,973	72.4%	$3,830,279	72.5%
2034	0	0	0.0%	$0	0.0%	130,973	72.4%	$3,830,279	72.5%
2035	0	0	0.0%	$0	0.0%	130,973	72.4%	$3,830,279	72.5%
2036 & Beyond	2	49,824	27.6%	$1,453,031	27.5%	180,797	100.0%	$5,283,310	100.0%
Total	8	180,797	100.0%	$5,283,310	100.0%
(1)	Based on the underwritten rent roll dated May 31, 2025.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of approximately $117,282 of contractual rent steps through July 2026.

The following table presents certain information relating to the operating history and underwritten cash flows at The Hollywood Collection Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,680,716	$5,683,600	$5,660,600	$5,674,492	$5,283,310(3)	$29.22	57.2%
Straight-Line Rent	0	0	0	0	183,083(4)	1.01	2.0
Vacant Income	0	0	0	0	493,665	2.73	5.3
Gross Potential Rent	$5,680,716	$5,683,600	$5,660,600	$5,674,492	$5,960,058	$32.97	64.5%
Total Reimbursements	1,909,700	2,051,400	2,101,900	2,034,988	2,387,308	13.20	25.8
Other Income	890,613	847,700	908,600	890,991	890,991	4.93	9.6
Net Rental Income	$8,481,029	$8,582,700	$8,671,100	$8,600,471	$9,238,357	$51.10	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,030,086)	(5.70)	(11.2)
Effective Gross Income	$8,481,029	$8,582,700	$8,671,100	$8,600,471	$8,208,271	$45.40	88.8%

Total Expenses	3,054,565	3,334,800	3,664,600	3,472,110	2,972,767	16.44	36.2

Net Operating Income	$5,426,464	$5,247,900	$5,006,500	$5,128,361	$5,235,504	$28.96	63.8%

Total TI/LC, Capex/RR	0	0	0	0	254,402	1.41	3.1

Net Cash Flow	$5,426,464	$5,247,900	$5,006,500	$5,128,361	$4,981,102	$27.55	60.7%
(1)	TTM represents the trailing 12-month period ending March 31, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated May 31, 2025, with rent steps totaling $117,282 through July 2026.
(4)	Straight-Line Rent was underwritten to the average rent steps through the loan term for investment grade tenants, Target and CVS.

Environmental. According to the Phase I environmental assessment dated June 4, 2025, there was no evidence of any recognized environmental conditions at The Hollywood Collection Property.

Appraisal. According to the appraisal, The Hollywood Collection Property had an “as-is” appraised value of $69,200,000 as of May 20, 2025. The table below shows the appraisal’s “as-is” conclusions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 10 – The Hollywood Collection

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$69,200,000	7.00%
(1)	Source: Appraisal.

The Market. The Hollywood Collection Property is located on the Hollywood Walk of Fame in Hollywood, California. The Hollywood Collection Property has 405 feet of direct frontage on Hollywood Boulevard and is adjacent to several landmarks including the TCL Chinese Theatre, Disney's El Capitan Theatre, Dolby Theatre, Madame Tussaud's Museum, The Hollywood Roosevelt Hotel, Loews Hollywood Hotel, and Ovation Hollywood (formerly Hollywood & Highland). The Hollywood Collection Property is one block west of the Hollywood / Highland Station (B Line) on LA Metro's light-rail system.

According to a third-party market research report, The Hollywood Collection Property is located in the Los Angeles - CA retail market within the Hollywood retail submarket. As of May 2025, the Hollywood retail submarket contained 5,022,789 square feet of retail inventory space with an average rent of $55.36 PSF and a vacancy rate of 10.3%. As of year-end 2024, the Hollywood retail submarket contained 5,022,789 square feet of retail inventory space with an average rent of $55.80 and a vacancy rate of 8.5%.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of The Hollywood Collection Property was 49,557, 285,504 and 827,380, respectively, and the estimated 2025 average household income within the same radii was $104,123, $124,910 and $120,203, respectively.

The following table presents certain information with respect to comparable retail leases to The Hollywood Collection Property as identified in the appraisal:

Comparable Retail Leases(1)
Property Name/Location	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
The Hollywood Collection Hollywood, CA	Target(2)	Aug-2019 / 17.5(2)	38,839(2)	$29.00(2)	NNN(2)
8550 Santa Monica Boulevard West Hollywood, CA	NAV	Feb-2024 / 15.0	11,220	$51.60	NNN
7323 Beverly Boulevard Los Angeles, CA	Confidential	Dec-2023 / 5.0	11,317	$60.00	Modified Gross
3550 South La Brea Avenue Los Angeles, CA	NAV	May-2025 / 5.0	19,451	$33.00	NNN
Lincoln and Rose Shopping Center 225 Lincoln Boulevard Venice, CA	DSW Shoe Warehouse	May-2024 / 10.7	14,977	$45.96	NNN
1105 Fair Oaks Avenue South Pasadena, CA	Trader Joe's	May-2024 / 10.0	28,900	$41.52	NNN
Lincoln and Rose Shopping Center 115-241 Lincoln Boulevard Venice, CA	DSW, Inc.	Aug-2024 / 10.0	15,000	$45.00	NNN
Hollywood Park - Phase I 1213 South District Drive Inglewood, CA	Typical Anchor/Junior	Dec-2022 / 10.0	20,000	$30.00	NNN
NoHo West 6130-6160 Laurel Canyon Boulevard and 12001 Oxnard Street Los Angeles, CA	Confidential	Mar-2023 / 10.1	26,346	$20.00	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 10 – The Hollywood Collection

The Borrower. The borrower is Hollywood Block LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Hollywood Collection Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for The Hollywood Collection Whole Loan are Kamyar Mateen and Tyler Mateen. Kamyar Mateen is principal of Cannon Commercial Inc., a privately operated real estate investment and management company based in Los Angeles, California with a reach across selected regions of the United States in its holdings. Cannon Commercial Inc.’s investments under management and integrated joint venture properties make for a diversified real estate portfolio including office, retail, multifamily, and industrial assets.

Property Management. The property manager is Grand Canyon Center GP, LLC, an affiliate of the borrower sponsors, pursuant to an asset management agreement.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $456,241 for real estate taxes, (ii) $27,899 for insurance premiums, (iii) $500,000 for tenant allowances, tenant improvements and leasing commissions, (iv) approximately $19,031 for immediate repairs and (v) $1,000,000 for material tenant reserves related to the Marshalls lease (the “Marshalls Renewal Reserve Cap”).

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $104,642.

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premiums, which currently equates to approximately $10,730.

Replacement Reserve – On a monthly basis, the borrower is required to deposit $3,013 for replacement reserves.

TI / LC Reserve – Upon the funds in the TI / LC reserve account being equal to or less than $200,000, the borrower is required to deposit on a monthly basis, approximately $18,833 for tenant allowances, tenant improvements and leasing commissions, subject to a cap of $500,000.

Lockbox / Cash Management. The Hollywood Collection Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). During the continuance of a Cash Management Trigger Event, rents received from The Hollywood Collection Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, as applicable, deposited within one business day of receipt. All funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with The Hollywood Collection Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on The Hollywood Collection Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) (but not during a Cash Management Trigger Event which is not also a Material Tenant Trigger Event) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve (subject to a cap of (i) $1,200,000 (per Material Tenant, not in the aggregate) if the Material Tenant Trigger Event relates to Target or LA Fitness or (ii) $1,900,000 if the Material Tenant Trigger Event relates solely to La La Land, and if the Material Tenant Trigger Event relates to a Marshalls Non-Renewal Trigger Event (as defined below) (i.e. for a subsequent renewal cycle not cured by the upfront $1,000,000 deposit), the cap is $1,000,000), (b) if a Cash Sweep Trigger Event (as defined below) (but not during a Cash Management Trigger Event which is not also a Cash Sweep Trigger Event) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under The Hollywood Collection Whole Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the borrower sponsors or the property manager, (iii) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.30x, (iv) the indictment for fraud or misappropriation of funds by any of the borrower, the guarantors, the borrower sponsors or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to The Hollywood Collection Property), or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, provided, however, that no Cash Management Trigger Event

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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will be deemed to exist with respect to a Marshalls Non-Renewal Trigger Event during any period that the borrower has deposited in cash or letter of credit an amount equal to the Marshalls Renewal Reserve Cap and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the filing being discharged or dismissed within 60 days, and the lender’s determination that such filing does not materially and adversely affect the borrower’s, the guarantors’, the borrower sponsors’ or property manager’s obligations, or with respect to the property manager, the replacement of such property manager, (c) clause (iii) above, the trailing 12-month DSCR being at least 1.35x for two consecutive calendar quarters, (d) clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the affiliated property manager with a third-party property manager that constitutes a qualified property manager under The Hollywood Collection Whole Loan documents or (e) clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under The Hollywood Collection Whole Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the borrower sponsors or an affiliated property manager or (iii) the trailing 12-month period DSCR falling below 1.25x, and expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, as to an involuntary filing, the filing being discharged or dismissed within 60 days, and the lender’s determination that such filing does not materially and adversely affect the borrower’s, the guarantors’, the borrower sponsors’ or the affiliated property manager’s obligations, or with respect to the property manager, the replacement of such property manager or (c) clause (iii) above, the trailing 12-month DSCR is at least 1.30x for two consecutive calendar quarters.

A “Material Tenant” means (i) LA Fitness, (ii) Target, (iii) La La Land, (iv) Marshalls or (v) any tenant at The Hollywood Collection Property that, individually or together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of The Hollywood Collection Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at The Hollywood Collection Property.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate or not to extend or renew its lease, (ii) on or prior to the Material Tenant Extension Deadline (as defined below) applicable to such Material Tenant, a Material Tenant does not extend such Material Tenant lease, (iii) on or prior to the Material Tenant Extension Deadline applicable to such Material Tenant, such Material Tenant does not give notice of its election to extend such Material Tenant lease (and, if any of clause (i), (ii) or (iii) above occurs with respect to Marshalls, such event is a “Marshalls Non-Renewal Trigger Event”), (iv) a monetary or material non-monetary event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated (in whole or in part) or is no longer in full force and effect, (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or a portion of its Material Tenant space, provided, however, the foregoing will not apply to Target unless, at the time of such “go dark” event, Target either (a) fails to satisfy a long term unsecured debt rating of at least “BBB-” by S&P, “Baa3” by Moody’s and “BBB-” by Fitch (the “Required Ratings”) or (b) “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at all or a portion of its Material Tenant space during the last 12 months of The Hollywood Collection Whole Loan term, (viii) a Material Tenant announcing or disclosing publicly its intention to relocate from or vacate all or any portion of its Material Tenant space, (ix) if all or a material portion of a Material Tenant space is marketed for sublease by or on behalf of a Material Tenant other than a sublease for an immaterial portion of the applicable Material Tenant space intended to be an amenity for shoppers such as a Starbucks in the Material Tenant space related to Target, provided any such sublease does not exceed 5% of the square footage of such Material Tenant space and, other than a Permitted Affiliate Lease (as defined below), is not leased to an affiliate of the borrower, the guarantors, the borrower sponsors or any affiliated property manager or (x) if the debt rating of a Material Tenant or its lease guarantor fails to satisfy the Required Ratings; provided, however, that the foregoing requirement will not apply to La La Land or LA Fitness, and expiring upon, with respect to (a) clauses (i), (ii), (iii), (vi), (vii), (viii) and (ix) above, (1) the applicable Material Tenant lease is extended with respect to all or substantially all of the applicable Material Tenant space or (2) all substantially all of the applicable Material Tenant space is leased under one or more qualified leases provided that, in each case, the occupancy conditions have been satisfied as reasonably determined by the lender, (b) clause (i) above, the unconditional revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its Material Tenant lease, (c) clause (iv) above, a cure of the applicable event of default, (d) clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) clause (vii) above, the applicable Material Tenant re-commences its operations and the conduct of business in the ordinary course at its Material Tenant space or the applicable portion thereof, as the case may be, such that it is no longer dark, and has not vacated or ceased to conduct business in the ordinary course at the applicable property or a portion thereof, (f) clause (viii) above, the unconditional retraction by the applicable Material Tenant of all announcements or disclosures of its intention to relocate from or vacate any portion of its Material Tenant space, (g) clause (ix) above, the unconditional cessation of all marketing efforts by or on behalf of the applicable Material Tenant with respect to its Material Tenant space, (h) clause (x) above, the debt rating of the applicable Material Tenant or the applicable lease guarantor is raised or otherwise modified such that it satisfies the Required Ratings and (i) if the Material Tenant Trigger Event is caused solely by a Marshalls Non-Renewal Trigger Event, the first to occur of (a) the satisfaction of Marshalls Renewal Requirements and (b) the date that amounts on deposit in the Marshalls subaccount equal or exceed the Marshalls Renewal Reserve Cap.

A “Material Tenant Extension Deadline” means (i) with respect to Marshalls, the date which is six months prior to the expiration of its lease, (ii) with respect to LA Fitness, the date which is 10 months prior to the expiration of its lease, (iii) with respect to Target, the date which is 12 months prior to the expiration of its lease, (iv) with respect to La La Land, the date which is 12 months prior to the expiration of its lease and (v) with respect to any other Material Tenant, the date which is the earlier of (a) 12 months prior to the then-applicable expiration date under its Material Tenant lease and (b) the date by which a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend such Material Tenant lease.

“Marshalls Renewal Requirements” mean such Material Tenant lease will include, at a minimum, (i) an annual rental of $13.20 per square foot, (ii) terms for a triple net lease and (iii) an extension term of at least 36 months from the current Marshalls lease termination date.

A “Permitted Affiliate Lease” means the borrower will be permitted to lease space at The Hollywood Collection Property to an affiliate of the guarantors, provided that (i) the space leased is not in excess of 15,000 square feet and (ii) such lease contains commercially reasonable terms (including terms relating to free rent, tenant allowances or tenant improvements) consistent with existing local market terms for similar properties, as reasonably approved by the lender.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$23,850,000	Title(2):	Fee Simple
Cut-off Date Principal Balance:	$23,850,000	Property Type –Subtype:	Other – Leased Fee
% of IPB:	3.0%	Net Rentable Area (SF):	629,088
Loan Purpose:	Refinance	Location:	Various
Borrowers:	Integrated Eastchase Holdings LLC, Three Property Holdings of Quad Cities LLC and Windsong Equity Holdings LLC	Year Built / Renovated:	Various / Various
Borrower Sponsors:	Mark Graham, Michael Shabsels and David Shabsels	Occupancy:	100.0%
Interest Rate:	6.39500%	Occupancy Date:	6/24/2025
Note Date:	6/24/2025	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	7/6/2035	3rd Most Recent NOI (As of)(3)(4):	$2,193,624 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3)(4):	$3,080,489 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of)(3):	$3,861,376 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$1,695,000
Call Protection:	L(24),YM1(89),O(7)	UW Expenses:	$0
Lockbox / Cash Management:	Hard/In Place	UW NOI:	$1,695,000
Additional Debt:	No	UW NCF:	$1,695,000
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$29,820,000 / $47
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap		Leased Fee	Look-Through
Taxes:	$0	$0	N/A	Cut-off Date Loan / SF:	NAP	$38
Insurance:	$0	$0	N/A	Maturity Date Loan / SF:	NAP	$38
Replacement Reserve:	$0	$0	N/A	Cut-off Date LTV(5):	80.0%	29.6%
TI/LC:	$0	$0	N/A	Maturity Date LTV(5):	80.0%	29.6%
Other(1):	$129,844	$0	N/A	UW NCF DSCR(6):	1.10x	2.16x
				UW NOI Debt Yield(6):	7.1%	14.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,850,000	96.0%	Loan Payoff	$23,862,564	96.1%
Borrower Equity	991,858	4.0	Closing Costs(7)	849,450	3.4
			Reserves	129,844	0.5
Total Sources	$24,841,858	100.0%	Total Uses	$21,841,858	100.0%
(1)	Other includes an approximately $129,844 reserve for a force place insurance fund.
(2)	The Leeton Leased Fee Portfolio Mortgage Loan (as defined below) is secured by the borrowers’ fee simple interest in three land parcels (collectively, the “Leeton Leased Fee Portfolio Properties”), which are improved by four multifamily buildings and one retail building (collectively, the “Improvements”) located across Texas, Indiana, Iowa and Illinois.
(3)	The borrower sponsors acquired the fee simple interest of the Leeton Leased Fee Portfolio Properties between August 2023 and November 2024. The Leeton Leased Fee Portfolio Properties (collateral) and the Improvements (non-collateral) were subsequently bifurcated and the three ground leases commenced at various dates between August 2023 to November 2024. Historical NOI performance is based on the “look-through” of the Improvements (non-collateral) net operating income under seller-management, as described below under “Operating History and Underwritten Net Cash Flow”.
(4)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is due to the 2022 operating statements being unavailable for the Quad Cities properties.
(5)	Leased Fee Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the Leeton Leased Fee Portfolio Mortgage Loan and the aggregate of the Leased Fee Value of the Ground Leases totaling $29,820,000. The Look Through Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the Hypothetical As-Is Market Value of the Leased Fee totaling $80,700,000.
(6)	Financial Information is based on (a) the in-place ground rent for each property in the portfolio and (b) the underwritten “look-through” of Improvements (non-collateral) net operating income of $3,342,284, as described below under “Operating History and Underwritten Net Cash Flow”.
(7)	Closing costs include a rate buydown of $238,500.

The Loan. The Leeton Leased Fee Portfolio mortgage loan (the “Leeton Leased Fee Portfolio Mortgage Loan”) is secured by a first priority fee mortgage encumbering the land beneath three assets across five properties, all of which land is encumbered by three individual ground leases. The Leeton Leased Fee Portfolio Properties encompass

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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approximately 2.9 million square feet of land on 67.7 acres located across Texas, Indiana, Iowa and Illinois. The buildings constructed on the properties are not collateral for the Leeton Leased Fee Portfolio Mortgage Loan, totaling 629,088 SF. The ground lessees hold title to the Improvements during the terms of the ground leases, while each Leeton Leased Fee Portfolio borrower has a reversionary interest in the related Improvements upon expiration of the applicable ground lease terms. However, the Improvements are 100.0% owned by the ground lessee pursuant to the ground leases, and the payment stream to support the debt service will come from the ground rent encumbering the three leasehold properties. The Leeton Leased Fee Portfolio Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest at a rate of 6.39500% per annum on an Actual/360 basis.

The borrower sponsors for the Leeton Leased Fee Mortgage Loan are Mark Graham, Michael Shabsels and David Shabsels. The borrowing entities controlled by the borrower sponsors acquired the fee simple interests in the Leeton Leased Fee Portfolio Properties between August 2023 and November 2024. At the closing of the acquisitions, the acquiring limited liability companies simultaneously conveyed the leasehold interests to Michael and David Shabsels, separating the fee and leasehold estates and entering into 99-year ground leases. Upon bifurcating the leased fee and leasehold positions, Leeton Real Estate (owned by Mark Graham) received financing on the leased fee positions, and Michael and David Shabsels received financing on the leasehold positions (the “Leasehold Mortgage Loan”). The Leasehold Mortgage Loan totaled approximately $34.0 million and is guaranteed by a personal guaranty from Michael Shabsels.

The borrowing entities are the ground lessors and are party to such ground leases, which commenced between August 2023 and November 2024 and expire between August 2122 and November 2123, with no renewal options. The ground leases are absolute net and structured with flat rental payments for the first 10 years of the ground lease terms. Starting in the 11th year, rental payments under the ground leases increase by approximately 21%, with approximately 10% increases every five years thereafter.

The Properties. The Leeton Leased Fee Portfolio Properties consist of three land parcels containing four multifamily buildings and one retail building totaling 629,088 SF located across Texas, Indiana, Iowa and Illinois. The collateral does not include the Improvements constructed on such parcels of land.

The following tables present certain information relating to the Leeton Leased Fee Portfolio Properties:

Portfolio Summary
Property	Ground Lease Expiration	Leased Fee UW NOI(1)	% of UW NOI(1)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(2)
Eastchase	8/1/2122	$825,000	48.7%	$11,350,000	47.6%	$14,000,000
Teal Run	11/13/2123	$475,000	28.0%	$6,800,000	28.5%	$8,640,000
Quad Cities	11/20/2123	$395,000	23.3%	$5,700,000	23.9%	$7,180,000
Total / Wtd. Avg.		$1,695,000	100.0%	$23,850,000	100.0%	$29,820,000
(1)	Information is based on the underwritten rent rolls.
(2)	Information is based on the appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Look-Through Portfolio Summary
Property	City, State(1)	Property Type/Subtype(1)	NRA (SF)(2)(3)	Year Built(1)	Occ. %(2)	Look Through UW NOI(2)	% of UW NOI(2)	As-Is Fee Simple Appraised Value(1)(4)
Eastchase	Fort Worth, TX	Retail/Anchored	261,730	1994	79.2%	$1,734,748	51.9%	$46,000,000
Teal Run	Indianapolis, IN	Multifamily/Garden	184,128	1982	98.0%	$1,046,901	31.3%	$17,000,000
Quad Cities	Davenport, IA; Moline, IL; Bettendorf, IA	Multifamily/Garden	183,230	1967	89.8%	$560,642	16.8%	$17,700,000
Total / Wtd. Avg.			629,088			$3,342,290	100.0%	$80,700,000
(1)	Information is based on the appraisals.
(2)	Information is based on the underwritten rent rolls.
(3)	NRA (SF) represents the square footage of the underlying improvements. The land area is approximately 2.9 million square feet.
(4)	The As-Is Fee Simple Appraised Value assumes the properties are unencumbered by the ground leases.

Eastchase (41.6 % of NRA; 47.6% of ALA) – The Eastchase property is a 261,730 SF anchored retail center located in Fort Worth, Texas. The Eastchase property was built in 1994 on a 44.67-acre site with 2,007 parking spaces (approximately 7.7 spaces per 1,000 square feet). As of March 1, 2025, the Eastchase property was 79.2% leased to 24 tenants. The Eastchase property is anchored by AMC Theaters, Spec’s Wine and Spirits, Ross Dress for Less and Marshalls.

The following table presents information relating to the largest tenants at the Eastchase property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
AMC Theaters	NR/NR/NR	39,136	15.0%	$8.50	$332,656	12.0%	1/31/2029
Spec’s Wine, Spirits	NR/NR/NR	30,080	11.5	$13.20	397,056	14.3	12/31/2027
Ross Dress for Less	NR/NR/NR	27,102	10.4	$11.04	299,206	10.8	1/31/2031
Marshalls	NR/NR/NR	25,950	9.9	$7.00	181,650	6.5	5/31/2027
Harbor Freight Tools	NR/NR/NR	18,670	7.1	$13.00	242,710	8.7	9/30/2032
Five Largest Tenants		140,938	53.9%	$10.31	$1,453,278	52.4%
Remaining Occupied		66,365	25.4%	$19.91	1,321,612	47.6
Total Occupied		207,303	79.2%	$13.39	$2,774,890	100.0%
Vacant Space		54,381	20.8
Collateral Total		261,684	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents information relating to the tenant rollover schedule at the Eastchase property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	54,381	20.8%	NAP	NAP	54,381	20.8%	NAP	NAP
MTM & 2025	2	8,293	3.2	$175,984	6.3%	62,674	24.0%	$175,984	6.3%
2026	3	7,850	3.0	207,999	7.5	70,524	27.0%	$383,983	13.8%
2027	5	73,381	28.0	838,324	30.2	143,905	55.0%	$1,222,307	44.0%
2028	5	16,171	6.2	273,614	9.9	160,076	61.2%	$1,495,921	53.9%
2029	2	41,926	16.0	416,356	15.0	202,002	77.2%	$1,912,277	68.9%
2030	2	7,910	3.0	170,698	6.2	209,912	80.2%	$2,082,974	75.1%
2031	1	27,102	10.4	299,206	10.8	237,014	90.6%	$2,382,180	85.8%
2032	3	22,670	8.7	338,710	12.2	259,684	99.2%	$2,720,890	98.1%
2033	1	2,000	0.8	54,000	1.9	261,684	100.0%	$2,774,890	100.0%
2034	0	0	0.0	0	0.0	261,684	100.0%	$2,774,890	100.0%
2035 & Beyond	0	0	0.0	0	0.0	261,684	100.0%	$2,774,890	100.0%
Total / Wtd. Avg.	24	261,684	100.0%	$2,774,890	100.0%
(1)	Based on the underwritten rent rolls dated March 1, 2025.

Teal Run (29.3% of NRA; 28.5% of ALA) – The Teal Run property is a 153-unit garden multifamily building located in Indianapolis, Indiana. The Teal Run property was built in 1982 and consists of 56 one-bedroom, one-bathroom units and 97 two-bedroom, one-bathroom units. Project amenities include a business center, clubhouse, common laundry, an on-site manager, playground, fitness center and covered parking. Unit amenities include air conditioning, balconies/patios, dishwashers, microwaves and walk-in closets. The average asking rents are $1,128 per square foot. As of March 16, 2025, the Teal Run property was 98.0% occupied.

Unit Summary(1)
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy %	Average Monthly Rental Rate(2)
1BR / 1BA	56	36.6%	54	96.4%	$1,010
2BR / 1BA	97	63.4%	96	99.0%	$1,194
Total/Wtd. Avg.	153	100.0%	150	98.0%	$1,128
(1)	Based on the underwritten rent roll as of March 16, 2025, unless otherwise indicated.
(2)	Average Monthly Rental Rate is calculated based on the in-place contract rent of the Occupied Units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Quad Cities (29.1% of NRA; 23.9% of ALA) – The Quad Cities properties consist of three garden multifamily properties totaling an aggregate of 226 units located in Davenport, Iowa, Moline, Illinois and Bettendorf, Iowa. The Quad Cities properties were built in 1967 and include 16 studio units, 86 one-bedroom, one-bathroom units, 112 two-bedroom, one-bathroom units, five three-bedroom, one-bathroom units and seven three-bedroom, two-bathroom units. Project amenities include surface parking and common area laundry. As of March 28, 2025, the Quad Cities properties were 89.8% occupied.

Unit Summary(1)
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy %	Average Monthly Rental Rate(2)
Studio	16	7.1%	15	93.8%	$619
1BR / 1BA	86	38.1%	81	94.2%	$717
2BR / 1BA	112	49.6%	99	88.4%	$821
3BR / 1BA	5	2.2%	2	40.0%	$1,020
3BR / 2BA	7	3.1%	6	85.7%	$1,027
Total/Wtd. Avg.	226	100.0%	203	89.8%	$772
(1)	Based on the underwritten rent roll as of March 28, 2025, unless otherwise indicated.
(2)	Average Monthly Rental Rate is calculated based on the in-place contract rent of the Occupied Units.

Environmental. According to the Phase I environmental reports dated March 28, 2025, there were no recognized environmental conditions identified at the Leeton Leased Fee Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Leeton Leased Fee Portfolio Properties:

Underwritten Cash Flow
Underwritten
Base Rent(1)	$1,695,000
Gross Potential Income	$1,695,000
Total Recoveries	0
Effective Gross Income	$1,695,000
Total Expenses	$0
Net Operating Income	$1,695,000
TI/LC	0
Cap Ex	0
Net Cash Flow	$1,695,000
(1)	Base rent has been underwritten to in-place ground rent for each property in the Leeton Leased Fee Portfolio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Leeton Leased Fee Portfolio

Look-Through of the Improvements (Non- Collateral)(1)
	2022(2)	2023(2)	2024	Underwritten	Per SF	%(3)
Commercial
Base Rent	$2,508,690	$2,956,474	$3,012,768	$2,774,891	$4.41	57.0%
Vacancy Gross Up	53,812	7,176	8,969	922,346	1.47	18.9
Percentage Rent	132,428	0	0	0	0.00	0.0
Gross Potential Income	$2,694,930	$2,963,650	$3,021,737	$3,697,237	$5.88	75.9%
Reimbursements	1,166,722	1,037,179	1,152,390	1,152,390	1.83	23.7
Other Income	(32,425)	11,429	19,585	19,585	0.03	0.4
Net Rental Income	$3,829,227	$4,012,258	$4,193,712	$4,869,212	$7.74	100.0%
(Vacancy/Credit Loss)	0	0	(20,925)	(922,346)	(1.47)	(18.9)
Commercial Effective Gross Income	$3,829,227	$4,012,258	$4,172,787	$3,946,866	$6.27	81.1%

Multifamily
Gross Potential Rent	$1,880,798	$3,847,580	$3,902,616	$4,185,156	$6.65	92.8%
Other Income	254,754	319,827	486,156	327,043	0.52	7.2
Gross Potential Income	$2,135,552	$4,167,407	$4,388,772	$4,512,199	$7.17	100.0%
(Vacancy/Credit Loss)	(260,997)	(490,222)	0	(350,238)	(0.56)	(7.8)
Multifamily Effective Gross Income	$1,874,555	$3,677,185	$4,388,772	$4,161,961	$6.62	92.2%

Total Effective Gross Income	$5,703,782	$7,689,443	$8,561,559	$8,108,827	$12.89	100.0%

Taxes	868,662	899,195	1,057,885	1,072,015	1.70	13.2%
Insurance	115,187	286,515	516,262	312,186	0.50	3.8
Management Fee	159,868	223,332	273,958	243,265	0.39	3.0
Ground Rent	1,300,000	1,695,000	1,695,000	1,695,200	2.69	20.9
Other Expenses	1,066,442	1,504,912	1,157,078	1,443,877	2.30	17.8
Total Expenses	$3,510,159	$4,608,954	$4,700,183	$4,766,543	$7.58	58.8%
Net Operating Income	$2,193,623	$3,080,489	$3,861,376	$3,342,284	$5.31	41.2%
TI/LC	0	0	0	0	0.00	0.0
Cap Ex	0	0	0	0	0.00	0.0
Net Cash Flow	$2,193,623	$3,080,489	$3,861,376	$3,342,284	$5.31	41.2%
(1)	The table represents the look-through cash flow for the Improvements that are not collateral for the Leeton Leased Fee Portfolio Mortgage Loan.
(2)	The increase from 2022 to 2023 is due to the 2022 operating statements being unavailable for the Quad Cities properties.
(3)	% represents percentage of Net Rental Income for the commercial fields, percentage of Gross Potential Income for the multifamily fields and percentage of Total Effective Gross Income for all Other Fields.

The Markets.

Eastchase – The Eastchase property is located in the Dallas/Fort Worth market and the East Fort Worth submarket. According to the appraisal, as of the fourth quarter of 2024, the Dallas/Fort Worth market had a vacancy rate of 4.4% and asking rents of $20.13 per square foot. As of the fourth quarter of 2024, the East Fort Worth submarket had a vacancy rate of 2.6% and asking rents of $14.67 per square foot. According to the appraisal, the 2024 population and median income in a one-, three- and five-mile radius was 11,057, 77,324 and 251,423 and $69,786, $75,657 and $61,614, respectively.

Teal Run – The Teal Run property is located in the Indianapolis-Carmel-Anderson, IN market and the East Indianapolis submarket. According to the appraisal, as of the fourth quarter of 2024, the Indianapolis-Carmel-Anderson, IN market had a vacancy rate of 5.0% with low-rise asking rents of $1,253 per unit. As of the fourth quarter of 2024, the East Indianapolis submarket had a vacancy rate of 5.0% and low-rise asking rents of $1,115. According to the appraisal, the 2024 population and median income in a one-, three- and five-mile radius were 12,296, 85,085 and 165,644 and $48,796, $54,608 and $55,776, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Leeton Leased Fee Portfolio

Quad Cities – The Quad Cities properties are located in the Davenport-Moline Metro market. As of the third quarter of 2024, the Davenport-Moline Metro market had a vacancy rate of 3.3% and asking rents of $860 per unit. The Davenport-Moline metropolitan area had a 2024 population of 380,564 and median household income of $68,095.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 12 – CorePharma Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type - Subtype:	Industrial – Flex / R&D
% of IPB:	2.5%	Net Rentable Area (SF):	91,777
Loan Purpose:	Refinance	Location:	Various, NJ
Borrowers:	DAP Dhaduk Limited Liability Company, DAP Dhaduk X LLC and DAP Dhaduk III, LLC	Year Built / Renovated:	1982 / Various
Borrower Sponsor:	Vithalbhai Dhaduk	Occupancy:	100.0%
Interest Rate:	7.30000%	Occupancy Date:	3/5/2025
Note Date:	3/5/2025	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	3/6/2035	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	Most Recent NOI (As of)(1):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$2,701,244
Call Protection:	L(28),D(88),O(4)	UW Expenses:	$562,422
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,138,822
Additional Debt:	No	UW NCF:	$2,041,457
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$35,700,000 / $389
Additional Debt Type:	N/A	Appraisal Date:	2/3/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$218
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$218
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	56.0%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV:	56.0%
TI / LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.38x
Material Tenant Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	100.0%	Loan Payoff	$7,645,751	38.2%
			Other Debt	6,521,714	32.6
			Return of Equity	5,540,256	27.7
			Closing Costs	292,279	1.5
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%
(1)	Historical financial information is not shown as the CorePharma Portfolio Properties (as defined below) are leased to a single tenant on a triple-net basis.

The Loan. The CorePharma Portfolio mortgage loan (the “CorePharma Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $20,000,000 and is secured by the borrowers’ fee interest in a 91,777 square foot portfolio consisting of two industrial properties located in New Jersey (each, a “CorePharma Portfolio Property”, and collectively, the “CorePharma Portfolio Properties”). The CorePharma Portfolio Mortgage Loan has a 10-year term, is interest only for the entire term and accrues interest at a fixed rate of 7.30000% per annum on an Actual/360 basis.

The Properties.

Middlesex – The Middlesex mortgaged property is a 58,277 square foot industrial flex research and development property located in Middlesex, New Jersey. The Middlesex mortgaged property was built in 1982, renovated in 2019 and consists of two, one- and two-story buildings situated on an approximately 2.9-acre site. The Middlesex mortgaged property features three dock-high doors, 13.0% of office space and clear ceiling heights of 21 feet. Onsite parking includes a total of approximately 82 parking spaces resulting in a parking ratio of 1.4 spaces per 1,000 square feet. As of March 5, 2025, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 12 – CorePharma Portfolio

Middlesex mortgaged property was 100.0% occupied by CorePharma, LLC (“CorePharma”), a developer & manufacturer of branded & generic pharmaceuticals.

Somerset – The Somerset mortgaged property is a 33,500 square foot industrial flex research and development property located in Somerset, New Jersey. The Somerset mortgaged property was built in 1982 and consists of a one-story building situated on an approximately 2.1-acre site. The Somerset mortgaged property features three dock-high doors, 13.0% of office space and clear ceiling heights of 21 feet. Onsite parking includes a total of 35 parking spaces resulting in a parking ratio of 1.0 spaces per 1,000 square feet. As of March 5, 2025, the Somerset mortgaged property was 100.0% occupied by CorePharma.

Sole Tenant.

CorePharma (91,777 square feet; 100.0% of NRA; 100.0% of underwritten base rent). CorePharma is a developer & manufacturer of branded & generic pharmaceuticals across a variety of dosage forms and therapeutic categories. Founded in 1998, CorePharma offers services in contract development for a variety of dosage forms as well as complex niche formulations. CorePharma offers contract manufacturing services in the oral solid dosage space for tablets and capsules products, with an annual capacity exceeding two billion dosage units.

CorePharma has been at the Middlesex mortgaged property since June 2002 and expanded into an additional 19,973 square feet in February 2005 and has been at the Somerset mortgaged property since August 2024. As part of the refinancing, CorePharma extended its leases at both CorePharma Portfolio Properties through February 2038, at a weighted average base rental rate of $24.85 per square foot triple-net. The leases have no renewal options remaining and no termination options. CorePharma subleases approximately 15,000 square feet to Solaris Pharma Corp. at the Somerset mortgaged property under a sublease that commenced on September 1, 2024, and expires on December 31, 2030. Solaris Pharma Corp. pays a base rent of $23.50 per square foot with $0.50 per square foot annual rent escalations. Solaris Pharma Corp. has two, five-year renewal options.

The following table presents certain information relating to the historical and current occupancy of the CorePharma Portfolio Properties:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of March 5, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 12 – CorePharma Portfolio

The following table presents certain information relating to the sole tenant at the CorePharma Portfolio Properties:

Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
CorePharma	Middlesex	NR/NR/NR	38,304	41.7%	$27.50	$1,053,360	46.2%	2/28/2038
CorePharma(2)	Somerset	NR/NR/NR	33,500	36.5%	$20.25	$678,375	29.7%	2/28/2038
CorePharma	Middlesex	NR/NR/NR	19,973	21.8%	$27.50	$549,258	24.1%	2/28/2038
Occupied Collateral Total / Wtd. Avg.			91,777	100.0%	$24.85	$2,280,993	100.0%

Vacant Space			0	0.0%

Collateral Total			91,777	100.0%

(1)	Based on the underwritten rent roll dated March 5, 2025.
(2)	CorePharma subleases approximately 15,000 square feet to Solaris Pharma Corp. at the Somerset mortgaged property under a sublease that commenced on September 1, 2024 and expires on December 31, 2030. Solaris Pharma Corp. pays an annual base rent of $23.50 per square foot with $0.50 per square foot annual rent escalations. Solaris Pharma Corp. has two, five-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the CorePharma Portfolio Properties:

Lease Rollover Schedule(1)
	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2033	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2034	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2035	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2036 & Beyond	3	91,777	100.0%	$2,280,993	100.0%	91,777	100.0%	$2,280,993	100.0%
Total	3	91,777	100.0%	$2,280,993	100.0%
(1)	Based on the underwritten rent roll dated March 5, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

149

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 12 – CorePharma Portfolio

The following table presents certain information relating to the underwritten cash flows at the CorePharma Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$2,280,993	$24.85	80.2%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$2,280,993	$24.85	80.2%
Total Reimbursements	562,422	6.13	19.8
Other Income	0	0.00	0.0
Net Rental Income	$2,843,415	$30.98	100.0%
(Vacancy/Credit Loss)	(142,171)	(1.55)	(5.0)
Effective Gross Income	$2,701,244	$29.43	95.0%

Total Expenses	562,422	6.13	20.8

Net Operating Income	$2,138,822	$23.30	79.2%

Total TI/LC, Capex/RR	97,365	1.06	3.6

Net Cash Flow	$2,041,457	$22.24	75.6%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Based on the underwritten rent roll dated March 5, 2025.

Environmental. According to the Phase I environmental assessments dated February 10, 2025, there was no evidence of any recognized environmental conditions at the CorePharma Portfolio Properties.

The Markets. The Middlesex mortgaged property is located in Middlesex, New Jersey in the Western Rt 287 industrial submarket within the New York - NY industrial market. According to a third-party market research report, as of January 2025, the Western Rt 287 industrial submarket had approximately 36.8 million square feet of inventory, an overall vacancy rate of approximately 2.9% and an asking rental rate of $14.37 per square foot. As of January 2025, the New York - NY industrial market had approximately 889.4 million square feet of inventory, an overall vacancy rate of approximately 7.0% and an asking rental rate of $19.69 per square foot. According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the Middlesex mortgaged property located at 245-249 Wagner Street was 15,915, 91,577 and 239,576, respectively, and the estimated 2025 average household income within the same radii was $147,073, $152,436 and $151,254, respectively.

The Somerset mortgaged property is located in Somerset, New Jersey in the Somerset industrial submarket within the Northern New Jersey - NJ industrial market. According to a third-party market research report, as of January 2025, the Somerset industrial submarket had approximately 39.0 million square feet of inventory, an overall vacancy rate of approximately 5.6% and an asking rental rate of $15.26 per square foot. As of January 2025, the Northern New Jersey - NJ industrial market had approximately 260.0 million square feet of inventory, an overall vacancy rate of approximately 5.5% and an asking rental rate of $15.74 per square foot. According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the Somerset mortgaged property was 6,219, 69,038 and 224,147, respectively, and the estimated 2025 average household income within the same radii was $152,568, $150,699 and $143,183, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 12 – CorePharma Portfolio

The following table presents certain information relating to comparable industrial leases for the Middlesex mortgaged property:

Comparable Industrial Rental Summary(1)
Property Name / Location	Year Built / Renovated	Gross Building Area (SF)	Clear Height	Tenant Name	Tenant Size (SF)	Base Rent PSF	Commencement	Lease Term (Years)
236-237 Lackland Drive and 245-249 Wagner Street Middlesex, NJ	1982 / 2019	58,277(2)	21’	CorePharma(2)	58,277(2)	$27.50(2)	Jun-02(2)	35.7(2)
301 College Road Princeton, NJ	1978 / NAP	64,812	14'	Syneos	43,865	$28.00	Jun-24	10.0
2 Commerce Drive Cranbury, NJ	1988 / 2010	69,000	20'	MJH Life Sciences	69,000	$26.50	Dec-23	18.4
77 Corporate Drive Bridgewater, NJ	2011 / NAP	208,803	15'	Avantor	61,120	$33.50	Jun-23	13.0
Princeton Innovation Campus 311 Pennington Rocky Hill Road Pennington, NJ	1962 / 2017	1,216,368	16'	Enzene Biosciences	55,921	$40.00	Jun-23	12.0
INQ 400 400 Devon Park Drive Wayne, PA	1969 / 2024	138,065	20' - 24’	DSM Biomedical	76,793	$28.00	Nov-24	15.0
Spring Mill 2-30 Spring Mill Drive Malvern, PA	1988 / NAP	76,561	18'	Venatorx	24,583	$31.00	Sep-23	5.0
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 5, 2025.

The following table presents certain information relating to comparable industrial leases for the Somerset mortgaged property:

Comparable Industrial Rental Summary(1)
Property Name / Location	Year Built / Renovated	Gross Building Area (SF)	Clear Height	Tenant Name	Tenant Size (SF)	Base Rent PSF	Commencement	Lease Term (Years)
49 Napoleon Court Somerset, NJ	1982 / NAP	33,500(2)	21’	CorePharma(2)	33,500(2)	$20.25(2)	Aug-24(2)	13.5(2)
301 College Road Princeton, NJ	1978 / NAP	64,812	14'	Syneos	43,865	$28.00	Jun-24	10.0
2 Commerce Drive Cranbury, NJ	1988 / 2010	69,000	20'	MJH Life Sciences	69,000	$26.50	Dec-23	18.4
300 Columbus Circle Edison, NJ	1983 / NAP	122,710	18'	DRS Imaging Services	13,352	$16.00	Sep-23	5.0
Oaklands Corporate Center 436 Creamery Way Exton, PA	1991 / NAP	72,300	19' 6”	US Medical Equipment	35,983	$18.00	May-23	10.0
INQ 400 400 Devon Park Drive Wayne, PA	1969 / 2024	138,065	20' - 24’	DSM Biomedical	76,793	$28.00	Nov-24	15.0
222 New Road Parsippany-Troy Hills, NJ	1988 / NAP	150,000	22'	Motion Industries	30,809	$15.00	Aug-24	7.0
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 5, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 13 – Menlo Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance:	$18,000,000	Property Type - Subtype:	Mixed Use – Office / Retail
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	53,807
Loan Purpose:	Refinance	Location:	Menlo Park, CA
Borrower:	Tan I, LLC	Year Built / Renovated:	1989 / NAP
Borrower Sponsor:	Youritan Construction Company	Occupancy:	81.0%
Interest Rate:	6.60000%	Occupancy Date:	5/20/2025
Note Date:	5/22/2025	4th Most Recent NOI (As of):	$3,325,445 (12/31/2022)
Maturity Date:	6/6/2035	3rd Most Recent NOI (As of):	$3,267,303 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,844,415 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$2,915,933 (TTM 3/31/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	86.4%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$4,739,484
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,569,649
Lockbox / Cash Management:	Springing	UW NOI:	$3,169,834
Additional Debt:	No	UW NCF:	$3,105,266
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$59,900,000 / $1,113
Additional Debt Type:	N/A	Appraisal Date:	3/31/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$335
Taxes:	$79,350	$26,450	N/A	Maturity Date Loan / SF:	$315
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	30.1%
TI/LC(2):	$300,000	Springing	$300,000	Maturity Date LTV:	28.3%
Deferred Maintenance:	$15,896	$0	N/A	UW NCF DSCR:	2.25x
Other Reserve(3):	$166,548	$0	N/A	UW NOI Debt Yield:	17.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,000,000	100.0%	Loan Payoff	$16,428,471	91.3%
			Return of Equity	669,247	3.7
			Upfront Reserves	561,794	3.1
			Closing Costs	340,488	1.9
Total Sources	$18,000,000	100.0%	Total Uses	$18,000,000	100.0%
(1)	The borrower is required to escrow 1/12th of the annual estimated insurance payments; however, the lender will not require the borrower to make monthly deposits for insurance premiums, provided that, among other conditions, no event of default has occurred and the Menlo Center Property (as defined below) is insured under a blanket policy. The Menlo Center Property is currently insured under a blanket policy.
(2)	The borrower is required to escrow approximately $4,484 on each monthly payment date for general tenant improvements and leasing commissions, capped at $300,000. The TI/LC reserve is currently suspended.
(3)	The Other Reserves represents (i) $141,448 in outstanding tenant improvements and leasing commissions and (ii) $25,100 for a ground rent reserve.

The Loan. The Menlo Center mortgage loan (the “Menlo Center Mortgage Loan”) is secured by the borrower’s fee and leasehold interests in a 53,807 square foot mixed-use office / retail property located in Menlo Park, California (the “Menlo Center Property”). The Menlo Center Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $18,000,000, has a 10-year term, is interest-only for an initial five-year period and accrues interest at a fixed rate of 6.60000% per annum on an Actual/360 basis.

The Property. The Menlo Center Property is a 53,807 square foot mixed-use office / retail property located in Menlo Park, California. The Menlo Center Property was originally constructed in 1989 and sits on 1.66 acres. The Menlo Center Property consists of one, three-story mixed-use building with a courtyard area and an underground and above-ground parking garage with 266 parking spaces. The Menlo Center Property consists of 38,432 square feet of office space (approximately 71.4% of NRA; 86.1% of underwritten base rent) on the second and third floor of the Menlo Center Property and 15,375 square feet of ground-floor retail space (approximately 28.6% of NRA; 13.9% of underwritten base rent). As of May 20, 2025, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 13 – Menlo Center

Menlo Center Property was 81.0% leased to eight national, regional and local tenants. The fee and leasehold estate was purchased by the borrower sponsor in 1996 for $16.2 million.

There is a ground lease on the Menlo Center Property with an initial term of 40 years. The lease term commenced in 1988 and has an initial expiration date of July 31, 2028, with a final expiration of July 31, 2078 (inclusive of all ground lease renewal options). The borrower has 10, five-year renewal options that can be exercised after the July 2028 expiration date. There are currently 53 years remaining on the fully extended ground lease term. There are rent adjustments that occur every five years and the rent is set at an annual rate equal to 10% of the calculated value of the “leased land”. The calculated value of the “leased land” is the product of the value of the Menlo Center Property as determined by the lessor and lessee and the Fixed Percentage (defined as 2.82839%). The most recent rent adjustment occurred on August 1, 2023 and resulted in an annual ground rent of $145,134 per annum. Additionally, there is an annual rent increase pursuant to a CPI adjustment as outlined in the ground lease. The current ground rent is $150,601 per annum, which is approximately 3.2% of the underwritten effective gross income.

Major Tenants. The three largest tenants at the Menlo Center Property are Analysis Group, Juniper Hill Capital Mgmt LP (“Juniper Hill”) and Kepler’s 2020 FPC (“Kepler’s”).

Analysis Group (16,969 square feet; 31.5% of NRA; 42.3% of underwritten base rent). Analysis Group is an international economics consulting firm that provides expertise in economics, finance, health care analytics and strategy to top law firms, Fortune Global 500 companies and government agencies worldwide. Analysis Group has more than 1,500 professionals across 15 offices in North America, Europe and Asia. Analysis Group has been at the Menlo Center Property since 2002 and extended its lease in January 2024 through December 2028. Analysis Group has one, two- or five-year renewal option remaining and no termination options.

Juniper Hill (6,457 square feet; 12.0% of NRA; 18.4% of underwritten base rent). Juniper Hill is a California-based hedge fund manager that was established in 2018 and has approximately $6.16 billion in assets under management. Juniper Hill provides investment management services to its clients, formulating investment objectives, directing and managing investments and providing reports. Juniper Hill has been at the Menlo Center Property since 2022 and has a lease through October 2027. Juniper Hill has one five-year renewal option remaining and no termination options.

Kepler’s (6,440 square feet; 12.0% of NRA; 6.1% of underwritten base rent). Kepler’s is a San Francisco Peninsula-based bookstore. Kepler’s year-end 2024 sales were approximately $3.2 million, which results in the tenant exceeding its break point of $2.8 million. Kepler’s paid $30,333 in percentage rent for the 2024 year. Kepler’s has two, five-year renewal options remaining and no termination options.

Environmental. According to the Phase I environmental assessment dated April 10, 2025, there was no evidence of any recognized environmental conditions at the Menlo Center Property.

The following table presents certain information relating to the historical and current occupancy at the Menlo Center Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
89.4%	89.4%	89.4%	81.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated May 20, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 13 – Menlo Center

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Menlo Center Property:

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Analysis Group(3)	Office	NR / NR / NR	16,969	31.5%	$93.60	$1,588,298	42.3%	12/31/2028
Juniper Hill(4)	Office	NR / NR / NR	6,457	12.0	$106.87	690,051	18.4	10/31/2027
Kepler’s(5)(6)	Retail	NR / NR / NR	6,440	12.0	$35.50	228,600	6.1	8/31/2027
Signify North America Corp(7)	Office	NR / NR / NR	4,404	8.2	$106.87	470,650	12.5	9/30/2027
Golden Gate Sotheby’s Intl.(8)	Office	NR / NR / NR	3,544	6.6	$96.00	340,224	9.1	3/31/2028
Cafe Borrone(9)	Retail	NR / NR / NR	2,738	5.1	$79.20	216,850	5.8	12/31/2030
A Good Venture LLC(10)	Retail	NR / NR / NR	1,664	3.1	$46.20	76,877	2.0	12/31/2030
VandenBossche Financial Services	Office	NR / NR / NR	1,363	2.5	$105.72	144,096	3.8	8/31/2026
Occupied Collateral Total / Wtd. Avg.			43,579	81.0%	$86.18	$3,755,646	100.0%

Vacant Space			10,228	19.0%

Collateral Total			53,807	100.0%

(1)	Based on the underwritten rent roll dated May 20, 2025 with rent steps totaling $84,832 through January 2026.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Analysis Group has one, two- or five-year lease renewal option remaining.
(4)	Juniper Hill has one, five-year lease renewal option remaining.
(5)	Kepler’s has two, five-year lease renewal options remaining.
(6)	As of the trailing 12 months ending December 2024, Kepler’s reported sales of approximately $482 per SF equating to an occupancy cost of approximately 8.0%.
(7)	Signify North America Corp has one, five-year lease renewal option remaining.
(8)	Golden Gate Sotheby’s Intl. has two, three-year lease renewal options remaining.
(9)	Cafe Borrone has two, five-year lease renewal options remaining.
(10)	A Good Venture LLC has two, five-year lease renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 13 – Menlo Center

The following table presents certain information relating to the lease rollover schedule at the Menlo Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	10,228	19.0%	NAP	NA	P	10,228	19.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		10,228	19.0%	$0	0.0%
2026	1	1,363	2.5	144,096	3.8		11,591	21.5%	$144,096	3.8%
2027	3	17,301	32.2	1,389,301	37.0		28,892	53.7%	$1,533,397	40.8%
2028	2	20,513	38.1	1,928,522	51.3		49,405	91.8%	$3,461,920	92.2%
2029	0	0	0.0	0	0.0		49,405	91.8%	$3,461,920	92.2%
2030	2	4,402	8.2	293,726	7.8		53,807	100.0%	$3,755,646	100.0%
2031	0	0	0.0	0	0.0		53,807	100.0%	$3,755,646	100.0%
2032	0	0	0.0	0	0.0		53,807	100.0%	$3,755,646	100.0%
2033	0	0	0.0	0	0.0		53,807	100.0%	$3,755,646	100.0%
2034	0	0	0.0	0	0.0		53,807	100.0%	$3,755,646	100.0%
2035	0	0	0.0	0	0.0		53,807	100.0%	$3,755,646	100.0%
2036 & Beyond	0	0	0.0	0	0.0		53,807	100.0%	$3,755,646	100.0%
Total	8	53,807	100.0%	$3,755,646	100.0%
(1)	Based on the underwritten rent roll dated May 20, 2025 with rent steps totaling $84,832 through January 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The Market. The Menlo Center Property is located in Menlo Park, California. According to the appraisal, the Menlo Center Property is located in the Menlo Park retail and office submarkets within the San Francisco retail and office markets. According to the appraisal, the San Francisco office market has a vacancy rate of approximately 22.8% and quoted rental rates of $50.83 per square foot as of the fourth quarter of 2024. Additionally, according to the appraisal, the Menlo Park office submarket has a vacancy rate of approximately 20.8% and average asking rents of $72.67 per square foot as of the fourth quarter of 2024. According to the appraisal, the San Francisco retail market has a vacancy rate of approximately 6.5% and quoted rental rates of $41.71 per square foot as of the fourth quarter of 2024. Additionally, according to the appraisal, the Menlo Park retail submarket has a vacancy rate of approximately 3.9% and average asking rents of $47.03 per square foot as of the fourth quarter of 2024.

Within a one-, three- and five-mile radius of the Menlo Center Property, the estimated 2024 population is 16,248, 172,751 and 277,506, respectively. Within the same radii, the estimated 2024 average annual household income is $241,392, $211,664 and $228,641, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 13 – Menlo Center

The following table presents certain information relating to the appraiser’s market rent conclusions for the Menlo Center Property:

Market Rent Summary(1)
	Property SF	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projections	New Tenant Improvements
Retail – Superior	2,738	$54.00 NNN	120	3.0% annually	$25.00
Retail – Large	6,440	$45.00 NNN	60	3.0% annually	$25.00
Retail – Inferior	6,197	$42.00 NNN	60	3.0% annually	$25.00
Office – Average	21,463	$96.00 NNN	60	3.0% annually	$25.00
Office – Large	16,969	$90.00 NNN	60	3.0% annually	$25.00
(1)	Source: Appraisal.

The following table presents certain information relating to the operating history and underwritten cash flows at the Menlo Center Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per SF	%(2)
Gross Potential Rent	$4,361,563	$4,479,441	$4,364,891	$4,375,954	$3,670,814	$68.22	67.5%
Rent Steps(3)	0	0	0	0	84,832	1.58	1.6
Vacant Income	0	0	0	0	737,106	13.70	13.6
Reimbursements	731,169	778,553	748,972	879,108	943,138	17.53	17.4
Net Rental Income	$5,092,732	$5,257,994	$5,113,863	$5,255,061	$5,435,890	$101.03	100.0%
(Vacancy/Credit Loss)	(435,532)	(555,591)	(789,495)	(787,277)	(737,106)	(13.70)	(13.6)
Other Income(4)	0	0	1,576	1,576	40,700	0.76	0.7
Effective Gross Income	$4,657,200	$4,702,403	$4,325,943	$4,469,360	$4,739,484	$88.08	87.2%

Real Estate Taxes	292,904	299,924	308,180	311,177	317,401	5.90	6.7
Insurance	83,329	119,746	155,585	163,118	122,710	2.28	2.6
Ground Rent	151,209	151,922	148,138	149,504	176,963	3.29	3.7
Other Expenses	804,313	863,509	869,626	929,629	952,575	17.70	20.1
Total Expenses	$1,331,754	$1,435,100	$1,481,529	$1,553,427	$1,569,649	$29.17	33.1%

Net Operating Income	$3,325,445	$3,267,303	$2,844,415	$2,915,933	$3,169,834	$58.91	66.9%

TI/LC	0	0	0	0	53,807	1.00	1.1
Capex/RR	0	0	0	0	10,761	0.20	0.2

Net Cash Flow	$3,325,445	$3,267,303	$2,844,415	$2,915,933	$3,105,266	$57.71	65.5%
(1)	TTM represents the trailing 12-month period ending March 31, 2025.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Underwritten Rent Steps totaling $84,832 underwritten through January 2026.
(4)	Other Income is underwritten to the trailing 12 months plus (i) storage rent for Café Barrone (which is included in Gross Potential Rent in the presented historical operating history) and (ii) Kepler's percentage rent of $30,333.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – Beltramo Office
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,150,000	Title:	Fee
Cut-off Date Principal Balance:	$16,150,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.0%	Net Rentable Area (SF):	26,927
Loan Purpose:	Refinance	Location:	Menlo Park, CA
Borrower:	LDH 1460 Owner, LLC	Year Built / Renovated:	2014 / NAP
Borrower Sponsor:	Derek K. Hunter, Jr.	Occupancy:	100.0%
Interest Rate:	6.14100%	Occupancy Date:	5/20/2025
Note Date:	5/27/2025	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	6/6/2035	3rd Most Recent NOI (As of):	$1,895,463 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,719,387 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$2,734,143 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,467,673
Call Protection:	L(25),D(88),O(7)	UW Expenses:	$757,116
Lockbox / Cash Management:	Springing	UW NOI:	$2,710,557
Additional Debt:	No	UW NCF:	$2,703,825
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$40,300,000 / $1,497
Additional Debt Type:	N/A	Appraisal Date:	4/1/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$600
Taxes:	$107,739	$21,548	N/A	Maturity Date Loan / SF:	$600
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	40.1%
TI/LC(3):	$1,000,000	Springing	$1,000,000	Maturity Date LTV:	40.1%
Replacement Reserves:	$0	$561	$13,464	UW NCF DSCR:	2.69x
				UW NOI Debt Yield:	16.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,150,000	100.0%	Loan Payoff	$14,699,141	91.	0%
			Upfront Reserves	1,107,739	6.9
			Closing Costs	333,835	2.1
			Princip	9,285	0.1
Total Sources	$16,150,000	100.0%	Total Uses	$16,150,000	100.0%
(1)	4th Most Recent NOI was not provided for the Beltramo Office Property (as defined below).
(2)	Monthly insurance reserve payments spring if the borrower does not maintain a blanket insurance policy acceptable to the lender.
(3)	The lender reserved $1,000,000 into the Upfront TI/LC Reserve. The borrower is required to deposit $3,365.88 on a monthly basis into the TI/LC Reserve account, provided that the obligation to make such monthly deposits is suspended at any time the amount in such reserve is at least $1,000,000.

The Loan. The 14th largest mortgage loan (the “Beltramo Office Mortgage Loan”) is secured by the borrower’s fee interest in a 26,927 SF suburban office property located in Menlo Park, California (the “Beltramo Office Property”). The Beltramo Office Mortgage Loan accrues interest at a rate of 6.14100% per annum. The Beltramo Office Mortgage Loan is interest only for the entire loan term of 120 months. The Beltramo Office Mortgage Loan accrues interest on an Actual/360 basis.

The Property. The Beltramo Office Property is a 26,927 SF suburban office property that was built in 2014. The Beltramo Office Property consists of a two-story multi-tenant office building and is situated on a 37,576 SF site in Menlo Park, California.

The Beltramo Office Property is currently 100.0% occupied by 3 individual tenants which have all been at the Beltramo Office Property since 2015. The Beltramo Office Property has new glass storefront entryways, tile flooring, and custom

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 14 – Beltramo Office

lighting fixtures. The building also features 10’ to 12’ slab-to-slab ceiling heights and floor to ceiling windows. The Beltramo Office Property has a parking ratio of 4.1 spaces per 1,000 SF with 88 subterranean spaces and 22 surface parking spaces.

The Beltramo Office Property is located approximately 0.5 miles north of Downtown Menlo Park and Santa Cruz Avenue, which feature a mix of residential, retail, and office uses. El Camino Real is the primary north / south artery running through Menlo Park and has residential, retail, and office uses, including newly delivered large-scale mixed-use developments. Additionally, the Beltramo Office Property is centrally located in Menlo Park and is two and three miles away from Highway 101 and Interstate-20, respectively, which are primary highways connecting Menlo Park to the rest of the Bay Area. The Beltramo Office Property is half a mile from the Menlo Park CalTrain Station, providing additional access to commuters from the Bay Area.

Major Tenants.

A&O Shearman (13,386 square feet; 49.7% of NRA, 48.5% of underwritten base rent). A&O Shearman is a global law firm formed by the merger of Allen & Overy and Shearman & Sterling in May 2024. The combined firm has nearly 4,000 lawyers across 48 offices in 29 countries A&O Shearman has been in occupancy at the Beltramo Office Property since 2015 and executed a 6-year and two month renewal in July 2022, which commenced in April 2023, extending its lease through May 2029. A&O Shearman’s new rent on its extension was 24% higher than its previous rent. A&O Shearman has one 5-year extension option remaining with 9-months’ notice, and no termination or contraction options.

USVP Management (9,306 square feet; 34.6% of NRA, 35.6% of underwritten base rent). USVP Management (“USVP”) was founded in 1981 by Bill Bowes, Stuart Moldaw, and Robert Sackman. The firm now specializes in early-stage ventures in enterprise software, cybersecurity, consumer, e-commerce, healthcare, and IT-enabled healthcare services. Since its inception, USVP has invested across 532 companies, of which 94 have completed initial public offerings. Notable historical investments include Sun Microsystems, Callaway Golf, St. Francis Medical, SanDisk, Ross Stores, PetSmart, Yammer, and Check Point, among others. USVP has been at the Beltramo Office Property since 2015 and has executed a renewal at a rent approximately 31% higher than its previous rent, extending its lease through February 2031. USVP has one 7-year renewal option at fair market value, and no termination or contraction options.

Lawyers Title Company (4,235 square feet; 15.7% of NRA, 15.8% of underwritten base rent). Part of Fidelity National Financial’s family of title companies, Lawyers Title Company seeks to help lenders, builders, developers, attorneys and real estate professionals grow and succeed. Lawyers Title Company has been in occupancy at the Beltramo Office Property since 2015 and executed a 5-year renewal that commenced in July 2022, extending its lease through June 2027 at a rent approximately 20% higher than its previous rent. Lawyers Title Company has one 3-year extension option remaining with 6 months’ notice and no termination or contraction options.

The Beltramo Office Mortgage Loan is structured with a major tenant cash flow sweep tied to A&O Shearman and USVP, pursuant to which, upon certain events relating to such tenants, all excess funds after payment of monthly debt service and reserve amounts required under the Beltramo Office Mortgage Loan documents will be swept to a reserve, subject to a cap of $50 PSF for the tenants’ respective square footages.

Environmental. According to the Phase I environmental report dated April 10, 2025, there was a controlled recognized environmental condition at the Beltramo Office Property related to residual contamination and related land use restrictions and ongoing monitoring. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – Beltramo Office
Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy represents occupancy as of May 20, 2025.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
A&O Shearman	NR/NR/NR	13,386	49.7%	$101.85	$1,363,316	48.5%	5/31/2029
USVP Management	NR/NR/NR	9,306	34.6%	$107.53	$1,000,693	35.6%	2/28/2031
Lawyers Title Company	NR/NR/NR	4,235	15.7%	$105.03	$444,798	15.8%	6/30/2027
Occupied Collateral Total / Wtd. Avg.		26,927	100.0%	$104.31	$2,808,807	100.0%

Vacant Space		0	0.0%

Collateral Total		26,927	100.0%

(1)	Based on the underwritten rent roll dated May 20, 2025.
(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes contractual rent steps through April 2026.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	0	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0%	0	0	0	0.0%	$0	0.0%
2026	0	0	0.0%	0	0	0	0.0%	$0	0.0%
2027	1	4,235	15.7%	444,798	15.8%	4,235	15.7%	$444,798	15.8%
2028	0	0	0.0%	0	0	4,235	15.7%	$444,798	15.8%
2029	1	13,386	49.7%	1,363,316	48.5%	17,621	65.4%	$1,808,114	64.4%
2030	0	0	0.0%	0	0	17,621	65.4%	$1,808,114	64.4%
2031	1	9,306	34.6%	1,000,693	35.6%	26,927	100.0%	$2,808,807	100.00%
2032	0	0	0.0%	0	0	26,927	100.0%	$2,808,807	100.00%
2033	0	0	0.0%	0	0	26,927	100.0%	$2,808,807	100.00%
2034	0	0	0.0%	0	0	26,927	100.0%	$2,808,807	100.00%
2035	0	0	0.0%	0	0	26,927	100.0%	$2,808,807	100.00%
2036 & Beyond	0	0	0.0%	0	0	26,927	100.0%	$2,808,807	100.00%
Total	3	26,927	100.0%	$2,808,807	100.0%
(1)	Based on the underwritten rent roll dated May 20, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through April 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

159

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 14 – Beltramo Office
Operating History and Underwritten Net Cash Flow(1)
	2023	2024	TTM 2/28/2025	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$1,964,434	$2,730,229	$2,745,780	$2,808,807	$104.31	76.9%
Rent Step	0	0	0	84,259	3.13	2.3%
Gross Potential Rent	$1,964,434	$2,730,229	$2,745,780	$2,893,066	$107.44	79.3%
CAM + Other Reimbursement	645,706	745,997	739,032	757,116	28.12	20.7%
Net Rental Income	$2,610,140	$3,476,226	$3,484,812	$3,650,182	$135.56	100.0%
(Vacancy)	0	0	0	(182,509)	(6.78)	(5.0%)
Effective Gross Income	$2,610,140	$3,476,226	$3,484,812	$3,467,673	$128.78	95.0%

Total Expenses	$714,677	$756,839	$750,669	$757,116	$28.12	21.8%

Net Operating Income	$1,895,463	$2,719,387	$2,734,143	$2,710,557	$100.66	78.2%
Capital Expenditures	0	0	0	6,732	0.25	0.2%
TI/LC	0	0	0	0	$0.00	0.0%
Net Cash Flow	$1,895,463	$2,719,387	$2,734,143	$2,703,825	$100.41	78.0%
(1)	Based on the underwritten rent roll dated May 20, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place include contractual rent steps through April 2026.

The Market. According to the appraisal, the Beltramo Office Property is located in the San Francisco-Oakland-Fremont, CA Office Market. The market has a population of approximately 4.7 million with a median age of 40. The population has increased by 411,376 since 2010, reflecting an annual increase of 0.6%. The area has a median household income of $134,234. The top three industries in the area are Prof/Scientific/Tech Services, Healthcare/Social Assistance, and Retail Trade, which represent a combined 39% of the workforce. As of the fourth quarter of 2024, the market saw an occupancy rate of 79.3%, which represents an increase over the prior quarter’s 79.2% and a decrease from 80.0% in the prior year. The San Francisco-Oakland-Fremont, CA Office Market achieved an average asking rent of $46.30 in the fourth quarter of 2024, $46.45 in the third quarter of 2024, and $47.42 in the fourth quarter of 2023.

The Beltramo Office Property is located in the Menlo Park Office Submarket, which has an inventory of 5,469,815 SF. The Menlo Park Office Submarket had an occupancy of 90.1% and average asking rents of $67.21 PSF over the fourth quarter of 2024. The submarket had zero completions in the fourth quarter of 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

160

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 15 – Natson Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$16,000,000	Title:	Fee
Cut-off Date Principal Balance:	$16,000,000	Property Type - Subtype:	Hospitality – Limited Service
% of Pool by IPB:	2.0%	Net Rentable Area (Rooms):	209
Loan Purpose:	Refinance	Location(1):	Various, GA
Borrowers:	Sai Ram Hotel, LLC and Hare Krishna Douglasville Hotel, LLC	Year Built / Renovated(1):	Various / Various
Borrower Sponsor:	Subhash Patel	Occupancy / ADR / RevPAR:	73.1% / $103.67 / $75.78
Interest Rate:	7.09500%	Occupancy / ADR / RevPAR Date:	3/31/2025
Note Date:	6/5/2025	4th Most Recent NOI (As of):	$2,436,741 (12/31/2022)
Maturity Date:	6/6/2035	3rd Most Recent NOI (As of):	$2,425,235 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,431,534 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$2,383,483 (TTM 3/31/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	73.1% / $103.67 / $75.78
Amortization Type:	Interest Only	UW Revenues:	$5,854,935
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$3,442,263
Lockbox / Cash Management:	Springing	UW NOI:	$2,412,672
Additional Debt:	No	UW NCF:	$2,178,475
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$30,100,000 / $144,019
Additional Debt Type:	N/A	Appraisal Date:	3/31/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$76,555
Taxes:	$64,845	$10,807	N/A	Maturity Date Loan / Room:	$76,555
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.2%
FF&E Reserves:	$0	$19,516	N/A	Maturity Date LTV:	53.2%
Immediate Repairs:	$20,700	$0	N/A	UW NCF DSCR:	1.89x
PIP Reserve:	$2,999,300	Springing	N/A	UW NOI Debt Yield:	15.1%
Other Reserves(2):	$194,627	Springing(3)	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,000,000	100.0%	Loan Payoff	$9,921,938	62.0%
			Reserves	3,279,472	20.5
			Return of Equity	2,505,455	15.7
			Closing Costs	293,134	1.8
Total Sources	$16,000,000	100.0%	Total Uses	$16,000,000	100.0%
(1)	See the “Portfolio Summary” table below for details regarding the individual properties.
(2)	Other Reserves include an upfront EIDL Loan Reserve and a monthly springing Low DSCR Reserve.
(3)	The Low DSCR Reserve monthly deposit of $19,166.67 is waived except for any period commencing on the last day of any two consecutive calendar quarters during which (i) through and including December 6, 2026, the DSCR is less than (a) with respect to the La Quinta Douglasville Property (as defined below), 1.20x based on a thirty year amortization schedule and the aggregate allocated loan amount of the La Quinta Douglasville Property or (b) 1.05x based on a thirty year amortization schedule, and (ii) from and after December 7, 2026, the DSCR for the Natson Portfolio Properties is less than 1.20x based on a thirty year amortization schedule.

The Loan. The Natson Portfolio mortgage loan (the “Natson Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $16,000,000 and is secured by a first lien mortgage on the borrowers’ fee interest in a portfolio of two limited-service hospitality properties located across two cities in Georgia. The Natson Portfolio Mortgage Loan has a ten-year term, is interest-only for the entire term and accrues interest at a fixed rate of 7.09500% per annum on an Actual/360 basis.

The Properties. The Natson Portfolio Mortgage Loan is secured by two limited-service hospitality properties totaling 209 rooms located across two cities in Georgia (the “The Holiday Inn Express Forsyth” and the “La Quinta Douglasville Property”, and together, the “Natson Portfolio Properties”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

161

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 15 – Natson Portfolio

The following table presents certain information relating to the Natson Portfolio Properties:

Portfolio Summary
Property Name / Location	Year Built / Renovated(1)	Number of Rooms(1)	Occupancy %	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NOI	% of UW NOI
Holiday Inn Express Forsyth 520 Holiday Circle, Forsyth, GA 31029	1986 / 2015	119	71.8%	$10,750,000	67.2%	$20,900,000	$1,614,917	66.9%
La Quinta Douglasville 1000 Linnenkohl Drive, Douglasville, GA 30134	2005 / 2017-2018, 2022	90	75.1%	$5,250,000	32.8%	$9,200,000	$797,755	33.1%
				$16,000,000	100.0%	$30,100,000	$2,412,672	100.0%
(1)	Source: Appraisals

Holiday Inn Express Forsyth

The Holiday Inn Express Forsyth Property is a four-story, limited-service hotel located in Forsyth, Georgia. The Holiday Inn Express Forsyth Property was built in 1986 and most recently went under significant renovation in 2015. However, the Holiday Inn Express Forsyth Property has an upcoming Formula Blue 2.0 Renovation PIP at a cost of approximately $2.95 million ($24,759 per key), which will include improvements to guestrooms, plumbing, and interior and exterior spaces. Amenities at the Holiday Inn Express Forsyth Property include a complimentary breakfast area, outdoor pool, laundry facilities, fitness center and 300 square feet of meeting space. The 119 guestrooms at the Holiday Inn Express Forsyth Property include 57 king bed, 50 queen/queen bed and 12 single bed rooms.

The Holiday Inn Express Forsyth is subject to a 25 year franchise agreement with Holiday Hospitality Franchising, LLC that is scheduled to expire February 18, 2039.

The following table presents certain information relating to the Holiday Inn Express Forsyth Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Holiday Inn Express Forsyth(2)			Competitive Set(4)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	72.4%	$113.53	$82.14	71.0%	$106.73	$75.74	102.0%	106.4%	108.5%
2024	72.1%	$110.15	$79.42	68.9%	$107.67	$74.16	104.7%	102.3%	107.1%
TTM(3)	71.8%	$110.33	$79.23	67.6%	$109.55	$74.09	106.2%	100.7%	106.9%
(1)	Data obtained from a third-party hospitality research report, unless stated otherwise.
(2)	Based on operating statements provided by the borrower sponsor.
(3)	TTM is as of March 31, 2025.
(4)	Competitive Set includes La Quinta Inn & Suites by Wyndham Forsyth, Comfort Suites Forsyth Near I-75, Clarion Pointe Forsyth I-75 and Hampton Inn Forsyth.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 15 – Natson Portfolio

La Quinta Douglasville

The La Quinta Douglasville Property is a five-story, limited-service hotel located in Douglasville, Georgia. The La Quinta Douglasville Property was built in 2005, and underwent major renovations to the guestrooms and public spaces in 2017-2018. Following the hotel’s acquisition in 2022, ownership completed a change-of-ownership PIP totaling $314,120 (approximately $3,500 per key) with an additional $53,000 remaining being held for future PIP. Additionally, further upgrades were made to the lobby, dining area, and exterior of the building throughout 2024 and 2025. Amenities at the La Quinta Douglasville Property include a complimentary breakfast area, outdoor pool, fitness center, on-site parking, and laundry facilities. The 90 guestrooms at the La Quinta Douglasville Property include 53 queen/queen bed, 21 king bed, and 4 queen bed rooms, as well as 12 king bed suites.

The La Quinta Douglasville Property is subject to a 20 year franchise agreement with La Quinta Franchising LLC that is scheduled to expire August 31, 2042.

The following table presents certain information relating to the La Quinta Douglasville Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	La Quinta Douglasville(2)			Competitive Set(4)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	75.9%	$101.77	$77.21	77.8%	$100.80	$78.43	97.5%	101.0%	98.4%
2024	76.7%	$94.82	$72.73	73.8%	$98.82	$72.90	104.0%	96.0%	99.8%
TTM(3)	75.1%	$94.76	$71.16	74.9%	$99.83	$74.81	100.2%	94.9%	95.1%
(1)	Data obtained from a third-party hospitality research report, unless stated otherwise.
(2)	Based on operating statements provided by the borrower sponsor.
(3)	TTM is as of March 31, 2025.
(4)	The Competitive Set includes Sleep Inn Douglasville, Holiday Inn Express Atlanta West I 20 Douglasville, Comfort Inn Douglasville and Hampton by Hilton Inn Atlanta/Douglasville.

Environmental. According to the Phase I environmental site assessments dated April 8, 2025, there was no evidence of any recognized environmental conditions at the Natson Portfolio Properties.

The Markets.

The Holiday Inn Express Forsyth Property is located in Forsyth, Monroe County, Georgia within the Georgia South market and submarket. The Holiday Inn Express Forsyth Property benefits primarily from its access to Interstate 75, and is approximately 50 miles southeast of Atlanta and approximately 20 miles northwest of Downtown Macon. Government and state agencies have a strong presence in Macon County, making up the three largest employers in the area as of fiscal year 2022. According to the appraisal report, the GA Department of Corrections, Monroe County Board of Education and GA Public Safety Training Center accounted for approximately 36.9% of employment in Macon County in fiscal year 2022.

According to the appraisal, Monroe County has seen an accelerated increase in population by a compound annual rate of 1.93% from 2018 through 2024, and had a 18.0% increase in population from 2014 figures. The 2024 estimated population within a 1-, 3-, and 5-mile radius of the Holiday Inn Express Forsyth Property is 1,562, 8,360 and 11,129, respectively. The 2024 average household income within the same radii is $54,526, $71,040 and $73,370, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

163

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 15 – Natson Portfolio

The following table presents certain information relating to the primary hotel competition for the Holiday Inn Express Forsyth Property:

Competitive Set(1)(2)
			2024 Market Mix				2024 Operating Statistics
Property	Year Opened	Number of Rooms	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Holiday Inn Express Forsyth(2)	1986	119	70%	20%	10%	71.8%	$110.33	$79.23
Hampton Inn Forsyth	2018	78	80%	10%	10%	75%-80%	$140-$150	$105-$115
La Quinta Inn & Suites by Wyndham Forsyth	2016	67	75%	10%	15%	70%-75%	$110-$120	$80-$90
Comfort Suites Forsyth	2008	53	70%	20%	10%	65%-70%	$85-$90	$50-$60
Clarion Pointe Forsyth	1996	59	80%	5%	15%	55%-60%	$55-$60	$30-$40
Total/Avg.		376	75%	14%	12%	70%	$109.61	$76.37
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	Occupancy, ADR and RevPAR are based on the UW as of March 31, 2025

The La Quinta Douglasville Property is located in Douglasville, Douglas County, Georgia within the Atlanta market and Atlanta West submarket. The La Quinta Douglasville Property benefits from its access to Interstate 20, and is located approximately 18 miles west of Downtown Atlanta via I-20. Atlanta is the eighth-largest metropolitan area in the U.S. with a population of 6.3 million people. The Atlanta area benefits from a strong transportation network and serves as a major business hub, holding headquarters for 31 Fortune 1,000 companies including AT&T, Coca-Cola and Invesco. Most notably, Atlanta is home to the busiest airport in the world, which saw passenger traffic of 108,067,766 people in 2024.

According to the appraisal, Douglas County has seen a steady increase in population by a compound annual rate of 0.78% from 2018 through 2024, and had a 10.0% increase in population from 2014 figures. The 2024 estimated population within a 1-, 3-, and 5-mile radius of the La Quinta Douglasville Property is 4,988, 40,775 and 87,082, respectively. The 2024 average household income within the same radii is $71,351, $78,545 and $85,797, respectively.

The following table presents certain information relating to the primary hotel competition for the La Quinta Douglasville Property:

Competitive Set(1)(2)
			2024 Market Mix				2024 Operating Statistics
Property	Year Opened	Number of Rooms	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
La Quinta Douglasville(2)	2005	90	65%	15%	20%	75.1%	$94.76	$71.16
Holiday Inn Express Atlanta W (I-20) Douglasville by IHG	1995	100	65%	15%	20%	80%-85%	$110-$120	$90-$100
Sleep Inn Douglasville	1997	60	60%	10%	30%	60%-65%	$75-$80	$45-$55
Hampton Inn Atlanta/Douglasville	1998	89	65%	15%	20%	75%-80%	$95-$105	$75-$85
Comfort Inn Douglasville Atlanta West	1998	69	60%	10%	30%	65%-70%	$85-$90	$55-$65
Total/Avg.		408	63%	13%	23%	74%	$98.76	$73.19
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	Occupancy, ADR and RevPAR are based on the UW as of March 31, 2025

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

164

Structural and Collateral Term Sheet	BBCMS 2025-C35
No. 15 – Natson Portfolio

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Natson Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Room Revenue	$6,076,259	$5,812,356	$5,753,026	$5,753,026	$27,526	98.3%
Miscellaneous Income	61,725	88,872	101,909	101,909	488	1.7%
Total Revenue	$6,137,984	$5,901,228	$5,854,935	$5,854,935	$28,014	100.0%
Room Expense	1,587,463	1,538,396	1,563,429	1,563,429	7,481	27.2%
Miscellaneous Expenses	20,135	15,167	15,360	15,360	73	15.1%
Total Departmental Expenses	$1,607,598	$1,553,563	$1,578,789	$1,578,789	$7,554	27.0%
Gross Operating Profit	$4,530,386	$4,347,666	$4,276,147	$4,276,147	$20,460	73.0%
Management Fees	184,140	177,037	175,648	175,648	840	3.0%
Real Estate Taxes	115,148	135,399	140,764	135,361	648	2.3%
Property Insurance	92,768	84,741	79,131	72,380	346	1.2%
Other Expenses	1,713,095	1,518,955	1,497,121	1,480,086	7,082	25.3%
Total Other Expenses	$2,105,151	$1,916,132	$1,892,664	$1,863,474	$8,916	31.8%
Net Operating Income	$2,425,235	$2,431,534	$2,383,483	$2,412,672	$11,544	41.2%
FF&E	245,519	236,049	230,121	234,197	1,121	4.0%
Net Cash Flow	$2,179,716	$2,195,485	$2,153,362	$2,178,475	$10,423	37.2%
(1)	TTM is as of March 31, 2025.
(2)	Per Room values are based on 209 rooms.
(3)	% of Total Revenue for Room Expense and Miscellaneous Expenses are based on their corresponding revenue line item. All other line items are based on Total Revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C35
Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Schmidt - Director	daniel.schmidt@barclays.com	(212) 528-7479
Sammy Hamididdin - Director	sammy.hamididdin@barclays.com	(212) 526-4751
Kara Foley – Vice President	kara.foley@barclays.com	(212) 526-4972
Barclays CMBS Trading
David Cook – Director	david.cook2@barclays.com	(978) 631-1939
Peter Taylor - Director	peter.w.taylor@barclays.com	(212) 526-1528
Barclays Securitized Products Syndicate
Brian Wiele – Managing Director	brian.wiele@barclays.com	(212) 412-5780
Sean Foley - Director	sean.foley@barclays.com	(212) 412-5780
Societe Generale CMBS Capital Markets & Banking
Jim Barnard - Director	jim.barnard@sgcib.com	(212) 278-6263
Justin Cappuccino - Director	justin.cappuccino@sgcib.com	(212) 278-6393
Russell Yu – Vice President	russell.yu@sgcib.com	(212) 278-5467
J.P. Morgan CMBS Capital Markets and Banking
Kunal Singh – Managing Director	kunal.k.singh@jpmorgan.com	(212) 834-5467
Harris Rendelstein – Executive Director	harris.rendelstein@jpmorgan.com	(212) 834-6737
Randy Goldstein – Vice President	randy.goldstein@jpmorgan.com	(212) 270-2188
Deutsche Bank CMBS Capital Markets and Banking
Lainie Kaye – Managing Director	lainie.kaye@db.com	(212) 250-5270
Daniel Penn - Director	daniel.penn@db.com	(212) 250-5149
Goldman CMBS Capital Markets and Banking
Scott Epperson – Managing Director	scott.epperson@gs.com	(212) 934-2882
Scott Walter – Managing Director	scott.walter@gs.com	(212) 357-8910
Justin Peterson – Vice President	justin.peterson@gs.com	(212) 902-4283
Bank of America CMBS Capital Markets and Banking
Leland F. Bunch III – Managing Director	leland.f.bunch@bofa.com	(646) 855-3953
Danielle Caldwell – Director	danielle.caldwell@bofa.com	(646) 855-3421
Simran Pritpal – Vice President	simran.pritpal@bofa.com	(646) 743-0727
UBS CMBS Capital Markets and Banking
Nicholas Galeone – Managing Director	nicholas.galeone@ubs.com	(212) 713-8832
Siho Ham – Managing Director	siho.ham@ubs.com	(212) 713-1278
Andrew Lisa – Executive Director	andrew.lisa@ubs.com	(212) 712-3506

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

166